                                                                   Exhibit 10.18

                        PRIORITY SECURED CREDIT AGREEMENT

                           Dated as of March 21, 2002

                                      among

                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION,

                                       and

                           CINEPLEX ODEON CORPORATION,
                                  as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                             BANKERS TRUST COMPANY,
                           as US Administrative Agent,

                        DEUTSCHE BANK AG, CANADA BRANCH,
                           as CN Administrative Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Syndication Agent,

                                       and

                         DEUTSCHE BANC ALEX. BROWN INC.,
                         as Sole and Exclusive Arranger
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                                TABLE OF CONTENTS

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                                                                            PAGE
SECTION 1. DEFINITIONS........................................................2

  1.1      Certain Defined Terms..............................................2

  1.2      Accounting Terms; Utilization of GAAP for Purposes
           of Calculations Under Agreement...................................40

  1.3      Other Definitional Provisions.....................................40


SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS........................40

  2.1      Commitments; Making of Loans; the Register; Notes.................40

  2.2      Interest on the Loans.............................................46

  2.3      Fees..............................................................50

  2.4      Repayments, Prepayments and Reductions in Revolving
           Loan Commitments; General Provisions Regarding
           Payments; Application of Proceeds of Collateral
           and Payments under Guaranties.....................................51

  2.5      Use of Proceeds...................................................61

  2.6      Special Provisions Governing Eurodollar Rate Loans................62

  2.7      Increased Costs; Taxes; Capital Adequacy..........................64

  2.8      Obligation of Lenders and Issuing Lenders to Mitigate.............69


SECTION 3. LETTERS OF CREDIT.................................................70

  3.1      Issuance of Letters of Credit and Lenders'
           Purchase of Participations Therein................................70

  3.2      Letter of Credit Fees.............................................74

  3.3      Drawings and Reimbursement of Amounts Paid
           Under Letters of Credit...........................................74

  3.4      Obligations Absolute..............................................77

  3.5      Indemnification; Nature of Issuing Lenders' Duties................78

  3.6      Increased Costs and Taxes Relating to Letters of Credit...........79

  3.7      Existing Letters of Credit........................................80


SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT.........................81

  4.1      Conditions to Initial Loans.......................................81

  4.2      Conditions to All Loans...........................................89
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                                                                            PAGE

  4.3      Conditions to Issuance of Letters of Credit.......................90

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES.........................90

  5.1      Organization, Powers, Qualification, Good Standing,
           Business and Subsidiaries.........................................90

  5.2      Authorization of Borrowing, etc...................................91

  5.3      Financial Condition...............................................92

  5.4      No Material Adverse Effect; No Restricted Junior Payments.........93

  5.5      Title to Properties; Liens........................................93

  5.6      Litigation; Adverse Facts.........................................93

  5.7      Payment of Taxes..................................................93

  5.8      Performance of Agreements; Materially Adverse
           Agreements; Material Contracts....................................94

  5.9      Governmental Regulation...........................................94

  5.10     Securities Activities.............................................94

  5.11     Employee Benefit Plans............................................94

  5.12     Certain Fees......................................................95

  5.13     Environmental Protection..........................................95

  5.14     Employee Matters..................................................97

  5.15     Solvency..........................................................97

  5.16     Disclosure........................................................97

  5.17     Matters Relating to Bankruptcy Proceedings........................98

  5.18     Insurance.........................................................98

  5.19     Intellectual Property.............................................98

  5.20     Cash Management System............................................98

  5.21     Merged Subsidiaries...............................................99


SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS..................................99

  6.1      Financial Statements and Other Reports............................99

  6.2      Corporate and Limited Liability Company Existence, Etc...........104

  6.3      Payment of Taxes and Claims; Tax Consolidation...................104

  6.4      Maintenance of Properties; Insurance.............................105
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  6.5      Inspection; Lender Meeting.......................................105

  6.6      Compliance with Laws, etc........................................106

  6.7      Environmental Disclosure and Inspection..........................106

  6.8      Company's Remedial Action Regarding Hazardous Materials..........108

  6.9      Execution of Subsidiary Guaranty and Collateral
           Documents by Future Subsidiaries.................................108

  6.10     Matters Relating to Additional Real Property Collateral..........109

  6.11     Cash Management System...........................................110

  6.12     Unsecured Settlement Distribution................................111

  6.13     Ratings..........................................................111

  6.14     Employee Benefit Plans...........................................111

  6.15     Dissolved or Disposed Subsidiaries...............................111


SECTION 7. BORROWERS' NEGATIVE COVENANTS....................................111

  7.1      Indebtedness.....................................................112

  7.2      Liens and Related Matters........................................113

  7.3      Investments; Joint Ventures......................................116

  7.4      Contingent Obligations...........................................118

  7.5      Restricted Junior Payments; Certain Other Payments...............119

  7.6      Financial Performance Covenants..................................119

  7.7      Restriction on Fundamental Changes;
           Asset Sales and Acquisitions.....................................121

  7.8      Fiscal Year......................................................122

  7.9      Sale or Discount of Receivables..................................122

  7.10     Transactions with Shareholders and Affiliates....................122

  7.11     Disposal of Subsidiary Stock.....................................123

  7.12     Conduct of Business..............................................123

  7.13     Capital Expenditures.............................................124

  7.14     Amendments of Documents Relating to Subordinated
           Indebtedness and Organizational Documents........................125

  7.15     CCAA Plan of Arrangement.........................................126

SECTION 8. EVENTS OF DEFAULT................................................126
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  8.1       Failure to Make Payments When Due................................126

  8.2       Default in Other Agreements......................................126

  8.3       Breach of Certain Covenants......................................126

  8.4       Breach of Warranty...............................................126

  8.5       Other Defaults Under Priority Secured Loan Documents.............127

  8.6       Involuntary Bankruptcy; Appointment of Receiver, Etc.............127

  8.7       Voluntary Bankruptcy; Appointment of Receiver, etc...............127

  8.8       Judgments and Attachments........................................128

  8.9       Dissolution......................................................128

  8.10      Employee Benefit Plans...........................................128

  8.11      Change in Control................................................128

  8.12      Invalidity of Guaranties.........................................128

  8.13      Failure of Security..............................................128

SECTION 9.  ADMINISTRATIVE AGENTS............................................130

  9.1       Appointment......................................................130

  9.2       Powers and Duties; General Immunity..............................130

  9.3       Representations and Warranties; No Responsibility
            For Appraisal of Creditworthiness................................132

  9.4       Right to Indemnity...............................................132

  9.5       Successor Administrative Agent...................................132

  9.6       Intercreditor Agreement; Collateral Documents
            and Subsidiary Guaranties........................................133

SECTION 10. MISCELLANEOUS....................................................133

  10.1      Assignments and Participations in Loans
            and Letters of Credit............................................133

  10.2      Expenses.........................................................136

  10.3      Indemnity........................................................137

  10.4      Set-Off; Security Interest in Deposit Accounts...................138

  10.5      Ratable Sharing..................................................139

  10.6      Amendments and Waivers...........................................140

  10.7      Independence of Covenants........................................141
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  10.8     Notices..........................................................142

  10.9     Survival of Representations, Warranties and Agreements...........142

  10.10    Failure or Indulgence Not Waiver; Remedies Cumulative............142

  10.11    Marshalling; Payments Set Aside..................................142

  10.12    Severability.....................................................143

  10.13    Obligations Several; Independent Nature of Lenders' Rights.......143

  10.14    Judgment Currency................................................143

  10.15    Headings.........................................................144

  10.16    Applicable Law...................................................144

  10.17    Successors and Assigns...........................................144

  10.18    Consent to Jurisdiction and Service of Process...................144

  10.19    Waiver of Jury Trial.............................................145

  10.20    Confidentiality..................................................145

  10.21    Counterparts; Effectiveness......................................146

        Signature pages.....................................................S-1
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                                    SCHEDULES

1.1C              CERTAIN ASSETS TO BE SOLD
1.1E              REORGANIZATION COSTS
1.1L              EXISTING LETTERS OF CREDIT
1.1W              CERTAIN OPERATING LEASES
1.1WH             WHOLLY-OWNED TOTAL DEBT
2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1A(i)           CERTAIN GOOD STANDING CERTIFICATES
4.1B(i)           CAPITAL AND OWNERSHIP STRUCTURE
4.1B(ii)          MANAGEMENT AND EMPLOYMENT CONTRACTS
4.1G              CLOSING DATE MORTGAGED PROPERTIES
4.1U              FINANCIAL INFORMATION METHODOLOGY
5.1A              LOAN PARTIES NOT IN GOOD STANDING
5.1D              SUBSIDIARIES OF COMPANY
5.4               CERTAIN RESTRICTED JUNIOR PAYMENTS
5.6               LITIGATION
5.11(c)           CERTAIN EMPLOYEE BENEFIT PLANS
5.12              CERTAIN FEES
5.13              ENVIRONMENTAL MATTERS
5.14              CERTAIN EMPLOYEE MATTERS
5.18              INSURANCE
5.21              MERGED SUBSIDIARIES
6.11              CASH MANAGEMENT SYSTEM
6.15              DISSOLVED SUBSIDIARIES
7.1(vi)           CERTAIN EXISTING INDEBTEDNESS
7.2A(v)           CERTAIN EXISTING LIENS
7.3A(v)           CERTAIN EXISTING INVESTMENTS
7.3B              PROHIBITED INVESTMENTS
7.4(v)            CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.9               CERTAIN DISCOUNTED RECEIVABLES
7.10(v)           AFFILIATE TRANSACTIONS
7.13B             SCHEDULED 2003 NEW BUILD CAPITAL EXPENDITURES

                                    EXHIBITS

I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF REQUEST FOR ISSUANCE
IV                FORM OF US TRANCHE TERM NOTE
V                 FORM OF CN TRANCHE TERM NOTE
VI                FORM OF US TRANCHE REVOLVING NOTE
VII               FORM OF CN TRANCHE REVOLVING NOTE
VIII              FORM OF COMPLIANCE CERTIFICATE
IX                FORM OF INTERCOMPANY NOTE
X-A               FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
X-B               FORM OF OPINION OF DAVIES, WARD, PHILLIP & VINEBERG
XI                FORM OF OPINION OF O'MELVENY & MYERS
XII-A             FORM OF ASSIGNMENT AGREEMENT
XII-B             FORM OF ASSIGNMENT AGREEMENT (RELATED FUND)
XIII              FORM OF CERTIFICATE RE NON-BANK STATUS
XIV               FORM OF COLLATERAL ACCOUNT AGREEMENT
XV                FORM OF SECURITY AGREEMENT
XVI               FORM OF GUARANTY
XVII              FORM OF COMPANY GUARANTY
XVIII             FORM OF INTERCREDITOR AGREEMENT
XIX-A             FORM OF CANADIAN MORTGAGE
XIX-B             FORM OF UNITED STATES MORTGAGE

                                                                       EXECUTION

                        PRIORITY SECURED CREDIT AGREEMENT

         This PRIORITY SECURED CREDIT AGREEMENT is dated as of March 21, 2002 and entered into by and among LOEWS CINEPLEX ENTERTAINMENT CORPORATION, a Delaware corporation ("COMPANY"), CINEPLEX ODEON CORPORATION, an Ontario corporation ("CANADIAN BORROWER"; Company and Canadian Borrower are each referred to herein as a "BORROWER" and, collectively, as "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 2.1 HERETO (each individually referred to herein as a "LENDER" and, collectively, as "LENDERS"), BANKERS TRUST COMPANY ("BTCO"), as administrative agent for US Lenders (in such capacity, "US ADMINISTRATIVE AGENT"), DEUTSCHE BANK AG, CANADA BRANCH, as administrative agent for CN Lenders ("CN ADMINISTRATIVE AGENT"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent ("SYNDICATION AGENT") and DEUTSCHE BANC ALEX. BROWN INC., as sole and exclusive arranger ("ARRANGER").

                                 R E C I T A L S

         WHEREAS, on February 15, 2001, Company and Subsidiary Debtors (such terms and other capitalized terms used in these recitals being used as defined in subsection 1.1) filed voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court (such proceedings are hereinafter referred to as the "CHAPTER 11 CASES"), and Company and the Subsidiary Debtors have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         WHEREAS, on February 15, 2001, Canadian Borrower and certain of its subsidiaries applied to the Superior Court of Justice of Ontario for an order declaring the Canadian Borrower and other applicants to be companies to which the CCAA applies.

         WHEREAS, Company, the Subsidiary Debtors, the DIP Lenders and BTCo, as administrative agent, are parties to the DIP Credit Agreement.

         WHEREAS, Company, as lender, Canadian Borrower, as borrower, and Deutsche Bank AG, Canada Branch, as agent, are parties to the Canadian CCAA Credit Agreement.

         WHEREAS, Company and the Subsidiary Debtors have proposed, their creditors have approved and the Bankruptcy Court has confirmed the Plan of Reorganization;

         WHEREAS, Canadian Borrower and other applicants have proposed, their creditors have approved and the Canadian Court has sanctioned the CCAA Plan of Arrangement;

         WHEREAS, in connection with the Plan of Reorganization and the CCAA Plan of Arrangement, Company and Canadian Borrower have requested that the Lenders provide priority secured credit facilities (with a separate sublimit available for the issuance of letters of credit) on a post-bankruptcy or post-arrangement basis, as applicable, on the terms and conditions set forth herein; and

         WHEREAS, pursuant to the Plan of Reorganization and the CCAA Plan of Arrangement, loans made under the Post-Petition Incremental US Sublimit and the Post-Petition Incremental Canadian Sublimit under the DIP Credit Agreement and Existing Letters of Credit shall be refinanced in full under this Agreement;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Canadian Borrower, Lenders and Administrative Agents agree as follows:

SECTION 1. DEFINITIONS

         1.1 CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ACQUISITION EXPENDITURE AMOUNT" has the meaning assigned that term in subsection 7.3A(viii).

         "ADDITIONAL MORTGAGE" has the meaning assigned to that term in subsection 6.10B.

         "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.10B.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for US Dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "ADMINISTRATIVE AGENTS" means the US Administrative Agent and the CN Administrative Agent and "ADMINISTRATIVE AGENT" means either one of them.

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

         "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

         "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AFFILIATED FUND" means, with respect to any Lender, a fund that invests in commercial loans and is administered or managed by the same investment advisor or manager as such Lender, an Affiliate of such Lender or by an Affiliate of the same investment advisor or manager as such Lender.

         "AGGREGATE AMOUNTS DUE FROM BORROWERS" has the meaning set forth in subsection 10.5.

         "AGGREGATE CAPITAL EXPENDITURE LIMIT" has the meaning set forth in subsection 7.13D.

         "AGREEMENT" means this Priority Secured Credit Agreement dated as of March 21, 2002, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "ALTERNATIVE PRIVATE EQUITY PREPAYMENT AMOUNT" has the meaning set forth in subsection 2.4B(iii)(d)(2)(B).

         "APPLICABLE LEVERAGE RATIO" means the Leverage Ratio calculated as of the date for which an Officer's Certificate or Compliance Certificate has been delivered pursuant to subsection 4.1F or subsection 6.1(iv) and such Applicable Leverage Ratio shall remain in effect until the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv); provided that without limiting any Event of Default or Potential Event of Default that may result therefrom, if Company does not deliver any Compliance Certificate required pursuant to subsection 6.1(iv) by the date specified therefor, then the Applicable Leverage Ratio shall not be decreased until and following the actual date of delivery thereof, and if the Applicable Leverage Ratio is required to be increased as a result of the information in such Compliance Certificate, then such increase shall be retroactive to the date such Compliance Certificate was originally required to be delivered hereunder.

         "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly-Owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) obsolete equipment and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to US$500,000 or less).

         "ASSET SWAP" means the exchange by Company or any of its Wholly-Owned North American Subsidiaries with any Person other than Company or any of its Subsidiaries, of any theater assets of Company or any of its Wholly-Owned North American Subsidiaries for like assets of such Person.

         "ASSIGNMENT AGREEMENT" means, an Assignment Agreement in substantially the form of Exhibit XII-A annexed hereto, or in the case of a simultaneous assignment to Eligible Assignees that are Affiliated Funds an Assignment Agreement in substantially the form of
Exhibit XII_B annexed hereto.

         "BA RATE" means with respect to a BA Rate Loan, (a) for a CN Lender which is a Schedule I Lender, (i) the average BA Rate for the appropriate term as quoted on Reuters Screen CDOR Page determined at or about 10:00 a.m. (Toronto time) on that day or, (ii) if the BA Rate for a particular term is not quoted on Reuters Screen CDOR Page, the arithmetic average of the actual discount rates for bankers' acceptances for such term accepted by the Schedule I Reference Banks but not to exceed the actual rate of discount applicable to bankers' acceptances accepted by the CN Administrative Agent (as a CN Lender) from the same bankers' acceptance issue and (b) for a CN Lender which is a Schedule II Lender, the arithmetic average of the actual discount rates for bankers' acceptances for such term accepted by the Schedule I Reference Banks but not to exceed the actual rate of discount applicable to bankers' acceptances accepted by the CN Administrative Agent (as a CN Lender) from the same bankers' acceptance issue plus 10 basis points per annum; and (c) for a CN Lender which is a Schedule III Lender, the arithmetic average of the actual discount rates for bankers' acceptances for such term accepted by the Schedule I Reference Banks but not to exceed the actual rate of discount applicable to bankers' acceptances accepted by the CN Administrative Agent (as a CN Lender) from the same bankers' acceptance issue plus 10 basis points per annum.

         "BA RATE LOANS" means Loans bearing interest at rates determined by reference to the BA Rate as provided in subsection 2.2A.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

         "BASE RATE" means, at any time, the higher of (x) the US Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BTCO" means Bankers Trust Company.

         "BUSINESS DAY" means (i) with respect to all notices, determinations, fundings and payments in connection with CN Prime Rate Loans and BA Rate Loans, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Province of Ontario or is a day on which banking institutions located in such province are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with Base Rate Loans, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (iii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above for Adjusted Eurodollar Rate or any

Eurodollar Rate Loans requested by Canadian Borrower or (ii) above for Adjusted Eurodollar Rate or any Eurodollar Rate Loans requested by Company and, in each case, that is also a day for trading by and between banks in US Dollar deposits in the applicable interbank Eurodollar market.

         "CANADIAN BENEFIT PLANS" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by Company, Canadian Borrower or any of Company's Subsidiaries having employees in Canada.

         "CANADIAN BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

         "CANADIAN CCAA CREDIT AGREEMENT" means that certain Canadian Liquidity Credit Agreement dated as of February 28, 2001 by and among Canadian Borrower, as borrower, Company, as lender thereunder, and Deutsche Bank AG, Canada Branch, as administrative agent for the lender thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "CANADIAN COURT" means the Superior Court of Justice of Ontario.

         "CANADIAN DOLLARS" or "CN$" means the lawful money of Canada.

         "CANADIAN PENSION PLANS" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by Company, Canadian Borrower or any of Company's other Subsidiaries for their employees or former employees in Canada.

         "CAPEX REFERENCED LEVERAGE RATIO" means the Leverage Ratio as at February 28 or 29, as the case may be, of the Fiscal Year immediately preceding the Fiscal Year for which limitations of Consolidated New Build Capital Expenditures or Off-Balance Sheet New Build Capital Expenditures, as the case may be, are measured.

         "CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus
(ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of Company and its Subsidiaries, or the stock or other evidence of beneficial ownership of, any Person other than Company or any of its Subsidiaries; provided that Capital Expenditures shall not include expenditures for Permitted Investments and Permitted Acquisitions made in compliance with subsections 7.3A(viii) and 7.7(iii) and the non-cash portion of Asset Swaps made in compliance with subsection 7.7(vii). For the avoidance of doubt, landlord allowances to the extent received by Company and its Wholly-Owned Subsidiaries in cash in connection with leased properties shall be counted as reductions of Capital Expenditures.

         "CAPITAL LEASE," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided that, with respect to Company and its Subsidiaries, "Capital Lease" shall also include any lease that Company or any of its Subsidiaries is a party to with respect to a theatre which has been closed by Company or such Subsidiary, as the case may be, and for which Company or such Subsidiary, as the case may be, has established a liability on its balance sheet in accordance with GAAP.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means, as at any date of determination, (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than US$100,000,000; and (e) shares of any money market mutual fund that
(1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than US$500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's.

         "CASH MANAGEMENT SYSTEM" means the cash management system of Company and Subsidiary Guarantors described in Schedule 6.11.

         "CCAA" means the Companies' Creditors Arrangement Act, R?S?C 1985, C. C-36, as amended.

         "CCAA PLAN OF ARRANGEMENT" means the Plan of Compromise and Arrangement of Canadian Borrower and certain of its Wholly-Owned Subsidiaries under the CCAA Proceedings, dated February 22, 2002.

         "CCAA PROCEEDINGS" means the proceedings commenced on February 15, 2001 by Canadian Borrower and certain of its Wholly-Owned Subsidiaries under the CCAA in the Superior Court of Justice of Ontario and having court file no. 01-CL-4024.

         "CDOR RATE" means, on any day, the annual rate of interest which is the arithmetic average of the "BA 1 month" rates applicable to CN$ bankers' acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. on such day (as adjusted by the CN Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in any posted rate or in the posted average annual rate). If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates applicable to one month CN$ bankers' acceptances of, and as quoted by, any two of the Schedule I Lenders, chosen by the CN Administrative Agent in its discretion, as of 10:00 a.m. (Toronto time) on the day, or if the day is not a Business Day, then on the immediately preceding Business Day. If less than two Schedule I Lenders quote the aforementioned rate, the CDOR Rate shall be the rate quoted by the CN Administrative Agent.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XIII annexed hereto delivered by a Lender to US Administrative Agent pursuant to subsection 2.7B(iii).

         "CHANGE OF CONTROL" means (A) with respect to Company, (x) prior to an Initial Public Offering, Sponsors and Sponsor Affiliates shall cease to own or manage at least 51% of Company's total voting securities and (y) after an Initial Public Offering either (i) Sponsors and the Sponsor Affiliates shall cease to own or manage at least 35% of Company's total voting securities or (ii) any other Person or two or more Persons acting in concert as a group (within the meaning of Rule 13d-3 under the Exchange Act) shall beneficially own a greater percentage of Company's total voting securities than Sponsors beneficially own and (B) with respect to Canadian Borrower, Company shall cease to directly own at least 51% of the equity interests of Canadian Borrower.

         "CHANGE IN LAW" means the enactment, promulgation, execution or ratification of, or any change in, modification of, or amendment to, any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.

         "CHAPTER 11 CASES" has the meaning assigned to that term in the Recitals hereto.

         "CLASS" means, as applied to Lenders, each of the following two classes of Lenders: (i) Lenders making Term Loans and (ii) Lenders making Revolving Loans.

         "CLOSING DATE" means the date on or before March 31, 2002, on which the conditions set forth in subsection 4.1 have been satisfied by Borrowers or have been waived in writing by Requisite Lenders.

         "CLOSING DATE MORTGAGED PROPERTY" has the meaning set forth in subsection 4.1G(i).

         "CLOSING DATE MORTGAGE" AND "CLOSING DATE MORTGAGES" have the meanings set forth in subsection 4.1G(i).

         "CN ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor CN Administrative Agent appointed pursuant to subsection 9.5.

         "CN DOLLAR EQUIVALENT AMOUNT" of any amount on any day means the aggregate of:

         (a)      the part, if any, of the amount denominated in Canadian
                  Dollars; and

         (b) the Equivalent Amount in Canadian Dollars (determined on that day unless otherwise specified in this Agreement) of the part, if any, of the amount denominated in a currency other than Canadian Dollars.

         "CN LENDERS" means the persons identified as "CN Lenders" and listed on
Schedule 2.1 of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term "CN Lenders," when used in the context of a particular Commitment, shall mean CN Lenders having that Commitment.

         "CN LOANS" means the Loans made by US Lenders or CN Lenders, as the case may be, to Canadian Borrower pursuant to subsection 2.1(A)(ii) and 2.1(A)(iv).

         "CN PRIME RATE" means, with respect to a CN Prime Rate Loan, on any day the greater of:

                  (a) the annual rate of interest announced from time to time by the CN Administrative Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada; and

                  (b) the CDOR Rate in effect from time to time plus 50 basis points per annum.

         Any change in the CN Prime Rate shall be effective on the date the change becomes effective generally.

         "CN PRIME RATE LOAN" means a Loan which is denominated in Canadian Dollars and in respect of which Canadian Borrower is obligated to pay interest at the CN Prime Rate in accordance with subsection 2.2A(ii)(a).

         "CN REGISTER" means, with respect to CN Administrative Agent, a register for recordation of the names and addresses of CN Lenders and the Commitments and Loans of each CN Lender from time to time, maintained at its address referred to in subsection 10.8.

         "CN TRANCHE REVOLVING LOAN COMMITMENT" means the commitment of a CN Lender to make a Loan to Canadian Borrower pursuant to subsection 2.1A(iv), and "CN TRANCHE REVOLVING LOAN COMMITMENTS" means such commitments of all CN Lenders in the aggregate.

         "CN TRANCHE REVOLVING LOAN EXPOSURE" means, with respect to any CN Lender as of any date of determination, (i) prior to the termination of the CN Tranche Revolving Loan Commitments, that CN Lender's CN Tranche Revolving Loan Commitment and (ii) after the termination of the CN Tranche Revolving Loan Commitment, the aggregate outstanding principal amount of the CN Tranche Revolving Loans of that CN Lender.

         "CN TRANCHE REVOLVING LOANS" means the Loans made by CN Lenders to Canadian Borrower pursuant to subsection 2.1A(iv).

         "CN TRANCHE REVOLVING NOTE" means the promissory notes of Canadian Borrower issued pursuant to subsection 2.1E(ii)(b), and any promissory notes issued by Canadian

Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the CN Tranche Revolving Loan Commitments or CN Tranche Revolving Loans of any CN Lender, in each case substantially in the form of Exhibit VII annexed hereto, as they may be amended, restated supplemented or otherwise modified from time to time.

         "CN TRANCHE TERM LOAN COMMITMENT" means the commitment of a US Lender to make a Loan to Canadian Borrower pursuant to subsection 2.1A(ii), and "CN TRANCHE TERM LOAN COMMITMENTS" means such commitments of all US Lenders in the aggregate.

         "CN TRANCHE TERM LOAN EXPOSURE" means, with respect to any US Lender as of any date of determination, (i) prior to the funding of the CN Tranche Term Loans on the Closing Date, that US Lender's CN Tranche Term Loan Commitment and
(ii) after the funding of the CN Tranche Term Loans on the Closing Date, the outstanding principal amount of the CN Tranche Term Loans of that US Lender.

         "CN TRANCHE TERM LOANS" means the Loans made by US Lenders to Canadian Borrower pursuant to subsection 2.1A(ii).

         "CN TRANCHE TERM NOTE" means the promissory notes of Canadian Borrower issued pursuant to subsection 2.1E(ii)(a), and any promissory notes issued by Canadian Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the CN Tranche Term Loans Commitments or CN Tranche Term Loans of any US Lender, in each case substantially in the form of
Exhibit V annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

         "COLLATERAL" means, collectively, all of the personal property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

         "COLLATERAL ACCOUNT" has the meaning assigned to "Collateral Account" in the Collateral Account Agreement.

         "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "COLLATERAL AGENT" means BTCo acting in the capacity of collateral agent on behalf of the Lenders, the Administrative Agents, the Term Loan Lenders and the Term Loan Administrative Agent and other Persons that may become parties to the Intercreditor Agreement, in each case under the Collateral Documents.

         "COLLATERAL DOCUMENTS" means the Collateral Account Agreement, Security Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Priority Secured Loan Documents to grant to Collateral Agent, on behalf of the Lenders and/or the Term Loan Lenders, a Lien on any real, personal, immovable, movable or mixed property of that Loan Party as security for the Obligations.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Wholly-Owned Subsidiary.

         "COMMITMENT" means, with respect to any Lender, the US Tranche Term Loan Commitment, the CN Tranche Term Loan Commitment, the US Tranche Revolving Loan Commitment or the CN Tranche Revolving Loan Commitment of such Lender and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "COMMITMENT FEE PERCENTAGE" has the meaning set forth in subsection
2.3A.

         "COMMITMENT TERMINATION DATE" means February 28, 2007.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

         "COMPANY-FUNDED UNSECURED SETTLEMENT AMOUNT" means the difference between (1) the lesser of (x) US$20,000,000 and (y) the difference between (i) US$50 million and (ii) the sum of (a) the aggregate amount of loans under the Post-Petition Incremental US Sublimit and the Post-Petition Incremental Canadian Sublimit of the DIP Credit Agreement outstanding on the Closing Date, (b) all unpaid reasonable and customary closing expenses, fees and bankruptcy-related expenses, in each case whether incurred or to be incurred before, on or after the Closing Date (provided that the fees due to the Term Loan Lenders under the Term Loan Agreement shall be excluded from this amount), (c) all incurred but unpaid Capital Expenditures related to Designated Projects (provided that amounts due with respect to the West 34th Street Project shall be excluded in an amount equal to US$7,392,244.00), and (d) normal working capital levels, as agreed between US Administrative Agent and Company and (2) US$5,000,000.

         "COMPANY GUARANTY" means the Company Guaranty executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Company Guaranty may be amended, supplemented or otherwise modified from time to time.

         "COMPETITOR" means any Person engaged directly or indirectly, or having any Affiliate engaged directly or indirectly, in the production, distribution or exhibition of motion pictures.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered to US Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

         "CONFIRMATION ORDER" means that certain Order Confirming Plan of Reorganization entered by the Bankruptcy Court on March 1, 2002, without modification, revision or amendment.

         "CONSOLIDATED NEW BUILD CAPITAL EXPENDITURE ALLOWANCE" has the meaning set forth in subsection 7.13B(i).

         "CONSOLIDATED NEW BUILD CAPITAL EXPENDITURES" means, for any period, New Build Capital Expenditures other than Off-Balance Sheet New Build Capital Expenditures during such period.

         "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "COVERED TAX" or "COVERED TAXES" means all Tax or Taxes other than any Excluded Tax or Excluded Taxes.

         "CURE AMOUNT" means the amount of cash received by Company pursuant to the exercise by Company of its Cure Rights.

         "CURE RIGHTS" means the rights of Company pursuant to subsection 7.6C to sell Permitted Cure Securities to Sponsors for cash and apply the proceeds of such sale to cause compliance with the Financial Performance Covenants in the manner specified in such subsection.

         "CURE RIGHTS PROHIBITION PERIOD" means, if Cure Rights are exercised in any two consecutive Fiscal Quarters, the four consecutive Fiscal Quarters following the latest date of such exercise during which no Cure Rights may be exercised.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

         "DEBT SECURITIES PREPAYMENT AMOUNT" has the meaning set forth in subsection 2.4B(iii)(c).

         "DEBT SERVICE COVERAGE RATIO" means, as of any date of determination, the ratio of (i) Wholly-Owned EBITDAR for the most recently ended four Fiscal Quarter period to (ii) the sum of (a) Wholly-Owned Total Debt Interest Expense for such four Fiscal Quarter period plus (b) Wholly-Owned Rent Expense for such four Fiscal Quarter period plus (c) scheduled principal payments on the Loans required to be made under subsection 2.4A during such four Fiscal Quarter period plus (d) scheduled principal payments on the Junior Term Loans required to be made under subsection 2.4A of the Term Loan Agreement during such four Fiscal Quarter period plus (e) scheduled payments of Indebtedness other than the Loans, the Junior Term Loans and Indebtedness under the West 34th Street Loan Agreement and West 34th Street Note required to be made during such four Fiscal Quarter period; provided that, solely for purposes of calculating the Debt Service Coverage Ratio, (i) Wholly-Owned Total Debt Interest Expense for the four-Fiscal Quarter period ending on the last day of the Fiscal Quarter including the Closing Date shall equal Wholly-Owned Total Debt Interest Expense for such Fiscal Quarter multiplied by four, (ii) Wholly-Owned Total Debt Interest Expense for the four-Fiscal Quarter period ending on the last day of the first full Fiscal Quarter occurring after the Fiscal Quarter including the Closing Date shall equal the aggregate amount of Wholly-Owned Total Debt Interest Expense for such Fiscal Quarter and the Fiscal Quarter including the Closing Date multiplied by two, (iii) Wholly-Owned Total Debt Interest Expense for the four-Fiscal Quarter period ending on the last day of the second full Fiscal Quarter occurring after the Fiscal Quarter including the Closing Date shall equal the aggregate amount of Wholly-Owned Total Debt Interest Expense for such Fiscal Quarter, the immediately preceding Fiscal Quarter and the Fiscal Quarter including the Closing Date multiplied by four-thirds; and (iv) principal payments under clauses (ii)(c), (d) and (e) above shall be annualized in the manner that Wholly-Owned Total Debt Interest Expense is annualized in clauses
(i), (ii) and (iii) of this proviso; provided further that, solely for purposes of calculating the Debt Service Coverage Ratio for any four-Fiscal Quarter period including the Closing Date, Wholly-Owned Total Debt Interest Expense shall not include any Interest Expense from the first day of the Fiscal Quarter including the Closing Date to and including the Closing Date with respect to the Sponsor Conversion Amount.

         "DEEMED MAJOR ASSET SALE PROCEEDS" means Net Asset Sale Proceeds in excess of US$20,000,000 of Net Asset Sale Proceeds in respect of Minor Asset Sales made in any Fiscal Year.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DESIGNATED PROJECTS" has the meaning assigned to that term in the DIP Credit Agreement.

         "DIP CREDIT AGREEMENT" means that certain Debtor-In-Possession Credit Agreement dated as of February 15, 2001, as amended, among Company, the Subsidiary Borrowers named therein, the DIP Lenders, and Bankers Trust Company, as administrative agent.

         "DIP LENDERS" means the parties identified as lenders and indemnifying lenders under the DIP Credit Agreement in their capacities as lenders under the DIP Credit Agreement, together with their successors and assigns.

         "DISCLOSURE STATEMENTS" means the Disclosure Statements for Debtors' First Amended Chapter 11 Plan dated January 14, 2001 approved by the Bankruptcy Court and soliciting approval of the Plan of Reorganization of the creditors of Company and Subsidiary Debtors by Company and the Sponsors and the Notice of Meeting of Creditors and Information Circular dated January 28, 2002 soliciting approval of the Plan of Compromise and Arrangement of Canadian Borrower and certain of its Subsidiaries.

         "EBITDA" means, for any period, for any Person the sum of the amounts, without duplication of component amounts, for such period of (i) Net Income,
(ii) Interest Expense, (iii) any amounts payable under subsection 2.3 of this Agreement or subsection 2.3 of the Term Loan Agreement through the Closing Date to the extent such amounts have been deducted from Net Income and excluded from Interest Expense, (iv) provisions for taxes based on income or equity, (v) total depreciation expense, (vi) total amortization expense, (vii) all extraordinary losses reducing Net Income, including losses arising from the sale or disposition of assets, less all extraordinary gains increasing Net Income,
(viii) any amounts representing the amortization of deferred financing expense (to the extent not already included in (a) Interest Expense or (b) clause (iii) above), (ix) other non-cash items reducing Net Income (including Operating Lease adjustments required under GAAP) less other non-cash items increasing Net Income (including Operating Lease adjustments required under GAAP), (x) one-time costs and expenses, whether cash or non-cash, associated with the restructuring and reorganization of Company and its Subsidiaries pursuant to the Plan of Reorganization and CCAA Plan of Arrangement incurred during the applicable measurement period, including the costs and expenses described on Schedule 1.1E (to the extent not already included in clause (iii) above); provided that to the extent the aggregate actual amount of the costs and expenses described on
Schedule 1.1E, together with any other restructuring and reorganization costs and expenses paid in cash after the Closing Date, exceeds the aggregate amount of the costs and expenses set forth on Schedule 1.1E, such excess shall be deemed to be, and shall be treated as, non-operating expenses under clause (xii) of this definition of "EBITDA," (xi) non-cash non-recurring and other one-time non-operating expenses (unless subsequently paid in cash in the applicable measurement period), (xii) non-recurring and other one-time non-operating expenses to be paid in cash; provided that, in the case of Company and its Subsidiaries, to the extent that such expenses are paid in cash during the applicable measurement period and exceed US$15,000,000 in the Fiscal Year ending February 28, 2003 or US$7,500,000 in any Fiscal Year thereafter, the excess will not be added back in the applicable measurement period; provided further that if such expenses are less than US15,000,000 in the Fiscal Year ending February 28, 2003 or US$7,500,000 in any Fiscal Year thereafter, the applicable limit set forth in the preceding proviso for the immediately succeeding Fiscal Year shall be increased by such difference or such greater amount as the US Administrative Agent may approve, in its sole discretion, based on such financial information, projections and detail as the Company may provide, (xiii) the effect of accounting changes pursuant to opinion No. 20 of the Accounting Principles Board and (xiv) Management Fees incurred during such period, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

         "ELIGIBLE ASSIGNEE" means (A) in respect of any Lender with a US Tranche Term Loan Commitment, a US Tranche Revolving Loan Commitment or a CN Tranche Term Loan Commitment (i) a commercial bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least US$250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least US$250,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having a combined capital and surplus of at least US$250,000,000; provided that
(x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans in the ordinary course of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; (B) in respect of any Lender with a CN Tranche Revolving Loan Commitment, (i) a bank organized under the laws of the Canada having a combined capital and surplus of at least US$250,000,000 or the CN Dollar Equivalent Amount thereof; (ii) a trust company organized under the laws of Canada or any province thereof having a combined capital and surplus of at least US$250,000,000 or the CN Dollar Equivalent Amount thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having a combined capital and surplus of at least US$250,000,000 or the Equivalent Amount thereof in any other currency; provided that (x) such bank is acting through a branch or agency located in Canada and (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (C) any Lender and any Affiliate of any Lender and any Affiliated Fund of any Lender; provided that no Competitor other than the Sponsors and Sponsor Affiliates shall be an Eligible Assignee, and in respect of the CN Tranche Revolving Loan Commitment and the CN Tranche Revolving Loans any such assignee is resident in Canada for the purposes of the Income Tax Act (Canada).

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

         "ENVIRONMENTAL LAWS" means all applicable statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state, provincial and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

         "EQUIVALENT AMOUNT" in one currency on any day means the amount of that currency into which a specified amount of another currency can be converted at the Bank of Canada's noon spot rate of exchange for such currency or CN Administrative Agent's or US Administrative Agent's noon spot rate of exchange for such currency if such amount is being determined by CN Administrative Agent or US Administrative Agent, respectively (or at any other rate of exchange for such currency to which the Borrowers and the Administrative Agents agree) and if that day is not a Business Day, on the immediately preceding Business Day.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE," as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to result in the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan which is reasonably likely to result in the imposition of withdrawal liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which is reasonably likely to result in the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.

         "EXCESS CASH FLOW" means, for any period, an amount (if positive), equal to (i) the amount for such period of Wholly-Owned EBITDA minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Wholly-Owned Total Debt actually made (excluding (1) repayments of Revolving Loans to the extent the Revolving Loan Commitments are not permanently reduced in connection with such repayments and (2) repayments of Indebtedness under the West 34th Street Loan Agreement and West 34th Street
Note), (b) Excess Cash Flow Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Wholly-Owned Total Debt Interest Expense to the extent paid in cash by Company and its Wholly-Owned Subsidiaries, (d) Permitted Investments and Permitted Acquisitions to the extent made in cash by Company or any of its Wholly-Owned Subsidiaries (net of any proceeds of any related financings with respect to such Permitted Investments and Permitted Acquisitions) (it being acknowledged and agreed that Investments made pursuant to subsection 7.3A(x) do not constitute Permitted Investments), (e) provisions for Taxes based on income or equity of Company and its Wholly-Owned Subsidiaries to the extent paid in cash with respect to such periods, (f) all fees paid in cash by Company and its Wholly-Owned Subsidiaries to Administrative Agents and the Lenders under subsection 2.3 of this Agreement and to the Term Loan Administrative Agent and Term Loan Lenders under subsection 2.3 of Term Loan Agreement (other than commitment fees payable under subsection 2.3A of this Agreement) and any fees payable in connection with an amendment, waiver or other modification to this Agreement or the Term Loan Agreement, and (g) amounts paid in cash by Company and its Wholly-Owned Subsidiaries to the extent included in clause (x) through (xiv) of the definition of "EBITDA."

         "EXCESS CASH FLOW CAPITAL EXPENDITURES" means, for any period, the amount of all Capital Expenditures paid in cash (other than Off-Balance Sheet New Build Capital Expenditures) for such period less the amount of Retained Proceeds Available for CapEx used to increase the Consolidated New Build Capital Expenditure Allowance for such period pursuant to subsection 7.13B(i)(b) to the extent applied as Capital Expenditures, during such period.

         "EXCESS CASH FLOW PREPAYMENT AMOUNT" has the meaning set forth in subsection 2.4B(iii)(e).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than US Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for US Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one US Dollar.

         "EXCLUDED TAX" or "EXCLUDED TAXES" means Tax or Taxes imposed on or measured by a Person's net income, profits or gains (including any franchise or similar Taxes imposed in lieu thereof and any branch profits Taxes) by the United States (or any political subdivision or taxing authority thereof or therein) or by the jurisdiction (or any political subdivision or taxing authority thereof or therein) under the laws of which the Lender is organized, has its principal office or has its applicable lending office.

         "EXISTING LETTERS OF CREDIT" means letters of credit outstanding on the Closing Date issued under the Pre-Petition Credit Agreement and the DIP Credit Agreement and listed on Schedule 1.1L.

         "FACILITIES" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "FINANCIAL PERFORMANCE COVENANTS" means the covenants of Company set forth in subsections 7.6A and 7.6B.

         "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created on any Collateral pursuant to any Collateral Document, that such Lien (or any distribution priority thereof) has priority over any other Lien (or distribution priority) on such Collateral, other than Liens permitted under subsection 7.2A(i), (iii), (v) and (vi).

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on February 28 or February 29, as the case may be, of each calendar year.

         "FLOOD HAZARD PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FOREIGN SUBSIDIARY" means (a) any Subsidiary of Company which is organized under the laws of any jurisdiction outside of the United States of America or Canada or (b) any Subsidiary whose sole assets consist of either (i) stock of a Subsidiary, (ii) equity Securities in a Joint Venture or (iii) an Investment in a Person, in each case that is organized under the laws of any jurisdiction outside of the United States of America or Canada.

         "FUNDING AND PAYMENT OFFICE" means (i) in respect of fundings and payments by or to any US Lender, US Administrative Agent or Company, the office of US Administrative Agent located at 31 West 52nd Street, New York, New York, 10019, (ii) in respect of fundings and payments by or to any CN Lender, CN Administrative Agent or Canadian Borrower, the office of CN Administrative Agent located at 222 Bay Street, Suite 1100, P.O. Box 196 Toronto, Ontario M5K IH6 or
(iii) such other office of an Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by such Administrative Agent to Company, Canadian Borrower and each Lender.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL ACTS" has the meaning assigned to that term in Section 3.5A.

         "GOVERNMENTAL AUTHORITY" means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority, agency or court.

         "GUARANTIES" means, collectively, (i) the Subsidiary Guaranty and (ii) the Company Guaranty, and "GUARANTY" means any of such guaranties.

         "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

         "INDEBTEDNESS," as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness. For the avoidance of doubt, "Indebtedness" shall not include (i) obligations in respect of Operating Leases including, without limitation, Contingent Obligations in respect of Operating Leases, or (ii) landlord allowances in connection with leased properties.

         "INDEMNIFIED ENVIRONMENTAL LIABILITIES" has the meaning set forth in subsection 10.3.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in subsection 10.3.

         "INDEMNITEES" has the meaning assigned to that term in subsection 10.3.

         "INITIAL PUBLIC OFFERING" means a widely dispersed initial public offering of Company's common stock made after the Closing Date and resulting in gross proceeds to Company of at least US$75,000,000.

         "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely for purposes of this definition, any references to Company or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

         "INSOLVENCY LAWS" means the Bankruptcy Code, the Bankruptcy and Insolvency Act, R.S.C. 1992, C.27, the CCAA or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Canada or any province thereof.

         "INSURANCE/CONDEMNATION PREPAYMENT AMOUNT" has the meaning set forth in subsection 2.4B(iii)(b).

         "INTELLECTUAL PROPERTY" means all patents, trademarks, designs, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

         "INTERCOMPANY NOTE" means a promissory note issued by a Wholly-Owned North American Subsidiary of Company to Company or any other Wholly-Owned North American Subsidiary of Company or by Company to a Wholly-Owned North American Subsidiary of Company to evidence intercompany debt in the form of Exhibit IX annexed hereto, as such Intercompany Note may be amended, supplemented or otherwise modified in accordance with subsection 7.14A.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement to be executed and delivered on the Closing Date among Collateral Agent, BTCo, as US Administrative Agent and Deutsche Bank AG, Canada Branch, as CN Administrative Agent hereunder, BTCo, as administrative agent under the Term Loan Agreement and, upon execution of counterparts to the Intercreditor Agreement by any other Persons who may become parties to the Intercreditor Agreement in accordance with the terms thereof, such other Persons, in substantially the form of

Exhibit XVIII annexed hereto, as such Intercreditor Agreement may thereafter be amended, restated, supplemented or modified from time to time.

         "INTEREST EXPENSE" for any Person means, for any period, the difference between (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest and letter of credit fees and commitment fees payable under this Agreement) of such Person and its Subsidiaries with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, in the case of Company, any fees payable under subsection
2.3 of this Agreement and any fees payable under subsection 2.3 of the Term Loan Agreement other than commitment fees (payable under subsection 2.3A of this Agreement) and any fees payable in connection with an amendment, waiver or other modification to this Agreement or the Term Loan Agreement (including any non-cash amortization of such fees in accordance with GAAP) and (ii) total interest income of such Person and its Subsidiaries during such period.

         "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan and CN Prime Rate Loan, each January 15, April 15, July 15, and October 15 of each year, commencing on the first such date to occur after the Closing Date and
(ii) with respect to any Eurodollar Rate Loan and BA Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period or an integral multiple thereof.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that prior to such purchase or acquisition was a Wholly-Owned North American Subsidiary of Company and a party to the Subsidiary Guaranty and the Security Agreement), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Wholly-Owned North American Subsidiaries that is a party to the Subsidiary Guaranty and the Security Agreement, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance or capital contribution by Company or any of its Subsidiaries to any other Person other than a Wholly-Owned North American Subsidiary of Company which is a party to the Subsidiary Guaranty and the Security Agreement, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "INVESTMENT EXPENDITURE AMOUNT" has the meaning set forth in subsection 7.3A(viii).

         "INVESTMENT/ACQUISITION EXPENDITURE AMOUNT" has the meaning set forth in subsection 7.3A(viii).

         "ISSUING LENDER" means, (i) with respect to the Existing Letters of Credit, BTCo and (ii) with respect to any other Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, limited liability company, partnership or other legal form; provided that in no event shall any corporate or limited liability company Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "JUNIOR TERM LOANS" means loans made under the Term Loan Agreement.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real or immovable property, other than any such leasehold interest designated from time to time by US Administrative Agent in its reasonable discretion as not being required to be included in the Collateral.

         "LENDER" means a US Lender or a CN Lender and "LENDERS" means one or more US Lenders and CN Lenders.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means (i) the Commercial Letters of Credit and (ii) the Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of US Tranche Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence that is denominated in a currency other than US Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

         "LEVERAGE RATIO" means as of any date of determination, the ratio of
(a) Wholly-Owned Total Debt on the last day of the most recently ended four Fiscal Quarter period to (b) Wholly-Owned EBITDA for such four Fiscal Quarter period.

         "LIEN" means any lien, mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN" or "LOANS" means one or more of the US Loans or CN Loans made by the Lenders to Company or Canadian Borrower, respectively, pursuant to subsection 2.1A.

         "LOAN PARTY" means any of Company, Canadian Borrower or any other Subsidiary of Company executing the Subsidiary Guaranty and "LOAN PARTIES" mean all such persons, collectively.

         "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures other than New Build Capital Expenditures.

         "MAJOR ASSET SALE" means any Asset Sale which is not a Minor Asset
Sale.

         "MAJOR ASSET SALE PREPAYMENT AMOUNT" has the meaning set forth in subsection 2.4B(iii)(a)(2).

         "MANAGEMENT FEES" means fees payable to Sponsors or Affiliates of Sponsors, subject to the provisions of subsection 7.10, for services in advising on the management of the business of Company and its Subsidiaries.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Wholly-Owned Subsidiaries taken as a whole, or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of any Administrative Agent, Collateral Agent or Lenders to enforce, the Obligations.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Priority Secured Loan Documents and the Term Loan Documents (as defined in the Term Loan Agreement)) which would be required to be filed as an exhibit to an SEC Report under Item 601(b)(10) of Regulation S-K.

         "MERGED SUBSIDIARY" and "MERGED SUBSIDIARIES" have the meanings set forth in subsection 5.21.

         "MINOR ASSET SALE" means an Asset Sale producing Net Asset Sale Proceeds of less than US$10,000,000.

         "MINOR ASSET SALE PREPAYMENT AMOUNT" has the meaning set forth in subsection 2.4B(iii)(a)(1).

         "MOODY'S" means Moody's Investors Services, Inc.

         "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust, a debenture, a hypothec or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XIX-A annexed hereto with respect to Canadian real property and in the form of
Exhibit XIX-B annexed hereto with respect to United States real property, in each case with such changes thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Collateral Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Collateral Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, restated, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

         "MORTGAGED PROPERTIES" means, collectively, the Closing Date Mortgaged Properties and the Additional Mortgaged Properties.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan," as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including, without limitation, (i) real property transfer Tax, recording charges, brokers' fees, investment banking fees and income Taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Junior Term Loans and the Loans) that is secured by a Lien on the equity Securities or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

         "NET DEBT SECURITIES PROCEEDS" mean Cash proceeds net of underwriting discounts, fees and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, from the issuance of Indebtedness of Company or any of its Subsidiaries after the Closing Date (other than the proceeds of Indebtedness permitted pursuant to subsection 7.1).

         "NET EQUITY SECURITIES PROCEEDS" means Cash proceeds net of underwriting discounts, fees and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, from the issuance of equity securities of Company or any of its Subsidiaries after the Closing Date (other than the proceeds of Permitted Cure Securities to the extent Company elects to use such proceeds to increase Wholly-Owned EBITDA pursuant to subsection 7.6C(i)(a)).

         "NET INCOME" of a Person means, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan or Canadian Pension Plan.

         "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation, expropriation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or such Subsidiary in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and, in the case of any such taking, net of (X) income Taxes reasonably estimated to be actually payable within two years of the date of such taking as a result of any gain recognized in connection therewith and (Y) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Junior Term Loans and the Loans) that is secured by a Lien on the assets taken that is required to be repaid under the terms thereof as a result of such taking.

         "NET PROCEEDS AMOUNT" has the meaning set forth in subsection 2.4B(iii)(g).

         "NEW BUILD CAPITAL EXPENDITURES" means Capital Expenditures for the development and/or construction of theatres to be operated by Company and its Subsidiaries (other than Capital Expenditures incurred in the ordinary course of business for the maintenance or refurbishment of theatres).

         "NON-US LENDER" has the meaning set forth in subsection 2.7B(iii)(a).

         "NORTH AMERICAN SUBSIDIARY" means any Subsidiary of Company other than a Foreign Subsidiary or an Off-Balance Sheet Subsidiary.

         "NOTES" means one or more of (i) the US Tranche Term Notes, (ii) the CN Tranche Term Notes, (iii) the US Tranche Revolving Notes and (iv) the CN Tranche Revolving Notes, or any combination thereof.

         "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Company or Canadian Borrower, as the case may be, to the applicable Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company or Canadian Borrower, as the case may be, to the applicable Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "OAKTREE" means Oaktree Capital Management, LLC, as general partner and/or investment manager of certain funds and accounts managed by it.

         "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agents, Collateral Agent, Lenders or any of them under the Priority Secured Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "OFF-BALANCE SHEET NEW BUILD CAPITAL EXPENDITURES" means New Build Capital Expenditures made by an Off-Balance Sheet Subsidiary and financed by equity contributions and/or Indebtedness (including Capital Leases) not included on the consolidated balance sheet of Company and its Subsidiaries and not guaranteed by Company or any of its Subsidiaries.

         "OFF-BALANCE SHEET SUBSIDIARY" means any Subsidiary of Company (i) that engages in no activities other than the financing and making of Off-Balance Sheet New Build Capital Expenditures and operating theatres built with Off-Balance Sheet New Build Capital Expenditures and (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which is guaranteed by Company or any other Subsidiary of Company, is recourse to or in any way obligates Company or any other Subsidiary of Company, or subjects any property or asset of Company or any other Subsidiary of Company to the satisfaction thereof.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, its treasurer or controller; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with; and provided, further, that with respect to any certificate required to be delivered pursuant to subsection 4.1, such certificate may be executed by any one such officer approved by US Administrative Agent.

         "ONEX" means Onex Corporation, an Ontario corporation.

         "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal, immovable, movable or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ACQUISITION" means an acquisition (whether pursuant to an acquisition of stock, assets or otherwise) by Company or any of its Wholly-Owned North American Subsidiaries from any Person of a business or an interest in a business in which all of the following requirements are satisfied:

                  (i) such business is permitted by subsection 7.12;

                  (ii) immediately after giving effect to such acquisition no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (iii) Company can demonstrate in form and substance satisfactory to Administrative Agent immediately after giving effect to such acquisition that Company is in compliance on a Pro Forma Basis with the covenants set forth in Section 7 of this Agreement; and

                  (iv) immediately after giving effect to such acquisition, such business or interest in a business (a) is 100% owned by Company or one of its Wholly-Owned North American Subsidiaries and (b) does not include an Investment in a Joint Venture or a non-Wholly-Owned Subsidiary.

         "PERMITTED CURE SECURITIES" means (i) an equity security of Company (a) having no mandatory redemption, repurchase, retirement, sinking fund or similar requirements prior to August 31, 2008, (b) upon which all dividends, at the election of Company, may be payable in additional shares of that equity security and (c) the terms and conditions of which are otherwise satisfactory to Administrative Agent or (ii) Subordinated Indebtedness of Company which shall
(a) have no mandatory redemption, principal payment, retirement, sinking fund or similar requirement prior to August 31, 2008, (b) permit, at the election of Company, the payment of interest by the issuance of additional amounts of that debt security, (c) be subordinated in right of payment to all other Indebtedness of Company and its Subsidiaries that is designated as senior to such Subordinated Indebtedness and (d) contain terms and conditions otherwise satisfactory to Administrative Agent.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set off, statutory Liens of carriers, warehousemen, mechanics and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if (1) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, employment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vi) easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                  (viii) Liens arising from filing UCC or other applicable personal property financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

         "PERMITTED INVESTMENT" means a direct Investment by Company or a Wholly-Owned North American Subsidiary of Company in a Joint Venture or non-Wholly-Owned Subsidiary or Off-Balance Sheet Subsidiary, in each case which is principally engaged in a business that Company and its Subsidiaries are permitted to engage in under subsection 7.12. The value of any Permitted Investment made by Company or a Wholly-Owned North American Subsidiary of Company with an asset other than cash shall be equal to the fair market value of such asset at the time such Permitted Investment is made, as determined in good faith by the Board of Directors of Company or such Wholly-Owned North American Subsidiary, as the case may be.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PLAN OF REORGANIZATION" means the First Amended Chapter 11 Plan of Company and Subsidiary Debtors under Chapter 11 of the Bankruptcy Code dated January 14, 2002.

         "POST-DEFAULT ADVANCES SUBLIMIT" has the meaning assigned that term in the DIP Credit Agreement.

         "POST-CLOSING LETTER" means that certain post-closing letter agreement of even date herewith among Company, Canadian Borrower, US Administrative Agent, CN Administrative Agent and Term Loan Administrative Agent.

         "POST-PETITION INCREMENTAL US SUBLIMIT" has the meaning assigned to that term in the DIP Credit Agreement.

         "POST-PETITION INCREMENTAL CANADIAN SUBLIMIT" has the meaning assigned to that term in the DIP Credit Agreement.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PPSA" means the Personal Property Security Act (Ontario) and any regulations thereunder or any similar personal property security legislation in any other Canadian jurisdiction, as amended from time to time.

         "PRE-PETITION CREDIT AGREEMENT" means that certain Credit Agreement dated as of May 14, 1998, as amended, among Company, the Pre-Petition Lenders, BTCo, as administrative agent and as co-syndication agent, Bank of America, N.A., as a co-syndication agent, The Bank of New York, as a co-syndication agent, and Credit Suisse First Boston, as a co- syndication agent.

         "PRE-PETITION LENDERS" means the parties identified as lenders and indemnifying lenders under the Pre-Petition Credit Agreement in their capacities as lenders under the Pre-Petition Credit Agreement, together with their successors and assigns.

         "PRIORITY SECURED LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to the Letters of Credit), the Guaranties, the Intercreditor Agreement, the Post-Closing Letter and the Collateral Documents.

         "PRIVATE NON-SPONSOR EQUITY OFFERING" means any offering of equity securities of Company or any of its Subsidiaries not registered under the Securities Act (except offerings made in reliance on Rule 144A thereunder and subject to exchange rights for registered securities) and placed entirely with Persons other than the Sponsors and their respective Sponsor Affiliates.

         "PRIVATE SPONSOR EQUITY OFFERING" means any offering of equity securities of Company or any of its Subsidiaries not registered under the Securities Act and placed entirely with the Sponsors or their respective Sponsor Affiliates.

         "PRO FORMA BASIS" means, as of any date of determination, the compliance of Company with the Financial Performance Covenants as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "COMPLIANCE PERIOD"), after giving effect on a pro forma basis to any Permitted Acquisitions with a purchase price in excess of US$5,000,000 individually or in the aggregate made during such Compliance Period and any dispositions or theatre closings with EBITDA during the four Fiscal Quarters immediately preceding the date of such disposition or theatre closing in excess of US$2,000,000 individually or US$5,000,000 in the aggregate made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment during such Compliance Period, on the following basis:

                  (i) any Indebtedness incurred or assumed by Company or any of its Wholly-Owned Subsidiaries in connection with such Permitted Acquisitions and any Indebtedness of Company or any of its Wholly-Owned Subsidiaries repaid in connection with such Permitted Acquisitions, dispositions or theatre closings shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period;

                  (ii) if such Indebtedness incurred or assumed by Company or any of its Wholly-Owned Subsidiaries in connection with such Permitted Acquisitions has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                  (iii) income statement items (whether positive or negative) attributable to the property or business acquired, disposed of or closed in such Permitted Acquisitions, dispositions or theatre closings shall be included as if such acquisitions, dispositions or theatre closings took place on the first day of such Compliance Period on a pro forma basis; and

                  (iv) any historical, extraordinary, non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition, disposition or closing date may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission; provided that all pro forma adjustments shall be subject to the reasonable approval of the Administrative Agent.

         "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the US Tranche Term Loan Commitment or the US Tranche Term Loan of any US Lender, the percentage obtained by dividing (x) the US Tranche Term Loan Exposure of that US Lender by (y) the aggregate US Tranche Term Loan Exposure of all US Lenders, (ii) with respect to all payments, computations and other matters relating to the CN Tranche Term Loan Commitment or the CN Tranche Term Loan of any US Lender, the percentage obtained by dividing (x) the CN Tranche Term Loan Exposure of that US Lender by (y) the aggregate CN Tranche Term Loan Exposure of all US Lenders, (iii) with respect to all payments, computations and other matters relating to the US Tranche Revolving Loan Commitment or the US Tranche Revolving Loans of any US Lender or any Letters of Credit issued (in the case of an Issuing Lender) or participations therein purchased by any US Lender, the percentage obtained by dividing (x) the US Tranche Revolving Loan Exposure of that US Lender by (y) the aggregate

US Tranche Revolving Loan Exposure of all US Lenders, (iv) with respect to all payments, computations and other matters relating to the CN Tranche Revolving Loan Commitment or the CN Tranche Revolving Loans of any CN Lender, the percentage obtained by dividing (x) the CN Tranche Revolving Loan Exposure of that CN Lender by (y) the aggregate CN Tranche Revolving Loan Exposure of all CN Lenders and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the US Tranche Term Loan Exposure of that Lender plus the CN Term Loan Exposure of that Lender plus the US Tranche Revolving Loan Exposure of that Lender plus the CN Tranche Revolving Loan Exposure of that Lender by (y) the sum of the aggregate US Tranche Term Loan Exposure of all Lenders plus the aggregate CN Tranche Term Loan Exposure of all Lenders plus the aggregate US Revolving Loan Exposure of all Lenders plus the aggregate CN Tranche Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto; provided that
Schedule 2.1 shall be amended and each Lender's Pro Rata Share for purposes of each of clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence shall be adjusted from time to time to give effect to any assignments pursuant to subsection 10.1B.

         "PROCEEDINGS" has the meaning assigned to that term in subsection
6.1(x).

         "PUBLIC EQUITY OFFERINGS" means an Initial Public Offering and any other offering of equity securities of Company or any of its Subsidiaries registered under the Securities Act (except offerings on Form S-8).

         "PUBLIC EQUITY PREPAYMENT AMOUNT" has the meaning assigned in subsection 2.4B(iii)(d)(1).

         "PURCHASE MONEY MORTGAGE" has the meaning assigned to that term in subsection 7.2A(iii).

         "PURCHASE MONEY SECURITY INTEREST" has the meaning assigned to that term in subsection 7.2A(iii).

         "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by Company or any Subsidiary Guarantor in any real property.

         "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease or notice thereof evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, or notice thereof, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

         "REGISTER" means (i) with respect to US Administrative Agent, the US Register and, (ii) with respect to CN Administrative Agent, the CN Register; and "REGISTERS" means the US Register and the CN Register, collectively.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "REPLACEMENT LENDER" has the meaning set forth in subsection
10.1B(iii).

         "REQUEST FOR ISSUANCE" means a request substantially in the form of
Exhibit III annexed hereto.

         "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for Lenders holding Term Loans, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders; and (ii) for Lenders holding Revolving Loans, Lenders holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided that, so long as Sponsors and Sponsor Affiliates own or manage at least 35% of Company's total voting securities, all Loans owned or managed by Sponsors and Sponsor Affiliates shall be disregarded for purposes of determining Requisite Class Lenders except for any amendment, waiver, consent, supplement or other modification to this Agreement that would relatively diminish payment rights of the Sponsors or Sponsor Affiliates or the Loans owned by them from other Lenders holding the same Class of Loans.

         "REQUISITE LENDERS" means Lenders having or holding a majority of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

         "RESPONSIBLE OFFICER" means the chief executive officer, president, vice president, chief financial officer, principal accounting officer or treasurer of Company or any of its Subsidiaries.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "RESTRUCTURED TERM LOANS" means loans made as restructured term loans pursuant to subsection 2.1A(i) of the Term Loan Agreement.

         "RETAINED PROCEEDS AVAILABLE FOR CAPEX" means, for any Fiscal Year of Company, the sum of (x) the amount of Net Asset Sale Proceeds realized subsequent to the Closing Date in respect of all Minor Asset Sales (other than Deemed Major Asset Sale Proceeds), Net Equity Securities Proceeds from Public Equity Offerings and Net Equity Securities Proceeds from Private Non-Sponsor Equity Offerings received during such Fiscal Year or retained during the immediately preceding Fiscal Year and not required to be applied as mandatory prepayments of Loans and/or reductions in the Commitments pursuant to subsections 2.4B(iii)(a)(1), 2.4B(iii)(d)(1) and 2.4B(iii)(d)(2), respectively,
(y) the amount of Net Equity Securities Proceeds from Private Sponsor Equity Offerings during such Fiscal Year plus (z) the amount of Excess Cash Flow for the immediately preceding Fiscal Year not required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4B(iii)(e); provided that Net Asset Sale Proceeds from Asset Sales of the assets listed on Schedule 1.1C shall not be included in Retained Proceeds Available for CapEx to the extent such Net Asset Sale Proceeds do not exceed the West 34th Loan Amount.

         "REUTERS SCREEN CDOR PAGE" means the display designated as page CDOR on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers' acceptances accepted by leading Canadian banks.

         "REVOLVING LOAN" or "REVOLVING LOANS" means one or more of the US Tranche Revolving Loans or the CN Tranche Revolving Loans or any combination thereof.

         "REVOLVING LOAN COMMITMENT" means, with respect to any Lender, that Lender's US Tranche Revolving Loan Commitment and CN Tranche Revolving Loan Commitment, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "REVOLVING LOAN EXPOSURE" means the US Tranche Revolving Loan Exposure and the CN Tranche Revolving Loan Exposure.

         "S&P" means Standard & Poor's Ratings Services.

         "SCHEDULE I LENDER" means any CN Lender named on Schedule I to the Bank Act (Canada).

         "SCHEDULE I REFERENCE BANKS" means at least one but no more than two banks named on Schedule I to the Bank Act (Canada) as agreed by the CN Administrative Agent and Canadian Borrower.

         "SCHEDULE II LENDER" means any CN Lender named on Schedule II to the Bank Act (Canada).

         "SCHEDULE III LENDER" means any CN Lender named on Schedule III to the Bank Act (Canada).

         "SCHEDULED 2003 NEW BUILD CAPITAL EXPENDITURES" means New Build Capital Expenditures during the Fiscal Year ending February 28, 2003 relating to the new theatres listed on, and in amounts not exceeding the amounts set forth on,
Schedule 7.13B.

         "SEC" means the Securities and Exchange Commission.

         "SEC REPORT" means any annual, quarterly and current report filed by Company with the SEC under Section 13(a) of the Exchange Act and proxy statements mailed by Company to its shareholders.

         "SECOND PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien (or distribution priority relating to such Lien) has priority over any other Liens (or distribution priority) on such Collateral, other than Liens permitted under subsection 7.2A(i), (iii), (v), (vi) and (ix).

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITY AGREEMENT" means the Security Agreement executed and delivered by Company, Canadian Borrower and the Subsidiary Guarantors on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, substituting 5 percent whenever 10 percent appears in such Rule.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPECIFIED PRIORITY SECURED LOAN DEFAULT" has the meaning assigned to the term "First Lien Debt Default" in the Intercreditor Agreement.

         "SPONSORS" means Onex and Oaktree.

         "SPONSOR AFFILIATES" means Affiliates of the Sponsors and any Person that would be an Affiliated Fund of the Sponsors if they were Lenders.

         "SPONSOR CONVERSION AMOUNT" has the meaning assigned to that term in the Term Loan Agreement.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Wholly-Owned Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Wholly-Owned Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Wholly-Owned Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Wholly-Owned Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Wholly-Owned Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to US Administrative Agent.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY DEBTORS" means the Subsidiaries of Company that are the subject of the Chapter 11 Cases.

         "SUBSIDIARY GUARANTOR" means, at any time, any of Company's Wholly-Owned North American Subsidiaries that are then a party to a Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by Company's Wholly-Owned North American Subsidiaries on the Closing Date and to be executed and delivered by Company's Wholly-Owned North American Subsidiaries from time to time thereafter in accordance with subsection 6.9, substantially in the form of Exhibit XVI annexed hereto, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, including interest, penalties, additions to tax and similar liabilities with respect thereto, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

         "TERM LOAN" or "TERM LOANS" means one or more of the US Tranche Term Loans or the CN Tranche Term Loans or any combination thereof.

         "TERM LOAN ADMINISTRATIVE AGENT" has the meaning assigned to "Administrative Agent" in the Term Loan Agreement.

         "TERM LOAN AGREEMENT" means that certain Term Loan Agreement dated as of March 21, 2002 among Company, the Term Loan Lenders and BTCo, as administrative agent.

         "TERM LOAN COMMITMENT" means, with respect to any Lender, that Lender's US Tranche Term Loan Commitment and CN Tranche Term Loan Commitment, and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

         "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, that Lender's US Tranche Term Loan Exposure and that Lender's CN Tranche Term Loan Exposure.

         "TERM LOAN LENDERS" means the parties identified as lenders under the Term Loan Agreement in their capacities as lenders under the Term Loan Agreement.

         "TERM LOAN TERMINATION DATE" means the first Business Day after the fifth anniversary of the Closing Date, but in no event later than March 31, 2007.

         "THIRD PRIORITY" means, with respect to any Lien purported to be created on any Collateral, that such Lien (or any distribution priority thereof) has priority over any other Liens (or distribution priority) on such Collateral, other than Liens permitted under subsection 7.2A(i), (iii), (v), (vi) and (ix) and Second Priority Liens.

          "TOTAL UTILIZATION OF CN TRANCHE REVOLVING LOAN COMMITMENTS" means, as of any date of determination, the aggregate principal amount of all outstanding CN Tranche Revolving Loans.

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
          "TOTAL UTILIZATION OF US TRANCHE REVOLVING LOAN COMMITMENTS" means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding US Tranche Revolving Loans plus (ii) the Letter of Credit Usage.

         "US ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor US Administrative Agent appointed pursuant to subsection 9.5.

         "US DOLLARS" and the sign "US$" mean the lawful money of the United States of America.

         "US LENDER" means the persons identified as "US Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term "US Lenders" when used in the context of a particular Commitment, shall mean US Lenders having that Commitment.

         "US LOANS" means the Loans made by US Lenders to Company pursuant to subsections 2.1(A)(i) and 2.1(A)(iii).

         "US PRIME RATE" means the rate of interest per annum publicly announced from time to time by BTCo as its prime commercial lending rate in effect at its principal office in New York City. The US Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the US Prime Rate.

         "US REGISTER" means, with respect to US Administrative Agent, a register for recordation of the names and addresses of US Lenders and the Commitments and Loans of each US Lender from time to time, maintained at its address referred to in subsection 10.8.

         "US TRANCHE REVOLVING LOAN COMMITMENT" means the Commitment of a Lender to make a Loan to Company pursuant to subsection 2.1A(iii), and "US TRANCHE REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "US TRANCHE REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the US Tranche Revolving Loan Commitments, that Lender's US Tranche Revolving Loan Commitment and (ii) after the termination of the US Tranche Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the US Tranche Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Issuing Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount, without duplication, of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letter of Credit.

         "US TRANCHE REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

         "US TRANCHE REVOLVING NOTE" means the promissory notes of Company issued pursuant to subsection 2.1E(i)(b), and any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the US Tranche Revolving Loans Commitments or US Tranche Revolving Loans of any Lender, in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

         "US TRANCHE TERM LOAN COMMITMENT" means the commitment of a Lender to make a Loan to Company pursuant to subsection 2.1A(i), and "US TRANCHE TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "US TRANCHE TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the funding of the US Tranche Term Loans on the Closing Date, that Lender's US Tranche Term Loan Commitment and (ii) after the funding of the US Tranche Term Loans on the Closing Date, the outstanding principal amount of the US Tranche Term Loan of that Lender.

         "US TRANCHE TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

         "US TRANCHE TERM NOTE" means the promissory notes of Company issued pursuant to subsection 2.1E(i)(a), and any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the US Tranche Term Loans Commitments or US Tranche Term Loans of any Lender, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

         "WEST 34TH STREET LOAN AGREEMENT" has the meaning assigned to that term in the DIP Credit Agreement.

         "WEST 34TH STREET LOAN AMOUNT" means the amount of Indebtedness outstanding under the West 34th Street Loan Agreement and West 34th Street Note at 11:59 p.m. on the day immediately preceding the Closing Date.

         "WEST 34TH STREET NOTE" has the meaning assigned to that term in the DIP Credit Agreement.

         "WEST 34TH STREET PROJECT" has the meaning assigned to that term in the DIP Credit Agreement.

         "WHOLLY-OWNED" means, with respect to any Subsidiary of any Person, that all of the capital stock or other equity interests, as the case may be, in such Subsidiary (other than directors' or nominees' qualifying shares to the extent such qualifying shares are required by applicable law) are owned directly or indirectly by such Person.

         "WHOLLY-OWNED EBITDA" means, for any period, the sum of the amounts for such period of EBITDA of Company and its Subsidiaries (other than Off-Balance Sheet Subsidiaries); provided that there shall be excluded (i) EBITDA and/or the income (or loss) of any Person in which any other Person (other than Company or any of its Wholly-Owned Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Wholly-Owned Subsidiaries by such Person during such period, (ii) EBITDA and/or the income (or loss) of any Person accrued prior to the date it becomes a Wholly- Owned Subsidiary of Company or is merged into or consolidated with Company or any of its Wholly-Owned Subsidiaries or that Person's assets are acquired by Company or any of its Wholly-Owned Subsidiaries, and (iii) EBITDA and/or the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "WHOLLY-OWNED EBITDAR" means, for any period, the sum of the amounts for such period of (a) Wholly-Owned EBITDA plus (b) Wholly-Owned Rent Expense.

         "WHOLLY-OWNED RENT EXPENSE" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis (and not included in Interest Expense) during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee excluding, however, an amount equal to the amount of all rents paid or payable by any non-Wholly-Owned Subsidiary of Company or any Off-Balance Sheet Subsidiaries (to the extent otherwise included in the aggregate amount of all rents paid or payable by Company and its Subsidiaries) but including, however, an amount equal to the aggregate maximum liability of Company and its Wholly-Owned Subsidiaries (other than Off-Balance Sheet Subsidiaries) for such period in respect of Contingent Obligations of Company or such Wholly-Owned Subsidiary in respect of rent paid under Operating Leases of any non-Wholly-Owned Subsidiary of Company or any Joint Venture of Company or any of its Subsidiaries or any Off-Balance Sheet Subsidiary (other than Contingent Obligations of Company existing on the Closing Date in respect of rent paid under the Operating Leases set forth on Schedule 1.1W). For the avoidance of doubt, amortization of landlord allowances received by Company and its Wholly-Owned Subsidiaries in connection with leased properties shall not be counted as reductions of Wholly-Owned Rent Expense to the extent such landlord allowances are counted as reductions of Capital Expenditures.

         "WHOLLY-OWNED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Wholly-Owned Subsidiaries (other than Off-Balance Sheet Subsidiaries) less cash of Company and its Wholly-Owned Subsidiaries (other than Off-Balance Sheet Subsidiaries), all as determined on a consolidated basis in accordance with GAAP, plus the aggregate maximum liability of Company and its Wholly-Owned Subsidiaries (other than Off-Balance Sheet Subsidiaries) in respect of Contingent Obligations in respect of any Indebtedness of any Joint Venture of Company or any of its Subsidiaries or any non-Wholly-Owned Subsidiary of Company or any of its Subsidiaries (other than Contingent Obligations of Company existing on the Closing Date in respect of the Indebtedness set forth on
Schedule 1.1WH) or any Off-Balance Sheet Subsidiary.

         "WHOLLY-OWNED TOTAL DEBT INTEREST EXPENSE" means, for any period, total Interest Expense of Company and its Subsidiaries with respect to Wholly-Owned Total Debt.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. Whenever this Agreement refers to the calculation of amounts in a currency other than US Dollars, the maintenance of any Indebtedness, Lien, Contingent Obligation or Investment in such currency shall be permitted, regardless of subsequent fluctuations in exchange rates, if such Indebtedness, Lien, Contingent Obligation or Investment was permitted under this Agreement at the date on which it was incurred.

         1.3 OTHER DEFINITIONAL PROVISIONS.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof or cured as provided herein.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1 COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth and subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii) and 2.1A(iv), as applicable; provided that each Lender's Commitments described in each such subsection -------- shall expire immediately and without further action on March 31, 2002 if (i) the Restructured Term Loans are not made on or before that date and (ii) the Plan of Reorganization and the CCAA Plan of Arrangement have not become simultaneously effective in accordance with their respective terms on or before that date.

                  (i) US Tranche Term Loans. Each US Lender having a US Tranche Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the US Tranche Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each US Lender's US Tranche Term Loan Commitment is set forth opposite its name on Schedule 2.1 and the aggregate amount of the US Tranche Term Loan Commitments is US$35,000,000; provided that the US Tranche Term Loan

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
         Commitments of US Lenders shall be adjusted to give effect to any assignments of the US Tranche Term Loan Commitments pursuant to subsection 10.1B. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. The US Tranche Term Loans shall be made as a single drawing on the Closing Date. US Tranche Term Loans and all other amounts owed hereunder with respect to the US Tranche Term Loan shall be repaid in full no later than the Term Loan Termination Date.

                  (ii) CN Tranche Term Loans. Each US Lender having a CN Tranche Term Loan Commitment severally agrees to lend to Canadian Borrower on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the CN Tranche Term Loan Commitments to be used for the purposes identified in subsection 2.5B. The amount of each US Lender's CN Tranche Term Loan Commitment is set forth opposite its name on Schedule 2.1 and the aggregate amount of the CN Tranche Term Loan Commitments is US$20,000,000; provided that the CN Tranche Term Loan Commitments of US Lenders shall be adjusted to give effect to any assignments of the CN Tranche Term Loan Commitments pursuant to subsection 10.1B. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed. The CN Tranche Term Loans shall be made as a single drawing on the Closing Date. CN Tranche Term Loans and all other amounts owed hereunder with respect to the CN Tranche Term Loan shall be repaid in full no later than the Term Loan Termination Date.

                  (iii) US Tranche Revolving Loans. Each US Lender having a US Tranche Revolving Loan Commitment severally agrees to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the US Tranche Revolving Loan Commitments then in effect to be used for the purposes identified in subsection 2.5A. The original amount of each US Lender's US Tranche Revolving Loan Commitment is set forth opposite its name on
         Schedule 2.1 annexed hereto, and the aggregate original amount of the US Tranche Revolving Loan Commitments is US$75,000,000; provided that the US Tranche Revolving Loan Commitments of US Lenders shall be adjusted to give effect to any assignments of the US Tranche Revolving Loan Commitments pursuant to subsection 10.1B; provided, further, that the amount of the US Tranche Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each US Lender's US Tranche Revolving Loan Commitment shall expire on the Commitment Termination Date, and all US Tranche Revolving Loans and all other amounts owed hereunder with respect to the US Tranche Revolving Loans and the US Tranche Revolving Loan Commitments shall be paid in full no later than the Commitment Termination Date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Commitment Termination Date.

                  Notwithstanding anything contained in this Agreement to the contrary, the US Tranche Revolving Loans and the US Tranche Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of US Tranche Revolving Loan Commitments at any time exceed the US Tranche Revolving Loan Commitments then in effect.

                  (iv) CN Tranche Revolving Loans. Each CN Lender having a CN Tranche Revolving Loan Commitment severally agrees to lend to Canadian Borrower from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the CN Tranche Revolving Loan Commitments then in effect to be used for the purposes identified in subsection 2.5B. The original amount of each CN Lender's CN Tranche Revolving Loan Commitment is set forth opposite its name on
         Schedule 2.1 annexed hereto, and the aggregate original amount of the CN Tranche Revolving Loan Commitments is the CN Dollar Equivalent Amount of US$10,000,000; provided that the CN Tranche Revolving Loan Commitments of CN Lenders shall be adjusted to give effect to any assignments of the CN Tranche Revolving Loan Commitments pursuant to subsection 10.1B; provided, further, that the amount of the CN Tranche Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each CN Lender's CN Tranche Revolving Loan Commitment shall expire on the Commitment Termination Date, and all Loans and all other amounts owed hereunder with respect to the CN Tranche Revolving Loans and the CN Tranche Revolving Loan Commitments shall be paid in full no later than the Commitment Termination Date. Amounts borrowed under this subsection 2.1A(vi) may be repaid and reborrowed to but excluding the Commitment Termination Date.

                  Notwithstanding anything contained in this Agreement to the contrary, the CN Tranche Revolving Loans and the CN Tranche Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of CN Tranche Revolving Loan Commitments at any time exceed the CN Tranche Revolving Loan Commitments then in effect.

                  B. BORROWING MECHANICS.

                  (i) US Loans and CN Tranche Term Loans. US Tranche Term Loans, CN Tranche Term Loans or US Tranche Revolving Loans made on any Funding Date as Base Rate Loans shall not be subject to any minimum amounts. Loans made on any Funding Date as Eurodollar Rate Loans shall be in an aggregate minimum amount of US$1,000,000 and integral multiples of US$500,000 in excess of that amount. Whenever the applicable Borrower desires that Lenders make Loans, it shall deliver to US Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor.

                  (ii) CN Tranche Revolving Loans. CN Tranche Revolving Loans made on any Funding Date as CN Prime Rate Loans, shall not be subject to any minimum amounts. BA Rate Loans shall be in an aggregate minimum amount of CN$500,000 and integral multiples of CN$500,000 in excess of that amount. Whenever Canadian Borrower desires that CN Lenders make CN Tranche Revolving Loans, it shall deliver to CN Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a BA Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a CN Prime Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of CN Tranche Revolving Loans requested, (iii) in the case of Loans made on the Closing Date, that such CN Tranche Revolving Loans shall be CN Prime Rate Loans, (iv) in the case of CN Tranche Revolving Loans not made on the Closing Date, whether such Loans shall be CN Prime Rate Loans or BA Rate Loans, and
         (v) in the case of any CN Loans requested to be made as BA Rate Loans, the initial Interest Period requested therefor.

                  (iii) Telephonic Notice. In lieu of delivering a Notice of Borrowing, the applicable Borrower may give the applicable Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the applicable Administrative Agent on or before the applicable Funding Date.

                  None of any Administrative Agent or any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that any Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

                  (iv) Change in Notice of Borrowing. Each Borrower shall notify Administrative Agent prior to the funding of any Loans if any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

                  (v) Notice Irrevocable. Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Borrower's Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and such Borrower shall be bound to either (i) make a borrowing in accordance therewith or (ii) pay all amounts due under subsection 2.6D.

                  C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other

Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by an Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), such Administrative Agent shall promptly notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to such Administrative Agent, in same day funds in US Dollars or Canadian Dollars, as applicable, at the applicable Funding and Payment Office, not later than 11:00 A.M. (New York time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of the initial Loans) and 4.2 (in the case of all Loans), US Administrative Agent shall make the proceeds of such US Loans and CN Administrative Agent shall make the proceeds of such CN Loans, available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in US Dollars or Canadian Dollars, as applicable, equal to the proceeds of all such Loans received by the applicable Administrative Agent from Lenders to be credited only to the account of the applicable Borrower at the Funding and Payment Office.

         Unless the applicable Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to such Administrative Agent the amount of such Lender's Loan requested on such Funding Date, such Administrative Agent may assume that such Lender has made such amount available to such Administrative Agent on such Funding Date and such Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the applicable Administrative Agent by such Lender, such Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to such Administrative Agent, at the customary rate set by such Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon such Administrative Agent's demand therefor, such Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to such Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to such Administrative Agent, at the rate payable under this Agreement for Base Rate Loans, in the case of Loans made in US Dollars, and for CN Prime Rate Loans in the case of Loans made in Canadian Dollars. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

         Notwithstanding anything contained herein to the contrary, any funding of the CN Tranche Term Loans shall be credited only to the Collateral Account in accordance with the terms of the Collateral Account Agreement and shall not be released until such time as (i) Canadian Borrower is required to pay claims of creditors of Canadian Borrower and certain of its Subsidiaries under the CCAA Plan of Arrangement and (ii) US Administrative Agent is satisfied in its sole discretion with each Loan Parties' compliance with its obligations under the Post-Closing Letter.

                  D. THE REGISTER.

                  (i) Each Administrative Agent shall maintain a Register. The Registers shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) US Administrative Agent shall record in the US Register the US Tranche Term Loan Commitment, CN Tranche Term Loan Commitment; US Tranche Revolving Loan Commitment, US Tranche Term Loans, CN Tranche Term Loans and US Tranche Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. CN Administrative Agent shall record in the CN Register the CN Tranche Revolving Loan Commitment and CN Tranche Revolving Loans from time to time of each CN Lender and each repayment or prepayment in respect of the principal amount of the Loans of each CN Lender. Any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's Obligations in respect of the applicable Loans.

                  (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or any Borrower's Obligations in respect of the applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Borrowers, Administrative Agents and Lenders shall deem and treat the Persons listed as Lenders in the Registers as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by US Administrative Agent in respect of an assignment of any US Loans and by CN Administrative Agent in respect of an assignment of any CN Loans and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in a Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Company hereby designates US Administrative Agent and Canadian Borrower hereby designates CN Administrative Agent, to serve as such Borrower's agent solely for purposes of maintaining the Registers as provided in this subsection 2.1D, and each Borrower hereby agrees that, to the extent such Administrative Agent serves in such capacity, such Administrative Agent and its officers, directors, employees and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

                  E. NOTES. On the Closing Date, (i) Company shall execute and deliver to each applicable US Lender (or to US Administrative Agent for that Lender) (a) a US Tranche Term Note substantially in the form of Exhibit IV annexed hereto to evidence that US Lender's US Tranche Term Loan, in the principal amount of that US Lender's US Tranche Term Loan Commitment and with other appropriate insertions and (b) a US Tranche Revolving Note substantially in the form of Exhibit VI annexed hereto to evidence that US Lender's US Tranche Revolving Loans, in the principal amount of that US Lender's Revolving Loan Commitment and with other appropriate insertions, and (ii) Canadian Borrower shall execute and deliver (a) to each US Lender (or to US Administrative Agent for that Lender), a CN Tranche Term Note substantially in the form of Exhibit V annexed hereto and with appropriate insertions to evidence that US Lender's CN Tranche Term Loan and (b) to each CN Lender (or CN Administrative Agent for that Lender), a CN Tranche Revolving Note in the form of Exhibit VII, in the principal amount of that CN Lender's CN Tranche Revolving Loan Commitment and with other appropriate insertions.

         2.2 INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections
2.6 and 2.7, (i) each Loan in US Dollars shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate and (ii) each Loan in Canadian Dollars shall bear interest in the unpaid principal amount thereof from the date made through maturity at a rate determined by reference to the CN Prime Rate or BA Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to and in accordance with subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to the applicable Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate for US Dollar Loans and to the CN Prime Rate for Canadian Dollar Loans.

         Subject to the provisions of subsections 2.2E and 2.7,

                  (i) the US Loans and the CN Tranche Term Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate then in effect plus 2.75%; or

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Adjusted Eurodollar Rate then in effect plus 3.75%.

and

                  (ii) the CN Tranche Revolving Loans shall bear interest through maturity as follows:

                           (a) if a CN Prime Rate Loan, then at the sum of the
                  CN Prime Rate then in effect plus 2.75%; or

                           (b) if a BA Rate Loan, then at the sum of the BA Rate
                  then in effect plus 3.75%

                  B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, any Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at such Borrower's option, either a one, two, three, six or, if available to all Lenders, twelve month period and, in connection with each BA Rate Loan, Canadian Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Canadian Borrower's option, either a one, two, three, four or six month period; provided that:

                  (i) the initial Interest Period for any such Loan shall commence on the Funding Date of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or a BA Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan or a BA Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan or a BA Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period shall extend beyond the scheduled maturity date of the applicable Loans;

                  (vi) there shall be no more than 10 Interest Periods in respect of Eurodollar Loans outstanding at any time and no more than 10 Interest Periods outstanding at any time in respect of BA Rate Loans; and

                  (vii) in the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan or BA Rate Loan, in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, each Borrower shall have the option (A)(i) to convert at any time all or any part of its outstanding US Loans or CN Tranche Term Loans, as the case may be, equal to US$1,000,000 and integral multiples of US$1,000,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans; (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to US$1,000,000 and integral multiples of US$1,000,000 in excess of that amount as a Eurodollar Rate Loan; or
(iii) subject to the payment of all amounts due under subsection 2.6D, to convert a Eurodollar Rate Loan into a Base Rate Loan at any time or (B)(i) to convert at any time all or any part of its outstanding CN Tranche Revolving Loans equal to CN$500,000 and integral multiples of CN$500,000 in excess of that amount from CN Prime Rate Loans to BA Rate Loans; or (ii) upon the expiration of any Interest Period applicable to a BA Rate Loan, to continue all or any portion of such Loan equal to CN$500,000 and integral multiples of CN$500,000 in excess of that amount as a BA Rate Loan; or (iii) subject to the payment of all amounts due under subsection 2.6D, to convert a BA Rate Loan into a CN Prime Rate Loan at any time.

         The applicable Borrower shall deliver a Notice of Conversion/Continuation to the applicable Administrative Agent no later than 11:00 A.M. (New York time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan or a CN Prime Rate Loan) or at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a BA Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a BA Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a BA Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give the applicable Administrative Agent telephonic notice by the required time of any proposed conversion or continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to such Administrative Agent on or before the proposed conversion or continuation date.

         None of any Administrative Agent or any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that any Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan or a BA Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and such Borrower shall be bound to effect a conversion or continuation in accordance therewith.

                  E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans for US Dollar Loans and 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to CN Prime Rate Loans for Canadian Dollar Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of either Administrative Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, BA Rate loans and CN Prime Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan and a CN Prime Rate Loan being converted from a BA Rate Loan, the date of conversion shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan and a CN Prime Rate Loan being converted to a BA Rate Loan, the date of conversion shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. For purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365 or 366 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360, 365 or 366, as applicable.

         2.3 FEES.

                  A. COMMITMENT FEE. (a) Company agrees to pay to US Administrative Agent, for distribution to each US Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to (i) the average of the daily excess of the US Tranche Revolving Loan Commitments over the Total Utilization of US Tranche Revolving Loan Commitments multiplied by
(ii) 1.00% per annum (the "US COMMITMENT FEE PERCENTAGE"); provided that if the daily average of the Total Utilization of US Tranche Revolving Loan Commitments is greater than 33% but not greater than 66% of the aggregate amount of the US Tranche Revolving Loan Commitments, the US Commitment Fee Percentage shall be reduced to 0.75% per annum; and provided, further, that if the daily average of the Total Utilization of US Tranche Revolving Loan Commitments is greater than 66% of the aggregate amount of the US Tranche Revolving Loan Commitments, the US Commitment Fee Percentage shall be reduced to 0.50% per annum.

         (b) Canadian Borrower agrees to pay to CN Administrative Agent for distribution to each CN Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to (i) the average of the daily excess of the CN Tranche Revolving Loan Commitments over the Total Utilization of CN Tranche Revolving Loan Commitments multiplied by (ii) 1.00% per annum (the "CN COMMITMENT FEE PERCENTAGE"); provided that if the daily average of the Total Utilization of CN Tranche Revolving Loan Commitments is greater than 33% but not greater than 66% of the aggregate amount of the CN Tranche Revolving Loan Commitments, the CN Commitment Fee Percentage shall be reduced to 0.75% per annum; and provided, further, that if the daily average of the Total Utilization of CN Tranche Revolving Loan Commitments is greater than 66% of the aggregate amount of the CN Tranche Revolving Loan Commitments, the CN Commitment Fee Percentage shall be reduced to 0.50% per annum.

         (c) Such commitment fees shall be calculated on the basis of a 365-day or 366-day year and the actual number of days elapsed and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date. The amount of fees payable pursuant to this subsection 2.3A shall be calculated without regard to any limitation on the availability of the Commitments under the last paragraphs of subsection 2.1A(iii) and (iv), respectively.

                  B. ADMINISTRATIVE AGENT'S FEES. Each Borrower agrees to pay to the applicable Administrative Agent such other fees in the amounts and at the times separately agreed upon between such Borrower and such Administrative Agent.

         2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

                  A. SCHEDULED PAYMENTS OF TERM LOANS.

                           (i) Scheduled Payments of US Tranche Term Loans.
Company shall make principal payments on the US Tranche Term Loans in installments on the dates and in the amounts set forth below:

--------------------------------------------------------------
           DATE                      SCHEDULED REPAYMENT OF US
                                         TRANCHE TERM LOANS
--------------------------------------------------------------
May 31, 2002                                 US$87,500
--------------------------------------------------------------
August 31, 2002                              US$87,500
--------------------------------------------------------------
November 30, 2002                            US$87,500
--------------------------------------------------------------
February 28, 2003                            US$87,500
--------------------------------------------------------------
May 31, 2003                                US$1,200,000
--------------------------------------------------------------
August 31, 2003                             US$1,200,000
--------------------------------------------------------------
November 30, 2003                           US$1,200,000
--------------------------------------------------------------
February 29, 2004                           US$1,200,000
--------------------------------------------------------------
May 31, 2004                                US$1,200,000
--------------------------------------------------------------
August 31, 2004                             US$1,200,000
--------------------------------------------------------------
November 30, 2004                           US$1,200,000
--------------------------------------------------------------
February 28, 2005                           US$1,200,000
--------------------------------------------------------------
May 31, 2005                                US$1,200,000
--------------------------------------------------------------
August 31, 2005                             US$1,200,000
--------------------------------------------------------------
November 30, 2005                           US$1,200,000
--------------------------------------------------------------
February 28, 2006                           US$1,200,000
--------------------------------------------------------------
May 31, 2006                                US$1,200,000
--------------------------------------------------------------
August 31, 2006                             US$1,200,000
--------------------------------------------------------------
November 30, 2006                           US$1,200,000
--------------------------------------------------------------
February 28, 2007                           US$1,200,000
--------------------------------------------------------------
Term Loan Termination Date                 US$15,450,000
--------------------------------------------------------------
Total                                      US$35,000,000
--------------------------------------------------------------

         ; provided that the scheduled installments of principal of the US Tranche Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the US Tranche Term Loans in accordance with subsection 2.4B(iv); and provided, further, that the US Tranche Term Loans and all other amounts owed hereunder with respect to the US Tranche Term Loans shall be paid in full no later than the Term Loan Termination Date and the final installment payable by Company in respect of the US Tranche Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the US Tranche Term Loans.

                           (ii) Scheduled Payments of CN Tranche Term Loans.
Canadian Borrower shall make principal payments on the CN Tranche Term Loans in installments on the dates and in the amounts set forth below:

----------------------------------------------------------
         DATE                     SCHEDULED REPAYMENT OF CN
                                      TRANCHE TERM LOANS
----------------------------------------------------------
May 31, 2002                              US$50,000
----------------------------------------------------------
August 31, 2002                           US$50,000
----------------------------------------------------------
November 30, 2002                         US$50,000
----------------------------------------------------------
February 28, 2003                         US$50,000
----------------------------------------------------------
May 31, 2003                              US$50,000
----------------------------------------------------------
August 31, 2003                           US$50,000
----------------------------------------------------------
November 30, 2003                         US$50,000
----------------------------------------------------------
February 29, 2004                         US$50,000
----------------------------------------------------------
May 31, 2004                              US$50,000
----------------------------------------------------------
August 31, 2004                           US$50,000
----------------------------------------------------------
November 30, 2004                         US$50,000
----------------------------------------------------------
February 28, 2005                         US$50,000
----------------------------------------------------------
May 31, 2005                              US$50,000
----------------------------------------------------------
August 31, 2005                           US$50,000
----------------------------------------------------------
November 30, 2005                         US$50,000
----------------------------------------------------------
February 28, 2006                         US$50,000
----------------------------------------------------------
May 31, 2006                              US$50,000
----------------------------------------------------------
August 31, 2006                           US$50,000
----------------------------------------------------------
November 30, 2006                         US$50,000
----------------------------------------------------------
February 28, 2007                         US$50,000
----------------------------------------------------------
Term Loan Termination Date              US$19,000,000
----------------------------------------------------------
Total                                   US$20,000,000
----------------------------------------------------------

         ; provided that the scheduled installments of principal of the CN Tranche Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the CN Tranche Term Loans in accordance with subsection 2.4B(iv); and provided, further, that the CN Tranche Term Loans and all other amounts owed hereunder with respect to the CN Tranche Term Loans shall be paid in full no later than the Term Loan Termination Date and the final installment payable by Canadian Borrower in respect of the CN Tranche Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Canadian Borrower under this Agreement with respect to the CN Tranche Term Loans.

                  B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

                  (i) Voluntary Prepayments. Any Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans and CN Prime Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans and BA Rate Loans, in each case given to the applicable Administrative Agent by 11:00 A.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to such Administrative Agent (which original written or telephonic notice such Administrative Agent will promptly transmit by telefacsimile or telephone to each affected Lender), at any time and from time to time prepay any Loans on any Business Day without premium or penalty in whole or in part in an aggregate minimum amount of (a) for US Loans, US$1,000,000 and integral multiples of US$1,000,000 in excess of that amount and (b) for CN Tranche Revolving Loans, CN$500,000 and integral multiples of CN$500,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan and a BA Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless such Borrower complies with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Any Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the applicable Administrative Agent (which original written or telephonic notice the applicable Administrative Agent will promptly transmit by telefacsimile or telephone to each affected Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the US Tranche Revolving Loan Commitments or the CN Tranche Revolving Loan Commitments, as applicable, in an amount up to the amount by which such US Tranche Revolving Loan Commitments or CN Tranche Revolving Loan Commitments, as applicable, exceeds the Total Utilization of US Tranche Revolving Loan Commitments or Total Utilization of CN Tranche Revolving Loan Commitments, respectively, at the time of such proposed termination or reduction after giving effect to any payments or prepayments made on the date of such termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of US$1,000,000 or CN$500,000 as applicable, and integral multiples of US$1,000,000 or CN$500,000 as applicable, in excess of that amount. Company's or Canadian Borrower's notice to US Administrative Agent or CN Administrative Agent, respectively, shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the applicable Revolving Loan Commitments shall be effective on the date specified in applicable Borrower's notice and shall reduce the applicable Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

                  (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments. Subject to subsection 2.4B(iv)(g) regarding the prepayment of the

         Loans and the Junior Term Loans upon the occurrence and during the continuation of a Specified Priority Secured Loan Default, the Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                           (a) Prepayments and Reductions from Net Asset Sale
                  Proceeds.

                                             (1) Minor Asset Sale Proceeds. No
                  later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Minor Asset Sale (other than Deemed Major Asset Sale Proceeds), (A) the applicable Borrower shall prepay the Junior Term Loans in an amount equal to 75% of such Net Asset Sale Proceeds (the "MINOR ASSET SALE PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (B) to the extent the Minor Asset Sale Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, Company shall prepay the Loans, and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to such excess; provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing at the time of such sale, Company may retain, and the Revolving Loan Commitments shall not be reduced by, the first US$10,000,000 of Net Asset Sale Proceeds in respect of Minor Asset Sales in each Fiscal Year (in addition to the 25% of such proceeds not required to be applied to prepay the Loans or reduce the Revolving Loan Commitments) and any unused amount of such US$10,000,000 retention amount for any Fiscal Year shall be added to the retention amount provided in this subsection for the next succeeding Fiscal Year.

                                             (2) Major Asset Sale Proceeds. No
                  later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Major Asset Sale or Deemed Major Asset Sale Proceeds, (A) the applicable Borrower shall prepay the Junior Term Loans in an amount equal to 100% of such Net Asset Sale Proceeds or Deemed Major Asset Sale Proceeds (the "MAJOR ASSET SALE PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (B) to the extent the Major Asset Sale Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, the applicable Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to such excess.

                                             (3) Notwithstanding anything to the
                  contrary contained in subsections 2.4B(iii)(a)(1) and (2), Company shall not be required to use Net Asset Sale Proceeds from Asset Sales of assets listed on Schedule 1.1C to prepay the Loans to the extent such Net Asset Sale Proceeds (A) do not exceed the West 34th Street Loan Amount and (B) are applied in accordance with subsection 7.7(iv).

                           (b) Prepayments and Reductions from Net Insurance/
                  Condemnation Proceeds. No later than the third Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in excess of US$500,000 (determined with respect to each occurrence or event giving rise to such Net Insurance/Condemnation Proceeds), (A) the applicable Borrower shall prepay the Junior Term Loans in an amount equal to 100% of such Net Insurance/Condemnation Proceeds (the "INSURANCE/CONDEMNATION PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (B) to the extent the Insurance/Condemnation Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, the applicable Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to such excess; provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, no such prepayment or reduction shall be required to the extent such Borrower determines to utilize such Net Insurance/Condemnation Proceeds to repair, restore or replace the assets in respect of which such Net Insurance/Condemnation Proceeds were received and such Borrower so utilizes or contractually commits to utilize such Net Insurance/Condemnation Proceeds within 360 days of the receipt thereof; provided, further, however, that, unless otherwise required by the terms of the lease for a Leasehold Property with respect to which such Net Insurance/Condemnation Proceeds were received, pending such utilization, such proceeds shall be applied to repay the Revolving Loans (but not reduce the Revolving Loan Commitments) and, after payment in full thereof, deposited into the Collateral Account.

                           (c) Prepayments and Reductions Due to Issuance of
                  Debt. No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Debt Securities Proceeds, (A) the applicable Borrower shall prepay the Junior Term Loans in an amount equal to 100% of such Net Debt Securities Proceeds (the "DEBT SECURITIES PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (B) to the extent the Debt Securities Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, such Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to such excess.

                           (d) Prepayments and Reductions Due to Issuance of
                  Equity Securities.

                                             (1) Proceeds of Public Equity
                  Offerings. No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of Net Equity Securities Proceeds from a Public Equity Offering, (A) the applicable Borrower shall prepay the Junior Term Loans in an amount equal to 75% of such Net Equity Securities Proceeds (the "PUBLIC EQUITY PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (B) to the extent the Public Equity Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, such Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to such excess; provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing at the time Company or any of its Subsidiaries receives such Net Equity Securities Proceeds (y) if the Applicable Leverage Ratio is less than 3.50:1.00 but greater than or equal to 3.00:1.00 at the time of such issuance (after giving pro forma effect to the application of such Net Equity Securities Proceeds), the Public Equity Prepayment Amount shall be 50% of such Net Equity Securities Proceeds, and (z) if the Applicable Leverage Ratio is less than 3.00:1.00 at the time of such issuance (after giving such pro forma effect), no portion of such Net Equity Securities Proceeds shall be required to be so applied.

                                             (2) Proceeds of Private Non-Sponsor
                  Equity Offerings. No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of Net Equity Securities Proceeds from a Private Non-Sponsor Equity Offering,

                                             (A) if, on the date of receipt of
                                    such Net Equity Securities Proceeds,
                                    Sponsors own or manage 51% or more of the common equity of Company, (x) Company shall be entitled to retain the first US$25,000,000 of such Net Equity Securities Proceeds and (y) (i) Company shall prepay the Junior Term Loans in an amount equal to 75% of the cumulative amount of such Net Equity Securities Proceeds in excess of US$25,000,000 (the "PRIVATE EQUITY PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (ii) to the extent the Private Equity Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, Company shall use such excess to prepay the Loans and/or permanently reduce the Revolving Loan Commitments; provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing at the time Company or any of its Subsidiaries receives such Net Equity Securities Proceeds
                                    (a) if the Applicable Leverage Ratio is less than 3.50:1.00 but greater than or equal to 3.00:1.00 at the time of such issuance (after giving pro forma effect to the application of such Net Equity Securities Proceeds), the Private Equity Prepayment Amount shall be 50% of the cumulative amount of such Net Equity Securities Proceeds in excess of US$25,000,000, and (b) if the Applicable Leverage Ratio is less than 3.00:1.00 at the time of such issuance (after giving such pro forma effect), no portion of such Net Equity Securities Proceeds shall be required to be so applied; and

                                             (B) if, on the date of receipt of
                                    such Net Equity Securities Proceeds,
                                    Sponsors own or manage less than 51% of the common equity of Company, (x) Company shall prepay the Junior

                                    Term Loans in an amount equal to 75% of such Net Equity Securities Proceeds (the "ALTERNATIVE PRIVATE EQUITY PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (y) to the extent the Alternative Private Equity Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, Company shall use such excess to prepay the Loans and/or permanently reduce the Revolving Loan Commitments; provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing at the time Company or any of its Subsidiaries receives such Net Equity Securities Proceeds
                                    (a) if the Applicable Leverage Ratio is less than 3.50:1.00 but greater than or equal to 3.00:1.00 at the time of such issuance (after giving pro forma effect to the application of such Net Equity Securities Proceeds), the Alternative Private Equity Prepayment Amount shall be 50% of such Net Equity Securities Proceeds, and (b) if the Applicable Leverage Ratio is less than 3.00:1.00 at the time of such issuance (after giving such pro forma effect), no portion of such Net Equity Securities Proceeds shall be required to be so applied.

                           (e) Prepayments and Reductions from Excess Cash Flow.
                  If there shall be Excess Cash Flow of Company and its Subsidiaries for any Fiscal Year (commencing with the Fiscal Year ending February 28, 2003), no later than 90 days after the end of such Fiscal Year, (A) Company shall prepay the Junior Term Loans in an amount equal to the sum of (x) 100% of the first US$25,000,000 of Excess Cash Flow of that Fiscal Year plus (y) 75% of such Excess Cash Flow in excess of US$25,000,000 (the "EXCESS CASH FLOW PREPAYMENT AMOUNT") in accordance with the Term Loan Agreement and (B) to the extent the Excess Cash Flow Prepayment Amount exceeds the aggregate outstanding principal amount of the Junior Term Loans, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, in an amount equal to such excess; provided that such mandatory prepayments and/or reduction in the Revolving Loan Commitments for the Fiscal Year ending February 28, 2003, if any, shall be apportioned to relate solely to the period from the Closing Date until February 28, 2003; and provided, further, that so long as no Event of Default or Potential Event of Default has occurred and is continuing Company may retain all Excess Cash Flow with respect to any Fiscal Year, and the Revolving Loan Commitments shall not be permanently reduced, if (1) the Leverage Ratio at the last day of such Fiscal Year is 3.50:1.00 or less and (2) the Leverage Ratio at the last day of the immediately preceding Fiscal Year was 3.50:1.00 or less.

                           (f) Prepayments and Reductions from Permitted Cure
                  Securities. If Company issues Permitted Cure Securities and the proceeds thereof are required to be applied to reduce Wholly-Owned Total Debt pursuant to subsection 7.6C, on the date of receipt of such proceeds, Company shall use 100% of the proceeds of such Permitted Cure Securities first to prepay the Term Loans to the full extent thereof; second, to the extent of any remaining proceeds, to prepay the

                  Revolving Loans to the full extent thereof (but not reduce the Revolving Loan Commitments) and third to the extent of any remaining proceeds, to prepay the Junior Term Loans in accordance with the Term Loan Agreement.

                           (g) Calculations of Net Proceeds Amounts; Additional
                  Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f), Company shall deliver to US Administrative Agent an Officer's Certificate demonstrating the calculation of (1) the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, the applicable Net Insurance/Condemnation Proceeds, the applicable Net Equity Securities Proceeds, the applicable Net Debt Securities Proceeds, the applicable Excess Cash Flow or the required reduction of Wholly-Owned Total Debt that gave rise to such prepayment and/or reduction (2) in the case of a prepayment under subsection 2.4B(iii)(a), the amount of Net Asset Sale Proceeds in respect of any Minor Asset Sale, the amount of Net Asset Sale Proceeds in respect of any Major Asset Sale, and the amount of any Deemed Major Asset Sale Proceeds, and (3) in the case of a prepayment under subsection 2.4B(ii)(d), the amount of Net Equity Securities Proceeds from a Public Equity Offering and the amount of Net Equity Securities Proceeds from a Private Non-Sponsor Equity Offering. If Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, the applicable Borrower shall promptly make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                           (h) Prepayments Due to Reductions or Restrictions of
                  Revolving Loan Commitments. Each Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of US Tranche Revolving Loan Commitments or Total Utilization of CN Tranche Revolving Loan Commitments, as applicable, shall not at any time exceed the US Tranche Revolving Loan Commitments or CN Tranche Revolving Loan Commitments, respectively, then in effect.

                  (iv) Application of Prepayments and Unscheduled Reductions of Commitments.

                           (a) Application of Voluntary Prepayments. Any
                  voluntary prepayments pursuant to subsection 2.4B(i) shall be applied first to repay outstanding Loans as specified by the relevant Borrower to the full extent thereof and second to the Collateral Account to cash collateralize any outstanding Letters of Credit.

                           (b) Application of Prepayments to Base Rate Loans, CN
                  Prime Rate Loans, Eurodollar Rate Loans and BA Rate Loans. Any prepayment of the

                  US Loans or the CN Tranche Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, and any prepayment of CN Tranche Revolving Loans shall be applied to CN Prime Rate Loans to the full extent thereof before application to BA Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company and/or Canadian Borrower, as the case may be, pursuant to subsection 2.6D.

                           (c) Application of Mandatory Prepayments by Type of
                  Loans. Subject to subsection 2.4B(iv)(g), any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Junior Term Loans in accordance with the Term Loan Agreement; second to prepay the Term Loans to the full extent thereof; third to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayments; fourth to the extent of any remaining portion, to further reduce the Revolving Loan Commitments to the full extent thereof; and fifth to the Collateral Account to cash collateralize any outstanding Letters of Credit.

                           (d) Application of Mandatory Prepayments of Term
                  Loans to US Tranche Term Loans and CN Tranche Term Loans and the Scheduled Installments of Principal thereof. Subject to subsection 2.4B(iv)(c), any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied first to prepay the US Tranche Term Loans to the full extent thereof and thereafter to prepay the CN Tranche Term Loans to the full extent thereof, and shall be applied on a pro rata basis to each scheduled installment of principal of the US Tranche Term Loans and the CN Tranche Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment.

                           (e) Application of Mandatory Prepayments of Revolving
                  Loans to US Tranche Revolving Loans and CN Tranche Revolving Loans and Reduction of Revolving Loan Commitments. Subject to subsection 2.4B(iv)(c), any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the US Tranche Revolving Loans and the CN Tranche Revolving Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof. Any mandatory reductions of Revolving Loan Commitments pursuant to subsection 2.4B(iii) shall be applied to permanently reduce the US Tranche Revolving Loan Commitments and the CN Tranche Revolving Loan Commitments on a pro rata basis in accordance with the respective amounts thereof.

                           (f) Application of Mandatory Prepayments of CN
                  Tranche Term Loans to the Collateral Account. Notwithstanding anything to the contrary in clause 2.4B(iii) and so long as no Potential Event of Default or Event of Default has occurred and is continuing, Canadian Borrower shall not be required to repay or prepay any amount or to hold any amount for or permit any amount to be held by or for the benefit of any Lender such that such amount would be actually or constructively paid or repaid for purposes of paragraph 212(1)(b)(vii) of the Income Tax Act (Canada) on or prior to the Term Loan Termination Date if thereafter the total of all amounts actually or constructively paid or repaid in respect of the CN Tranche Term Loans would exceed 25% of the amount of the CN Tranche Term Loan Commitments (such excess being the "EXCESS REPAYMENT AMOUNT"). Where an Excess Repayment Amount exists, the Canadian Borrower shall deposit cash in the amount of such Excess Repayment Amount to the Collateral Account to cash collateralize (but not prepay) the CN Tranche Term Loans.

                           (g) Application of Mandatory Prepayments upon
                  Specified Priority Secured Loan Default. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuation of a Specified Priority Secured Loan Default, any amount required to be applied first as a mandatory prepayment of the Junior Term Loans under any of subsections 2.4B(iii)(a)-(f) shall instead be applied first to prepay the Loans (without a permanent reduction of the Revolving Loan Commitments) and second to the extent such amount exceeds the aggregate outstanding principal amount of the Loans and the Revolving Loan Commitments, to prepay the Junior Term Loans.

                  C. GENERAL PROVISIONS REGARDING PAYMENTS.

                           (i) Manner and Time of Payment. All payments by
Company to US Administrative Agent and by Canadian Borrower to CN Administrative Agent of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in US Dollars in the case of US Dollar Loans and in Canadian Dollars in the case of Canadian Dollar Loans in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for such Administrative Agent for the account of the applicable Lenders. Funds received by either Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, such Borrower hereby authorizes each Administrative Agent to charge its accounts with such Administrative Agent to make Loans for its own account.

                           (ii) Application of Payments to Principal and
Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                           (iii) Apportionment of Payments. Aggregate principal
and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares of such Loans; provided that payments of interest in respect of Loans which are Base Rate Loans or CN Prime Rate Loans, as applicable, shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans or CN Prime Rate Loans, as applicable, of each Lender outstanding during the period in which such interest shall have accrued. Each Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by such Administrative Agent in respect of Loans and the commitment fees of such Lender when received by such Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or CN Prime Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or BA Rate Loans, each Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                           (iv) Payments on Business Days. Whenever any payment
to be made hereunder shall be stated to be due on a day that is not a Business Day for the type of Loan in respect of which such payment is made, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                           (v) Notation of Payment. Each Lender agrees that
before disposing of any Note held by it, or any part thereof (other than by granting participations therein), Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

                           (i) Application of Proceeds of Collateral. Except as
provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document upon the occurrence and during the continuation of an Event of Default or Potential Event of Default, may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Collateral Agent against, the applicable Secured Obligations (as defined in such Collateral Document) as provided in the Intercreditor Agreement.

                           (ii) Application of Payments Under Guaranties. All
payments received by Collateral Agent under the Guaranties shall be applied promptly from time to time by Collateral Agent as provided in the Intercreditor Agreement.

         2.5 USE OF PROCEEDS.

                  A. US LOANS. The proceeds of the US Loans shall be applied by Company to (i) repay loans made under the Post-Petition Incremental US Sublimit and the Post-Petition

Incremental Canadian Sublimit of the DIP Credit Agreement, (ii) provide for the working capital requirements and general corporate purposes of Company and its Subsidiaries, which may include the making of intercompany loans to any of Company's Wholly-Owned North American Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital requirements and general corporate purposes and (iii) pay fees payable by Company in connection with this Agreement and the Term Loan Agreement. In addition, Company may use the proceeds of any US Loans to fund the Unsecured Settlement Distribution (as defined in the Plan of Reorganization) in accordance with the Plan of Reorganization in an aggregate amount not to exceed the Company-Funded Unsecured Settlement Amount.

                  B. CN LOANS. The proceeds of the CN Loans shall be applied by Canadian Borrower to (i) refinance outstanding obligations of Canadian Borrower to Company and pay fees under the Canadian CCAA Credit Agreement, (ii) pay claims of creditors of Canadian Borrower and certain of its Subsidiaries under the CCAA Plan of Arrangement and (iii) provide for the working capital requirements and general corporate purposes of Canadian Borrower and its Subsidiaries.

                  C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, US Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each US Lender for Eurodollar Rate Loans to Company and to Canadian Borrower and each CN Lender for Eurodollar Rate Loans to Canadian Borrower.

                  B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. If US Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, US Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to each Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as US Administrative Agent notifies Borrowers and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

                  C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and US Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and US Administrative Agents of such determination (which notice US Administrative Agent shall promptly transmit to each other US Lender and CN Administrative Agent shall promptly transmit to each other CN Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the US Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the US Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

                  D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The applicable Borrower shall compensate each US Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or

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liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by a Borrower, or (iv) as a consequence of any other default by a Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                  E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

                  G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) no Borrower may elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

         2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law):

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                           (i) subjects such Lender (or its applicable lending
office) to any Covered Tax with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                           (ii) imposes, modifies or holds applicable any
reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                           (iii) imposes any other condition (other than with
respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans or Commitments hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such increased cost or reduction in amounts was incurred more than twenty-four months prior to the time it gives notice to Borrowers (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case such Lender shall not be limited to such twenty-four month period so long as such Lender has given such notice to Borrowers no later than twenty-four months from the time circumstance became applicable to such Lender. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B. WITHHOLDING OF TAXES.

                           (i) Payments to Be Free and Clear. All sums payable
by any Borrower under this Agreement and the other Priority Secured Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Covered Tax imposed, levied, collected, withheld or assessed by or within any country, province, territory, state or any political subdivision of any of them or any other jurisdiction from or to which a payment is made by or on behalf of such Borrower or by any federation or organization of which the United States of America or Canada or any such jurisdiction is a member at the time of payment.

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                           (ii) Grossing-up of Payments. If any Borrower or any
other Person is required by law to make any deduction or withholding on account of any Covered Tax from any sum paid or payable by such Borrower to Administrative Agent or any Lender under any of the Priority Secured Loan
Documents:

                                    (a) such Borrower shall notify US
         Administrative Agent, in the case of Company, or CN Administrative Agent, in the case of Canadian Borrower, of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

                                    (b) such Borrower shall pay any such Covered
         Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on an Administrative Agent or such Lender, as the case may be) on behalf of and in the name of such Administrative Agent or such Lender;

                                    (c) the sum payable by such Borrower in
         respect of which the relevant deduction or withholding with respect to such Covered Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding, such Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and

                                    (d) within 30 days after the due date of
         payment of any such Covered Tax which it is required by clause (b) above to pay, such Borrower shall deliver to such Administrative Agent evidence reasonably satisfactory to such Administrative Agent of such deduction, withholding or payment and of the remittance of such Covered Tax to the relevant taxing or other authority;

         provided that, in respect of the US Loans and the CN Tranche Revolving Loans, no Borrower will be required to pay any additional amount to any Administrative Agent or any Lender under clause (c) above with respect to the deduction, withholding or payment of any Covered Tax or under clause (i) of subsection 2.7A or clause (i) of subsection 3.6 in respect of any Covered Tax unless, after the date hereof (in the case of each Lender listed on Schedule 2.1) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) there has been a Change in Law, which shall result in a required increase in the rate of such deduction, withholding or payment with respect to such Covered Tax from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender or its applicable lending office on such date.

                           (iii) Evidence of Exemption from Withholding Taxes.

                                    (a) Each US Lender that is not a United
         States Person within the meaning of Section 7701(a)(30) of the Internal Revenue Code (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to US Administrative Agent and Company, on or prior to the Closing Date (in the case of each US Lender listed on the

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         signature pages hereof) or on or prior to the date of the Assignment
         Agreement pursuant to which it becomes a US Lender (in the case of each other US Lender), and at such other times as may be necessary in the determination of Company or US Administrative Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such US Lender, together with any other form, certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, in each case establishing that such US Lender is not subject to any deduction or withholding of United States federal income tax with respect to any payments to such US Lender of principal, interest, fees or other amounts payable under any of the Priority Secured Loan Documents or (Y) if such US Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (X) above, a Certificate re Non-Bank Status together with two original copies of the appropriate Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such US Lender, together with any other form, certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, in each case establishing that such US Lender is not subject to any deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Priority Secured Loan Documents; provided, however, that in the event that a Non-U.S. Lender is an entity that is not a corporation of U.S. federal income tax purposes, such Non-U.S. Lender agrees, for purposes of clause (X) or (Y) of this subsection 2.7B(iii)(a), to take any actions necessary, and to deliver all additional (or alternative) Internal Revenue Service forms necessary to establish in accordance with the Internal Revenue Code and the Treasury Regulations promulgated thereunder that such Non-U.S. Lender is not subject to any deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents (including causing its partners, members, beneficiaries or owners, and their beneficial owners, to take any actions and deliver any forms necessary to establish such exemption).

                                    (b) Each US Lender required to deliver any
         forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such US Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such US Lender shall (1) promptly deliver to Administrative Agent and Company, two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of the appropriate Internal Revenue Service Form W-8, as the case may be, and any such other or additional Internal Revenue Service form required to be delivered pursuant to the provision of subsection 2.7B(iii)(a) properly completed and duly executed by such US Lender, together with any other form, certificate or statement of exemption confirming or establishing that such US Lender is not subject to any deduction or withholding of United States federal income tax with respect to payments to such US Lender under the Priority Secured Loan Documents (provided that in the case of

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
         a new form or certificate to be provided under this section 2.7B(iii)(b)(1) due to a lapse in time, Company shall have first notified US Lender and US Administrative Agent in writing at least 60 days prior to the expiration of such obsolete form or certificate that such US Lender will be required to comply with such requirements) or
         (2) notify US Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                                    (c) Company shall not be required to pay any
         additional amount to any US Lender in respect of any Covered Tax under clause (c) of subsection 2.7B(ii) or clause (i) of subsection 2.7A, clause (i) of subsection 3.6 or make any payments pursuant to section 2.7C, (x) in the case of a Non-US Lender, if (1) such US Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii) and such Covered Tax would not have been required to be imposed, deducted or withheld but for such failure or (2) to the extent such amount results from any US Lender being treated as a "conduit entity" within the meaning of Treasury Regulation Section 1.881-3 or any successor provision thereto or (y) in the case of any US Lender, to the extent that such Covered Tax would not have been required to be imposed, deducted or withheld but for the failure of such US Lender to comply with any certification, information or other reporting requirement as to nationality, residence or identity of such US Lender which requirement such US Lender would otherwise be able to comply with on the date requested by Company, provided that at least 60 days prior to the first payment date with respect to which Company shall apply this clause (y), Company shall have notified such US Lender, in writing, that such US Lender will be required to comply with such certification, information or other reporting requirement and provided, further, that such compliance is expressly required by law, statute, treaty, ruling regulation or administrative practice of jurisdiction imposing such Covered Tax as a necessary precondition to reduction in the rate of, or exemption from, such Covered Tax; provided that, if any US Lender shall have satisfied the requirements of subsection 2.7B(iii) on the Closing Date (in the case of each US Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a US Lender or date of request by Company (in the case of each other US Lender) and thereafter the requirements of subsection 2.7B(iii)(b), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any Change in Law occurring after the date hereof (in the case of each US Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such US Lender becomes a US Lender (in the case of each other US Lender), such US Lender is no longer properly entitled to deliver any forms, certificates, statements or other evidence at a subsequent date establishing the fact that such US Lender is not subject to withholding as described in subsection 2.7B(iii)(a) or clause (i) of subsection 3.6.

                  C. INDEMNIFICATION BY BORROWERS. Subject to subsection 2.7B(iii)(c), Company shall indemnify US Administrative Agent and each US Lender and Canadian Borrower shall indemnify CN Administrative Agent and each CN Lender, within 10 days after written demand therefor, for the full amount of any Covered Taxes imposed with respect to this Agreement or any obligations of such Lender or such Administrative Agent hereunder or any payments to such Lender (or its applicable lending office) or such Administrative Agent hereunder (including

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Covered Taxes imposed or asserted on or attributable to amounts payable under this Section) that are paid by such Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender, or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  D. INCORRECTLY ASSESSED TAXES. Upon the reasonable request of any Borrower, each Lender shall use reasonable efforts to cooperate with such Borrower with a view to obtain a refund of any indemnified taxes or other taxes which were not correctly or legally imposed or asserted by the relevant Governmental Authority and for which such Borrower has indemnified such Lender under this subsection 2.7 and, to the extent any such refund is paid to or to the account of such Lender, such Lender shall promptly refund such amount to such Borrower.

                  E. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company and/or Canadian Borrower from such Lender of the officer's certificate referred to in the next sentence, Company shall pay to any such US Lender and Canadian Borrower shall pay to such CN Lender, such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the applicable Borrower (with a copy to the applicable Administrative Agent) an officer's certificate, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.8 OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive any payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or

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Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending office or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances that would cause such Lender or Issuing Lender to be an Affected Lender would cease to exist or the additional amounts that would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending office or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay to any US Lender and Canadian Borrower agrees to pay to any CN Lender all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. An officer's certificate as to the amount of any such expenses payable by Company or Canadian Borrower, as the case may be, pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company or Canadian Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         If any such Lender does not make, issue, fund or maintain such Commitments, Loans or Letters of Credit through such other lending office or letter of credit office or take such other measures, as the case may be, then Company or Canadian Borrower, as the case may be, shall have the right, but not the obligation, upon notice to such Lender and the applicable Administrative Agent, either to terminate such Lender's Commitments and prepay (without premium or penalty) the then outstanding Loans and Letters of Credit, together with all unpaid interest and fees in respect thereof, and all other Obligations owed to such Lender or to cause such Lender to transfer and assign (without representation or warranty) the then outstanding Commitments, Loans, Letters of Credit and other Obligations owed to such Lender at a purchase price that is no less than the aggregate amount of such Lender's Loans and its Pro Rata Share of outstanding Letters of Credit, together with all accrued and unpaid interest and fees in respect thereof, plus all other Obligations owing to such Lender, to an Eligible Assignee, in accordance with the provisions of subsection 10.1B(i) and
(ii), that is able to make, issue, fund and maintain such Commitments, Loans or Letters of Credit through a lending office or letter of credit office that will avoid the need for, or minimize the amount of, additional amounts or other payments which would otherwise be required to be paid by Company or Canadian Borrower, as the case may be, under subsection 2.7 or subsection 3.6.

SECTION 3. LETTERS OF CREDIT

         3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

                  A. LETTERS OF CREDIT. In addition to Borrowers requesting that Lenders make Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of

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this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Commitment Termination Date, that one or more Lenders having a US Tranche Revolving Loan Commitment issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, any one or more Lenders having a US Tranche Revolving Loan Commitment may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender having a US Tranche Revolving Loan Commitment issue (and no Lender having a US Tranche Revolving Loan Commitment shall issue):

                           (i) any Letter of Credit if, after giving effect to
such issuance, the Total Utilization of US Tranche Revolving Loan Commitments would exceed the US Tranche Revolving Loan Commitments then in effect;

                           (ii) any Letter of Credit if, after giving effect to
such issuance, the Letter of Credit Usage would exceed US$25,000,000;

                           (iii) [Intentionally Omitted];

                           (iv) [Intentionally Omitted];

                           (v) [Intentionally Omitted];

                           (vi) [Intentionally Omitted];

                           (vii) any Standby Letter of Credit having an
expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date that is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further, that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

                           (viii) [Intentionally Omitted];

                           (ix) any Standby Letter of Credit issued for the
purpose of supporting (a) trade payables if the aggregate maximum amount under all Standby Letters of Credit issued for the payment of trade payables would exceed US$750,000 or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code);

                           (x) any Commercial Letter of Credit having an
expiration date (a) later than the earlier of (1) the date that is 30 days prior to the Commitment Termination Date and (2)

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the date that is 180 days from the date of issuance of such Commercial Letter of
Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

                           (xi) any Letter of Credit denominated in a currency
other than US Dollars or Canadian Dollars; or

                           (xii) any Letter of Credit to be issued at a tenor
other than on a sight basis.

                  B. MECHANICS OF ISSUANCE.

                           (i) Request for Issuance. Whenever Company desires
the issuance of a Letter of Credit, it shall deliver to US Administrative Agent a Request for Issuance substantially in the form of Exhibit III annexed hereto no later than 11:00 A.M. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, (f) that, after giving effect to the requested Letter of Credit, the Total Utilization of US Tranche Revolving Commitments will not exceed the US Tranche Revolving Commitments then in effect, (g) in the case of a Letter of Credit that Company requests to be denominated in a currency other than US Dollars, the currency in which Company requests such Letter of Credit to be issued and (h) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary in conformity with the terms and conditions of the Letter of Credit prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such Business Day.

                           Company shall notify the applicable Issuing Lender
(and Administrative Agent, if US Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit if any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

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                           (ii) Determination of Issuing Lender. Upon receipt by
US Administrative Agent of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, if US Administrative Agent elects to issue such Letter of Credit, US Administrative Agent shall promptly so notify Company, and US Administrative Agent shall be the Issuing Lender with respect thereto. If US Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, US Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender having a US Tranche Revolving
Loan Commitment to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance. Any Lender having a US Tranche Revolving Loan Commitment so requested to issue such Letter of Credit shall promptly notify Company and US Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. If all other Lenders having a US Tranche Revolving Loan Commitment shall have declined to issue such Letter of Credit, notwithstanding the prior election of US Administrative Agent not to issue such Letter of Credit, US Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by US Administrative Agent, when aggregated with US Administrative Agent's outstanding Loans may exceed US Administrative Agent's Commitment then in effect; provided that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency (other than Canadian Dollars) which in the judgment of US Administrative Agent is not readily and freely available.

                           (iii) Issuance of Letter of Credit. Upon satisfaction
or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                           (iv) Notification to Lenders. Upon the issuance of or
amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify US Administrative Agent and Company of such issuance or amendment, which notice shall be accompanied by a copy of such Standby Letter of Credit or amendment. Upon receipt of such notice (or, if US Administrative Agent is the Issuing Lender, together with such notice), US Administrative Agent shall notify each Lender having a US Tranche Revolving Loan Commitment in writing of such issuance or amendment and the amount of such Lender's respective participation in such Standby Letter of Credit or amendment. If the Issuing Lender of a Commercial Letter of Credit is other than US Administrative Agent, such Issuing Lender will send by facsimile transmission to US Administrative Agent, promptly on the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under such Commercial Letter of Credit for the previous week. Upon receipt of such report, US Administrative Agent shall notify each Lender having a US Tranche Revolving Loan Commitment in writing of the contents thereof.

                  C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender having a US Tranche Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount

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equal to such Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

         3.2 LETTER OF CREDIT FEES.

         Company agrees to pay the following fees with respect to Letters of Credit issued hereunder:

                           (i) to the applicable Issuing Lender, for its own
account with respect to each Standby Letter of Credit, a fronting fee equal to the greater of US$500 per year per Letter of Credit and 0.25% per annum of the daily maximum amount available to be drawn under each such Letter of Credit, and with respect to each Commercial Letter of Credit a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under each such Letter of Credit. Fronting fees are payable from and including the issue date, in arrears, on and to (but excluding) each January 15, April 15, July 15, and October 15 of each year and will be computed on the basis of a 360-day year for the actual number of days elapsed;

                           (ii) to US Administrative Agent, for the account of
the participating Lenders having a US Tranche Revolving Loan Commitment, with respect to each Standby Letter of Credit and Commercial Letter of Credit, a per annum letter of credit fee equal to 3.75% per annum, computed on the daily maximum amount available to be drawn under such Letters of Credit. Such fee is payable from and including the issue date, in arrears, on and to (but excluding) each January 15, April 15, July 15 and October 15 of each year and will be computed on the basis of a 360-day year for the actual number of days elapsed; and

                           (iii) with respect to the issuance, amendment or
transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                           For purposes of calculating any fees payable under
clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit as of any date of determination shall be determined as of the close of business on such date and (2) any amount described in such clauses which is denominated in a currency other than US Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt of any amount described in clause (i) of this subsection 3.2, US Administrative Agent shall distribute to each Lender having a US Tranche Revolving Loan Commitment its Pro Rata Share of such amount. Notwithstanding the currency the Letter of Credit is denominated in, fees payable under clauses (i) and (ii) of this subsection 3.2 shall be paid in US Dollars.

         3.3 DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the

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documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

                  B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. If an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and US Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in US Dollars and in same day funds equal to the amount of such drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than US Dollars, shall be calculated by reference to the applicable Exchange Rate on the date such drawing is honored); provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless Company shall have notified US Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of US Tranche Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to US Administrative Agent requesting Lenders to make US Tranche Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in US Dollars equal to the amount of such drawing (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than US Dollars, shall be calculated by reference to the applicable Exchange Rate on the date such drawing is honored) and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders having a US Tranche Revolving Loan Commitment shall, on the Reimbursement Date, make US Tranche Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by US Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further, that if for any reason proceeds of US Tranche Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such US Tranche Revolving Loans, if any, that are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender having a US Tranche Revolving Loan Commitment from its obligation to make US Tranche Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender having a US Tranche Revolving Loan Commitment resulting from the failure of such Lender to make such US Tranche Revolving Loans under this subsection 3.3B.

                  C. PAYMENT BY LENDERS HAVING A US TRANCHE REVOLVING LOAN COMMITMENT OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                           (i) Payment by Lenders having a US Tranche Revolving
Loan Commitment. If Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount in US Dollars (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than US Dollars, by reference to the applicable Exchange Rate on the date such drawing is honored) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify US Administrative Agent and US Administrative Agent shall thereafter notify

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each other Lender having a US Tranche Revolving Loan Commitment of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender having a US Tranche Revolving Loan Commitment shall make available to such Issuing Lender an amount equal to its respective participation, in US Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 11:30 A.M. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. If any Lender having a US Tranche Revolving Loan Commitment fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender having a US Tranche Revolving Loan Commitment to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C if it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction on the part of such Issuing Lender.

                           (ii) Distribution to Lenders having a US Tranche
Revolving Loan Commitment of Reimbursements Received From Company. If any Issuing Lender shall have been reimbursed by other Lenders having a US Tranche Revolving Loan Commitment pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender having a US Tranche Revolving Loan Commitment that has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender having a US Tranche Revolving Loan Commitment at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

                  D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                           (i) Payment of Interest by Company. Company agrees to
pay to each Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of the US Tranche Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to US Tranche Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to US Tranche Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual

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number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                           (ii) Distribution of Interest Payments by Issuing
Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender having a US Tranche Revolving Loan Commitment, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of US Tranche Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender having a US Tranche Revolving Loan Commitment would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) if such Issuing Lender shall have been reimbursed by other Lenders having a US Tranche Revolving Loan Commitment pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender having a US Tranche Revolving Loan Commitment that has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders having a US Tranche Revolving Loan Commitment for the period from the date on which such Issuing Lender was so reimbursed by other Lenders having a US Tranche Revolving Loan Commitment to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender having a US Tranche Revolving Loan Commitment at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         3.4 OBLIGATIONS ABSOLUTE.

         The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any US Tranche Revolving Loans made by Lenders having a US Tranche Revolving Loan Commitment pursuant to subsection 3.3B and the obligations of Lenders having a US Tranche Revolving Loan Commitment under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of any
Letter of Credit;

                           (ii) the existence of any claim, set-off, defense or
other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

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                           (iii) any draft or other document presented under any
Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) payment by the applicable Issuing Lender under
any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit;

                           (v) any adverse change in the business, operations,
properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                           (vi) any breach of this Agreement or any other
Priority Secured Loan Document by any party thereto;

                           (vii) any other circumstance or happening whatsoever,
whether or not similar to any of the foregoing; or

                           (viii) the fact that an Event of Default or a
Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

         3.5 INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

                  A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

                  B. NATURE OF ISSUING LENDERS' DUTIES. As between Company on the one hand and any Issuing Lender on the other hand, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in

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any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted without gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

         3.6 INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                  Subject to subsection 2.7B, in the event that any Issuing Lender or Lender having a US Tranche Revolving Loan Commitment shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender having a US Tranche Revolving Loan Commitment with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law):

                           (i) subjects such Issuing Lender or Lender (or its
applicable lending or letter of credit office) to any Covered Tax with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this
Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                           (ii) imposes, modifies or holds applicable any
reserve (including, without limitation, any marginal, emergency, supplemental, special or other reserve), special

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deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender having a US Tranche Revolving Loan Commitment; or

                           (iii) imposes any other condition (other than with
respect to a Tax matter) on or affecting such Issuing Lender or Lender having a US Tranche Revolving Loan Commitment (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender having a US Tranche Revolving Loan Commitment of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         3.7 EXISTING LETTERS OF CREDIT.

                  Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement and the other Priority Secured Loan Documents, including all terms and provisions of this Agreement and the other Priority Secured Loan Documents applicable to Letters of Credit issued hereunder, and each person liable as an account party thereunder shall be automatically released and Company shall be deemed to be the account party for all purposes thereunder and hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Section 3 shall include the Existing Letters of Credit and Company hereby (a) represents, warrants, agrees, covenants and reaffirms that it has no (and it permanently and irrevocably waives and releases Administrative Agent and Lenders from any, to the extent arising on or prior to the Closing Date) defense, set off, claim or counterclaim against Administrative Agent or any Lender in regard to its Obligations in respect of such Existing Letters of Credit and (b) reaffirms its obligation to reimburse Issuing Lender for honored drawings under such Existing Letters of Credit in accordance with the terms and provisions of this Agreement and the other Priority Secured Loan Documents applicable to Letters of Credit issued hereunder. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, Company shall pay all fees and commissions set forth in subsection 3.2 at the times and in the manner set forth therein. Except to the extent otherwise set forth in this Section 3, BTCo, as Issuing Lender for the Existing Letters of Credit, shall not have any obligation to extend or renew any Existing Letter of Credit.

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SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and issue Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO INITIAL LOANS.

         The obligations of Lenders to make the initial Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall have delivered and shall have caused each other Loan Party to deliver to Lenders (or to US Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for CN Administrative Agent, each Lender and their counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                           (i) Certified copies of the constating documents of
such Person, together, except as set forth on Schedule 4.1A(i), with a good standing certificate (or equivalent thereto) from its jurisdiction of organization and, except where failure to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each other state or province in which it is qualified as a foreign organization to do business and, except where failure to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                           (ii) Copies of the Bylaws or limited liability
company agreement of such Person, as applicable, certified as of the Closing Date by its secretary or an assistant secretary;

                           (iii) Resolutions of the Board of Directors or
members of such Person approving and authorizing the execution, delivery and performance of the Priority Secured Loan Documents to which it is a party, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

                           (iv) Signature and incumbency certificates of the
officers of such Person executing this Agreement and the other Priority Secured Loan Documents to which it is a party;

                           (v) Executed originals of this Agreement, the Notes
(duly executed in accordance with subsection 2.1E, drawn to the order of each applicable Lender and with appropriate insertions) and the other Priority Secured Loan Documents to which such Person is a party; and

                           (vi) Such other documents as US Administrative Agent
may reasonably request.

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                  B. ORGANIZATIONAL AND CAPITAL STRUCTURE, OWNERSHIP,
MANAGEMENT, ETC.

                           (i) Capital Structure and Ownership. The capital and
tax structure and ownership of Company and its Subsidiaries, before and after giving effect to the effectiveness of the Plan of Reorganization and the CCAA Plan of Arrangement, shall be as set forth on Schedule 4.1B(i) annexed hereto. After giving effect to the effectiveness of the Plan of Reorganization and the CCAA Plan of Arrangement, (a) the Sponsors shall beneficially own 100% of the voting stock of the Company and (b) on the Closing Date Company shall beneficially own 100% of the equity interests of Canadian Borrower.

                           (ii) Management; Employment Contracts. The management
structure of Company after giving effect to the effectiveness of the Plan of Reorganization shall be as set forth on Schedule 4.1B(ii) annexed hereto (except to the extent that any members of senior management voluntarily decide not to continue their employment with Company), and US Administrative Agent shall have received copies of, and shall be reasonably satisfied with the form and substance of, any and all employment contracts with senior management of each of Company and its Subsidiaries.

                  C. NECESSARY CONSENTS. Each Borrower shall have obtained all Governmental Authorizations and consents of other Persons, in each case that are necessary or advisable in connection with the effectiveness of the Plan of Reorganization or the CCAA Plan of Arrangement, as the case may be, the transactions contemplated by the Priority Secured Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the effectiveness of either of the Plan of Reorganization and the CCAA Plan of Arrangement, and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the effectiveness of the Plan of Reorganization or the CCAA Plan of Arrangement, as the case may be, or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. Each Borrower shall have delivered an Officer's Certificate in form and substance reasonably satisfactory to US Administrative Agent confirming the foregoing matters and any other evidence requested by US Administrative Agent in support thereof.

                  D. PLAN OF REORGANIZATION; CONFIRMATION ORDER; DISCHARGE OF PRE-PETITION CREDIT AGREEMENT AND DIP CREDIT AGREEMENT AND INTERCOMPANY DEBT.

                           (i) The Plan of Reorganization shall have been
approved by the creditors of Company and the Subsidiary Debtors and confirmed by the Bankruptcy Court pursuant to the Confirmation Order. The Confirmation Order shall (a) have been entered by the Bankruptcy Court and (b) grant First Priority Liens in the Collateral and the Closing Date Mortgaged Properties securing the Obligations in favor of the Collateral Agent for the benefit of the Lenders. There shall have been no determination that Company, the Subsidiary Debtors or Sponsors did not solicit approvals of the Plan of Reorganization in good faith pursuant to Section 1125(e) of the Bankruptcy Code. The Confirmation Order shall be in full force and effect and

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shall not have been reversed, modified, amended or stayed pending any appeal, and at least eleven days shall have elapsed since the entry of the Confirmation Order.

                           (ii) The Plan of Reorganization and the CCAA Plan of
Arrangement shall have become simultaneously effective in accordance with their respective terms no later than March 31, 2002 and shall have been substantially consummated.

                           (iii) (a) Indebtedness under the Pre-Petition Credit
Agreement shall be satisfied by application of the Restructured Term Loans under the Term Loan Agreement and the issuance of equity of Company to Sponsors, (b) all Existing Letters of Credit issued thereunder shall be deemed issued under this Agreement, (c) commitments to lend and make other extensions of credit thereunder shall be terminated, (d) Liens securing Indebtedness and the other obligations thereunder shall be terminated, and (e) all documents or instruments necessary to release and evidence the release of all Liens thereunder shall be delivered to Collateral Agent.

                           (iv) (a) Indebtedness under the Post-Default Advances
Sublimit under the DIP Credit Agreement shall be satisfied by application of Restructured Term Loans under the Term Loan Agreement and the issuance of equity to the Sponsors, (b) all Existing Letters of Credit issued under the DIP Credit Agreement shall be deemed issued under this Agreement, (c) all other Indebtedness under the DIP Credit Agreement shall have been repaid in full in cash, (d) commitments to lend and make other extensions of credit under the DIP Credit Agreement shall be terminated and (e) all documents or instruments necessary to release and evidence the release of all Liens under the DIP Credit Agreement shall be delivered to Collateral Agent.

                           (v) All Indebtedness of Company to any of its
Wholly-Owned Subsidiaries and all Indebtedness of each Wholly-Owned Subsidiary of Company to Company or any other Wholly-Owned Subsidiary of Company shall have been cancelled pursuant to the Plan of Reorganization, and such cancellation shall be further evidenced by a payoff letter in form and substance satisfactory to Administrative Agent.

                  E. CCAA PROCEEDINGS; CANADIAN CCAA CREDIT AGREEMENT.

                           (i) The CCAA Plan of Arrangement shall (a) have been
approved by the creditors of Canadian Borrower and sanctioned by the Canadian Court and (b) consummated to the satisfaction of each Administrative Agent. The aggregate amount of Cash used to pay allowed claims of Persons that are not Affiliates of Canadian Borrower under the CCAA Plan of Arrangement shall not exceed US$30,000,000.

                           (ii) Canadian Borrower shall have (a) repaid in full
all Indebtedness outstanding under the Canadian CCAA Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder and delivered to each Administrative Agent all documents and instruments necessary or advisable to evidence such termination, in form and substance satisfactory to each Administrative Agent, (c) released all Liens securing Indebtedness or other obligations of Canadian Borrower and its Subsidiaries thereunder and delivered to each Administrative Agent all documents and instruments necessary or advisable to evidence such release, in form and substance satisfactory to each Administrative Agent, and (d) made arrangements satisfactory to each Administrative Agent with respect to the cancellation of any


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letters of credit outstanding thereunder or the issuance of letters of credit to support the obligations of Company and its Subsidiaries with respect thereto.

                  F. CLOSING DATE LEVERAGE RATIO. US Administrative Agent shall have received an Officer's Certificate reasonably satisfactory to it setting forth the Leverage Ratio as of the Closing Date, based on the preliminary February 28, 2002 financial statements and after giving effect to the effectiveness of the Plan of Reorganization and the CCAA Plan of Arrangement.

                  G. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Collateral Agent shall have received from Company and each applicable Subsidiary Guarantor:

                           (i) Closing Date Mortgages. Fully executed and
notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering each fee or leasehold Real Property Asset listed in Schedule 4.1G annexed hereto (each of the foregoing a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

                           (ii) Opinions of Local Counsel. An opinion of counsel
(which counsel shall be reasonably satisfactory to Collateral Agent) in each jurisdiction in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such jurisdiction and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                           (iii) Landlord Consents and Estoppels; Recorded
Leasehold Interests. In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property located in the United States, the lessor of which has filed an objection to the confirmation of the Plan of Reorganization and in the case of each Closing Date Mortgaged Property consisting of a Leasehold Property located in Canada, a landlord consent and estoppel with respect thereto in form and substance satisfactory to the applicable Administrative Agent and evidence that such Leasehold Property is a Recorded Leasehold Interest;

                           (iv) Matters Relating to Flood Hazard Properties. (a)
Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property located in the United States and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Collateral Agent (1) as to the existence of each such Flood Hazard Property and
(2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that such Loan Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

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                           (v) Environmental Indemnity. An environmental
indemnity agreement, satisfactory in form and substance to Collateral Agent and its counsel, with respect to the indemnification of Collateral Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials.

                  H. SECURITY INTERESTS IN PERSONAL PROPERTY. Collateral Agent shall have received evidence satisfactory to it that Company, Canadian Borrower and Subsidiary Guarantors have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                           (i) Schedules to Collateral Documents. Delivery to
Collateral Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                           (ii) Stock Certificates and Instruments. Delivery to
Collateral Agent of (a) certificates, if any, (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all of the capital stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral;

                           (iii) Lien Searches; UCC and PPSA Termination
Statements. Delivery to Collateral Agent of (a) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements and fixture filings, PPSA registrations and all other similar filings, recordings and registrations and all judgment and Tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search and (b) UCC termination statements duly executed by all applicable Persons and financing change statements or other similar releases and discharges for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings, PPSA registrations and all other similar filings, recordings and registrations disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                           (iv) UCC and PPSA Financing Statements and Fixture
Filings. (a) Delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents and (b) registration of personal property financing statements and all similar filings, recordings and registrations in each jurisdiction in Canada in which any Borrower or any of their respective Subsidiaries carries on business or in which any assets of such Person are located with respect to all personal property of such Person as may be necessary or, in the opinion of Collateral Agent,

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desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                           (v) PTO Cover Sheets, Etc. (a) Delivery to Collateral
Agent of all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office to create or perfect Liens in respect of any Intellectual Property Collateral and (b) delivery to Collateral Agent of such information as may be necessary to create or perfect Liens in Canada in respect of any Intellectual Property Collateral with the Canadian Intellectual Property Office; and

                           (vi) Opinions of Counsel. Delivery to Collateral
Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) under the laws of each jurisdiction in which any Loan Party is organized with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent.

                  I. OPINIONS OF BORROWERS' COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Loan Parties, in form and substance reasonably satisfactory to US Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit X-A annexed hereto and as to such other matters as US Administrative Agent acting on behalf of Lenders may reasonably request, and (ii) Davies, Ward, Phillip & Vineberg LLP, Canadian counsel for the Canadian Borrower, in form and substance reasonably satisfactory to CN Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit X-B annexed hereto and as to such other matters as CN Administrative Agent acting on behalf of Lenders may reasonably request.

                  J. OPINIONS OF O'MELVENY & MYERS LLP. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

                  K. EVIDENCE OF INSURANCE. Company shall have delivered to US Administrative Agent an Officer's Certificate in form and substance reasonably satisfactory to US Administrative Agent certifying as to an attached schedule setting forth each casualty, liability and business interruption insurance policy maintained by Company and its Subsidiaries, the expiration date of each such insurance policy, the amount of insurance coverage provided pursuant to each such policy, any applicable deductibles and any other information reasonably requested by US Administrative Agent with respect to such insurance policies. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Collateral Agent on behalf of the Lenders and the Term Loan Lenders, has been

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named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

                  L. FEES. Company shall have paid to US Administrative Agent, for distribution (as appropriate) to US Administrative Agent and US Lenders and Canadian Borrower shall have paid to CN Administrative Agent, for distribution (as appropriate) to CN Administrative Agent and CN Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                  M. TERM LOAN AGREEMENT. All conditions to the making of the initial Restructured Term Loans under the Term Loan Agreement shall have been satisfied or waived and such initial Restructured Term Loans shall have been made.

                  N. PAYMENT OF CERTAIN AMOUNTS. Company shall have paid

                           (i) all adequate protection payments to which Lenders
are entitled pursuant to the final borrowing order entered by the Bankruptcy Court on April 4, 2001 for the period ending on the Closing Date; and

                           (ii) all accrued but unpaid administrative agent's
fees and letter of credit fees under the Pre-Petition Credit Agreement and the DIP Credit Agreement.

                  O. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to US Administrative Agent an Officers' Certificate, in form and substance satisfactory to US Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete on and as of the Closing Date (after giving effect to the effectiveness of the Plan of Reorganization and the CCAA Plan of Arrangement) to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete on and as of such earlier date) and that each Borrower shall have performed in all material respects all agreements and satisfied all conditions that this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by each Administrative Agent.

                  P. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by either Administrative Agent, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to such Administrative Agent and such counsel, and such Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as such Administrative Agent may reasonably request.

                  Q. ESTIMATE OF COMPANY-FUNDED UNSECURED SETTLEMENT AMOUNT. Company shall have delivered to US Administrative Agent on the Closing Date an Officer's Certificate setting forth a good faith estimate of the Company-Funded Unsecured Settlement Amount and each amount described in the definition of Company-Funded Unsecured Settlement Amount, all in a level of detail and otherwise in form and substance satisfactory to US Administrative Agent.

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                  R. CASH CONTRIBUTION; UNSECURED SETTLEMENT DISTRIBUTION.

                           (i) [Intentionally Omitted].

                           (ii) The Sponsors shall have purchased for cash
common equity of Company, to fund the Unsecured Settlement Distribution (as defined in the Plan of Reorganization) in accordance with the Plan of Reorganization, in an amount not less than the difference between (a) US$45,000,000 and (b) the Company-Funded Unsecured Settlement Amount; provided that, notwithstanding anything to the contrary contained herein, the Company-Funded Unsecured Settlement Amount shall not exceed 80% of the amount of cash common equity contributed by the Sponsors to Company to fund the Unsecured Settlement Distribution.

                           (iii) Company shall have paid the Unsecured
Settlement Distribution (as defined in the Plan of Reorganization) in accordance with the Plan of Reorganization.

                           (iv) Company shall have delivered to US
Administrative Agent on the Closing Date an Officer's Certificate certifying that the conditions in subsections 4.1R(ii) and (iii) have been satisfied.

                  S. NO MATERIAL ADVERSE CHANGE. Since August 31, 2001, there shall have occurred no material adverse change in the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, other than as set forth in the Plan of Reorganization or the CCAA Plan of Arrangement, determined by each Administrative Agent in its sole discretion.

                  T. NO LITIGATION. On the Closing Date, there shall not be any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Plan of Reorganization or the CCAA Plan of Arrangement, any of the Term Loan Documents (as defined in the Term Loan Agreement) or any of the Priority Secured Loan Documents that could reasonably be expected to have a material adverse effect on the Plan of Reorganization or the CCAA Plan of Arrangement, any of the Term Loan Documents, any of the Priority Secured Loan Documents or any of the other transactions contemplated hereby or on the business, assets, liabilities, results of operations, condition (financial or otherwise), properties or prospects of Company and its Subsidiaries, taken as a whole.

                  U. DELIVERY OF FINANCIAL INFORMATION. Company shall have delivered financial information, budgets and projections regarding the confirmation of the Plan of Reorganization and the CCAA Plan of Arrangement and the reorganization of Company and Canadian Borrower in form and substance satisfactory to US Administrative Agent; provided that US Administrative Agent acknowledges and agrees that such financial information, budgets and projections shall be prepared consistent with the methodology set forth on Schedule 4.1U.

                  V. MERGER OF MERGED SUBSIDIARIES. Company shall have filed or caused to be filed with the appropriate office of each applicable state all documents and certificates necessary to cause the merger of each Merged Subsidiary with and into the Wholly-Owned North American Subsidiary of Company shown opposite its name on Schedule 5.21.

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         4.2 CONDITIONS TO ALL LOANS.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. The applicable Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any executive officer of the applicable Borrower designated by any of the above-described officers on behalf of the applicable Borrower in a writing delivered to the applicable Administrative Agent.

                  B. As of that Funding Date:

                           (i) The representations and warranties contained
herein and in the other Priority Secured Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                           (ii) No event shall have occurred and be continuing
or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                           (iii) Each Borrower shall have performed in all
material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                           (iv) No order, judgment or decree of any court,
arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                           (v) The making of the Loans requested on such Funding
Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                           (vi) After giving effect to the Loans requested, (a)
the aggregate amount of Cash held by Company and its Wholly-Owned North American Subsidiaries (determined in accordance with GAAP as would be shown on the consolidated balance sheet of the Company and its Wholly-Owned Subsidiaries as of that Funding Date) shall not exceed US$30,000,000 (the "ALLOWED CASH AMOUNT") or such greater amount as may be approved by US Administrative Agent; provided, however that during the period from the Closing Date to and including the 90th day after the Closing Date, the Allowed Cash Amount shall be increased by an amount equal to the difference between (i) US$20,000,000 and (ii) any proceeds of the CN Tranche Term Loans used by Canadian Borrower or any of its Subsidiaries to pay claims of creditors of Canadian Borrower and/or any of its Subsidiaries under the CCAA Plan of Arrangement and for other purposes permitted hereunder prior to such Funding Date, and (b) the

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Total Utilization of CN Tranche Revolving Loans shall not exceed the CN Dollar
Equivalent Amount of US$10,000,000.

         4.3 CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the conditions to the making of Loans on the Closing Date set forth in subsection 4.1 shall have been satisfied or waived.

                  B. On or before the date of issuance of such Letter of Credit, US Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to US Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                  C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit, each of Company and, in addition, with respect to matters relating to Canadian Borrower or any of its Subsidiaries, Canadian Borrower, represents and warrants to each Lender, on the date of this Agreement and, except as otherwise provided, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

         5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each Loan Party is an organization duly organized, validly existing and, except as set forth on Schedule 5.1A, in good standing under the laws of its jurisdiction of organization. Each Loan Party has all requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Priority Secured Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby and, in the case of Borrowers, to issue and pay the Notes.


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                  B. QUALIFICATION AND GOOD STANDING. Each Loan Party is
qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

                  D. SUBSIDIARIES. All of the Subsidiaries of Company are identified in Schedule 5.1D annexed hereto, as said Schedule 5.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock or limited liability company interests of Company and of each of the Subsidiaries of Company identified in Schedule 5.1D annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock or limited liability company interests constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1D annexed hereto (as so supplemented) is a corporation or limited liability company duly organized, validly existing and, except as set forth in Schedule 5.1D annexed hereto, in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate or limited liability company power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of each of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein. The capital and ownership structure of Company and its Subsidiaries, both before and after giving effect to the effectiveness of the Plan of Reorganization and the CCAA Plan of Arrangement and the related transactions contemplated in connection therewith, are as set forth on Schedule 4.1B(i) annexed hereto.

         5.2 AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of each Priority Secured Loan Document have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by any Loan Party of the Priority Secured Loan Documents to which it is a party and the consummation of the transactions contemplated by the Priority Secured Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the constating documents, bylaws or any shareholders agreement of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for such conflicts, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any

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of the properties or assets of any Loan Party (other than any Liens created under any of the Priority Secured Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents that will be obtained on or before the Closing Date and such approvals or consents the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by any Loan Party of the Priority Secured Loan Documents to which it is a party, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Priority Secured Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state, provincial or other Governmental Authority or regulatory body, except for (i) filings required by federal or state securities laws, (ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Closing Date and (iii) such other filings the failure of which to make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  D. BINDING OBLIGATION. Each of the Priority Secured Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.3 FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, (i) audited financial statements of Company and its Subsidiaries for Fiscal Year ending February 28, 2001, consisting of a balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, and (ii) unaudited, condensed, combined, consolidated financial statements of Company and its Subsidiaries for the eleven months ended January 31, 2002, consisting of a balance sheet and related statements of operations and cash flow. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the changes resulting from audit and normal year-end adjustments and absence of footnotes. None of the Loan Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is required by GAAP to be, but is not, or to the extent not required by GAAP which is known to or reasonably should be known to Company, but is not, reflected in the foregoing financial statements or the most recent financial statements delivered pursuant to subsection 6.1 or the notes thereto and which in any such case is material in relation to the

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business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

         5.4 NO MATERIAL ADVERSE EFFECT; NO RESTRICTED JUNIOR PAYMENTS.

         Since February 28, 2001, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.4, since February 28, 2001, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

         5.5 TITLE TO PROPERTIES; LIENS.

         Company and each of its Subsidiaries has (i) good and indefeasible title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. All such properties and assets are free and clear of Liens other than Liens permitted under subsection 7.2A.

         5.6 LITIGATION; ADVERSE FACTS.

         Except as described in Schedule 5.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of Company's Subsidiaries) at law or in equity or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of Company's Subsidiaries or any property of Company or any of Company's Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of Company's Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.7 PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all material Tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company does not know of any proposed material Tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate

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proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         5.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS.

                  A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

                  B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  C. All Material Contracts of each of Company and each of its Subsidiaries are in full force and effect and no defaults currently exist thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         5.9 GOVERNMENTAL REGULATION.

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         5.10 SECURITIES ACTIVITIES.

                  A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11 EMPLOYEE BENEFIT PLANS.

                  A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan, except where such

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noncompliance or nonperformance would not reasonably be expected to have a
Material Adverse Effect.

                  B. No ERISA Event has occurred or is reasonably expected to occur which would reasonably be expected to have a Material Adverse Effect.

                  C. Except to the extent required under Section 4980B of the Internal Revenue Code or as disclosed on Schedule 5.11(c) annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

                  D. In accordance with the most recent actuarial valuation for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed US$15,000,000.

                  E. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder, as in effect on the Closing Date and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of the Canadian Borrower, Company and its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles).

         5.12 CERTAIN FEES.

         Except as set forth in Schedule 5.12 annexed hereto, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrowers jointly and severally hereby indemnify Lenders against, and agree that they will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13 ENVIRONMENTAL PROTECTION.

         Except as set forth in Schedule 5.13 annexed hereto:

                           (i) the operations of Company and each of its
Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply with all

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Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

                           (ii) Company and each of its Subsidiaries have
obtained all Governmental Authorizations under Environmental Laws necessary to conduct their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance with such Governmental Authorizations except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

                           (iii) neither Company nor any of its Subsidiaries has
received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                           (iv) none of the operations of Company or any of its
Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                           (v) neither Company nor any of its Subsidiaries nor
any of their respective Facilities or operations are subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                           (vi) neither Company nor any of its Subsidiaries has
any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                           (vii) neither Company nor any of its Subsidiaries
nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except for such of the foregoing which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                           (viii) no Hazardous Materials exist on, under or
about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or

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report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                           (ix) neither Company nor any of its Subsidiaries nor,
to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                           (x) to the best knowledge of Company, no underground
storage tanks or surface impoundments are on or at any Facility, except which underground storage tanks or surface impoundments could not reasonably be expected to result in a Material Adverse Effect; and

                           (xi) no Lien in favor of any Person relating to or in
connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

         5.14 EMPLOYEE MATTERS.

         Except as set forth in Schedule 5.14 annexed hereto, there is no strike or work stoppage in existence or, to the knowledge of Company or any of its Subsidiaries, threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         5.15 SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

         5.16 DISCLOSURE.

         No representation or warranty of Company or any of its Subsidiaries contained in the Plan of Reorganization, the Disclosure Statements, the CCAA Plan of Arrangement, any Priority Secured Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such projections are subject to significant uncertainties and contingencies, many of which are beyond Company's control, and that no assurance can be given that such projections will be realized. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have

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not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         5.17 MATTERS RELATING TO BANKRUPTCY PROCEEDINGS.

                  A. PLAN OF REORGANIZATION; CONFIRMATION ORDER. There have been no material modifications, amendments, revisions or restatements of the Plan of Reorganization. All representations and warranties made by Company or any Subsidiary Debtor in the Plan of Reorganization are accurate, true, correct and complete in all material respects as of the Closing Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were accurate, true, correct and complete in all material respects as of such earlier date). The Confirmation Order has been entered by the Bankruptcy Court and has not been stayed pending any appeal.

                  B. CCAA PLAN OF ARRANGEMENT; SANCTIONING. (i) There have been no material modifications, amendments, revisions or restatements of the CCAA Plan of Arrangement and (ii) the CCAA Plan of Arrangement has been sanctioned by order of the Canadian Court and such order has not been stayed, varied or overturned, is not subject to any appeal and remains in full force and effect.

         5.18 INSURANCE.

         Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations all as determined by the officers of the Company in their reasonable discretion. Attached as Schedule 5.18 hereto is a complete and accurate description of all policies of insurance that are in effect for Company and its Subsidiaries.

         5.19 INTELLECTUAL PROPERTY.

         Company and its Subsidiaries possess all of the trademarks, tradenames, designs, copyrights, patents and licenses reasonably necessary for the conduct of their respective businesses. Company and its Subsidiaries own, or are licensed to use, the Intellectual Property and all such Intellectual Property is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, except for such filings the failure of which to make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         5.20 CASH MANAGEMENT SYSTEM.

         The summary of the Cash Management System set forth in Schedule 6.11 is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. Neither Company nor any of the Subsidiary Guarantors owns any Deposit Account that is not subject to the Liens granted under the Security Agreement or the Collateral Account Agreement. There has been no material

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change to the Cash Management System since the Closing Date except such changes as have been disclosed to and approved by US Administrative Agent in writing.

         5.21 MERGED SUBSIDIARIES.

         On or before the Closing Date, Company has caused each of the Subsidiaries of Company listed on Schedule 5.21 (each a "MERGED SUBSIDIARY" and collectively, the "MERGED SUBSIDIARIES") to be merged with and into the Wholly-Owned North American Subsidiary of Company set forth on Schedule 5.21. The total value of each Merged Subsidiary's assets immediately prior to the effectiveness of the merger of such Merged Subsidiary with and into the applicable Wholly-Owned North American Subsidiary of Company did not exceed US$5,000.

SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6 (it being understood that Canadian Borrower covenants and agrees to (i) perform all covenants applicable to it as a Subsidiary of Company and (ii) cause each of its Subsidiaries to perform all applicable covenants).

         6.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to US Administrative Agent:

                           (i) Monthly Financials: as soon as possible and in
any event within 45 days after the end of each month, (a) the consolidated balance sheet as at the end of such month and the related consolidated statements of income and cash flows of (x) Company and its Subsidiaries and (y) Company and its Wholly-Owned Subsidiaries for such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figure from the Financial Plan for such Fiscal Year;

                           (ii) Quarterly Financials: as soon as available and
in any event within 45 days after the end of each of the first three Fiscal Quarters, the consolidated balance sheets of (x) Company and its Subsidiaries and (y) Company and its Wholly-Owned Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of (x) Company and its Subsidiaries and (y) Company and its Wholly-Owned Subsidiaries for such Fiscal Quarter, and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (including segment information regarding Company's Canadian and international operations in accordance with GAAP), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as

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at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                           (iii) Year-End Financials: as soon as available and
in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of (x) Company and its Subsidiaries and (y) Company and its Wholly-Owned Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of (x) Company and its Subsidiaries and (y) Company and its Wholly-Owned Subsidiaries for such Fiscal Year (including segment information regarding Company's Canadian and international operations in accordance with GAAP), setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements of Company and its Subsidiaries, a report thereon of a nationally recognized independent accounting firm, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                           (iv) Officers' and Compliance Certificates: together
with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

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                           (v) Reconciliation Statements: if, as a result of any
change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or
(xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
(b) together with each delivery of financial statements pursuant to subdivision
(i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                           (vi) Accountants' Certification: together with each
delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Priority Secured Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default with respect to the covenants set forth in Section 7, has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
(b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                           (vii) Accountants' Reports: promptly upon receipt
thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                           (viii) SEC Filings and Press Releases: promptly upon
their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and

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prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                           (ix) Events of Default, etc.: promptly upon any
Responsible Officer of Company or Canadian Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to an Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Canadian Borrower, Company or any of its other Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company or Canadian Borrower has taken, are taking and propose to take with respect thereto;

                           (x) Litigation or Other Proceedings: (a) promptly
upon any Responsible Officer of Company or Canadian Borrower obtaining knowledge of (1) the institution of, or non-frivolous threat of, any non-frivolous action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company or Canadian Borrower, as the case may be, to Lenders or (2) any material development in any Proceeding that, in any case:

                                    (x) if adversely determined, has a
                  reasonable possibility of giving rise to a Material Adverse Effect; or

                                    (y) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than US$5,000,000, the CN Dollar Equivalent Amount or the Equivalent Amount in any other currency, and promptly after request by US Administrative Agent such other information as may be reasonably requested by US Administrative Agent to enable US Administrative Agent and its counsel to evaluate any of such Proceedings;

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                           (xi) ERISA Events: promptly upon becoming aware of
the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                           (xii) ERISA and Pension Notices: with reasonable
promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all material notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; (c) a copy of any notice received by Company or any of its Subsidiaries that it has failed to deliver to the funding agent of any Canadian Pension Plan a summary of contributions or that any contributions have not been paid when due; and (d) such other documents or governmental reports or filings relating to any Employee Benefit Plan as US Administrative Agent shall reasonably request;

                           (xiii) Financial Plans: as soon as practicable and in
any event no later than 30 days prior to the first day of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including without limitation (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) budgeted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

                           (xiv) Insurance: as soon as practicable and in any
event by the last day of each Fiscal Year, an Officer's Certificate of Company attaching a schedule in form and substance reasonably satisfactory to US Administrative Agent outlining all material insurance coverage maintained as of the date of such Officer's Certificate by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                           (xv) Environmental Audits and Reports: as soon as
practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect; provided that the delivery of such reports would not in the opinion of counsel to Company adversely affect the availability of any privilege to which it may be entitled in respect of such audits or reports; provided, further, that Company shall give US Administrative Agent prompt written notice of any audits or reports not delivered in accordance with the preceding proviso.

                           (xvi) Board of Directors: with reasonable promptness,
written notice of any change in the Board of Directors of Company or Canadian Borrower; provided that delivery of a current SEC Report (to the extent that Company is an SEC registrant) containing a

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disclosure of such change in the Board of Directors of Company shall be deemed to satisfy the requirements of this subsection 6.1(xvi).

                           (xvii) New Subsidiaries: promptly upon any Person
becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
(b) all of the data required to be set forth in Schedule 5.1D annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1D annexed hereto for all purposes of this Agreement);

                           (xviii) Material Contracts: promptly, and in any
event within 10 Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; provided that Company shall have no obligation to deliver such written notice to the extent that disclosure of such event would not be required to be disclosed in an SEC Report (if Company were an SEC registrant); and provided, further, that delivery of an SEC Report (to the extent that Company is an SEC registrant) containing a disclosure of any such event shall be deemed to satisfy the requirements of this subsection 6.1(xviii);

                           (xix) Other Information: with reasonable promptness,
such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by US Administrative Agent; and

                           (xx) Joint Venture Financial Statements: within ten
days of Company's receipt thereof, any audited financial statements for any Joint Venture of Company or any of its Subsidiaries.

         6.2 CORPORATE AND LIMITED LIABILITY COMPANY EXISTENCE, ETC.

         Except as permitted under subsection 7.7, each of Company and Canadian Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate or limited liability company existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise and, solely with respect to Company's Subsidiaries (other than Canadian Borrower), such existence, if the Board of Directors or members of Company or such Subsidiary determines in good faith that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         6.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

                  A. Each of Company and Canadian Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without

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limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  B. Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

         6.4 MAINTENANCE OF PROPERTIES; INSURANCE.

         Each of Company and Canadian Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; provided, however, that (A) Company and its Subsidiaries may dispose of obsolete equipment in the ordinary course of business, and (B) Company and its Subsidiaries may (i) close, terminate, surrender, reject in bankruptcy or reduce the term of leases, (ii) amend or otherwise modify leases in a manner that does not materially and adversely affect Company, any of its Subsidiaries, Administrative Agents or Lenders or (iii) otherwise cease to operate theatres and remove fixtures and personalty therefrom upon the expiration or other termination of the applicable lease if, in the case of clause (i) and (iii) (other than upon expiration), the Board of Directors of Company or such Subsidiary, as the case may be, determines in good faith that the maintenance and continued operation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Lenders and Term Loan Lenders as an additional insured thereunder as its interest may appear and (b) in the case of each casualty insurance policy, except as otherwise provided for in this Agreement, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Lenders and Term Loan Lenders as the loss payee thereunder for any covered loss in excess of US$500,000 and (c) provide for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy.

         6.5 INSPECTION; LENDER MEETING.

         Each of Company and Canadian Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries once during each Fiscal Year, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to

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discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that each of Company or Canadian Borrower may, if it so chooses, be present at or participate in any such discussion) upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested; provided that, at any time after the occurrence and during the continuance of an Event of Default, each of Company and Canadian Borrower shall, and shall cause each of its Subsidiaries to permit such additional audits as either Administrative Agent may deem necessary or advisable, upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested. Without in any way limiting the foregoing, each of Company and Canadian Borrower will, upon the request of either Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agents) at such time as may be agreed to by Company and Administrative Agents.

         6.6 COMPLIANCE WITH LAWS, ETC.

         Each of Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

         6.7 ENVIRONMENTAL DISCLOSURE AND INSPECTION.

                  A. Each of Company and Canadian Borrower shall, and shall cause each of its Subsidiaries to, exercise commercially reasonable due diligence in order to comply in all material respects, and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property to comply in all material respects, with all Environmental Laws, except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  B. Each of Company and Canadian Borrower agrees that an Administrative Agent may, upon a reasonable belief that Company or Canadian Borrower has breached any covenant or representation with respect to environmental matters set forth herein or that there has been a violation of Environmental Laws at any Facility or by Company or Canadian Borrower which breach or violation could reasonably be expected to have a Material Adverse Effect, retain, at Company's reasonable expense, an independent professional consultant (the selection of which shall be subject to Company's reasonable consent) to review any report relating to Hazardous Materials prepared by or for Company in connection with such potential breach or violation and to conduct its own reasonable investigation of such matter at such Facility currently owned, leased, operated or used by Company or any of its Subsidiaries which is the subject of such potential breach or violation, and each of Company and Canadian Borrower agrees to use its commercially reasonable efforts to obtain permission for such Administrative Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries which is the subject of such potential breach or violation. Each of Company and Canadian Borrower hereby grants to each Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto the aforementioned Facilities currently owned, leased, operated or used

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by Company or any of its Subsidiaries upon reasonable notice to Company to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any such Facility shall be conducted, unless otherwise agreed to by Company or Canadian Borrower and the applicable Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company, Canadian Borrower and each Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of an Administrative Agent pursuant to this subsection 6.7B may be obtained and may be used by Administrative Agents and Lenders only for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Priority Secured Loan Documents. US Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that each of Company and Canadian Borrower acknowledges and agrees that (i) it will indemnify and hold harmless each Administrative Agent and each Lender from any reasonable costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) none of either Administrative Agent or any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, none of either Administrative Agent or any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report. In addition to, and without limiting the generality of the foregoing, Company shall, at US Administrative Agent's reasonable request and at Company's expense, conduct such investigation of the Facility located at 183-15 Horace Harding Blvd., Fresh Meadows, New York as is reasonably necessary to determine whether Hazardous Materials may exist in soil or ground water in the vicinity. US Administrative Agent shall have the right to reasonably approve consultants to be engaged by Company, and the scope of investigation proposed by such consultant. Company agrees US Administrative Agent shall be deemed reasonable in disapproving any consultant who is not member of a nationally-recognized environmental consulting firm or who does not have five or more years experience with remediation of Hazardous Materials contamination.

                  C. Each of Company and Canadian Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state, provincial or local governmental or regulatory agency under any applicable Environmental Laws, which Release has a reasonable possibility of giving rise to a Material Adverse Effect, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state, provincial or local governmental or regulatory agency which Release has a reasonable possibility of giving rise to a Material Adverse Effect, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that has a reasonable possibility of having a Material Adverse Effect,
(iv) Company's or Canadian Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which restriction would have a reasonable possibility of having a Material Adverse Effect, and (v) any request for information from any governmental agency that suggests

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
such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials, which Release has a reasonably possibility of giving rise to a Material Adverse Effect. In addition to, and without limiting the generality of the foregoing, Company shall, within 120 days after the Closing Date, deliver to US Administrative Agent either (i) confirmation reasonably satisfactory to US Administrative Agent that all underground storage tanks owned or operated by Company and its Subsidiaries are in material compliance with all Environmental Laws or (ii) with respect to any underground storage tanks owned or operated by Company or any of its Subsidiaries that are not in material compliance with all Environmental Laws, Company shall use its commercially reasonable best efforts to cause such underground storage tanks to be in material compliance with all Environmental Laws.

                  D. Each of Company and Canadian Borrower shall promptly notify US Administrative Agent of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect.

                  E. Each of Company and Canadian Borrower shall, at its own expense, provide copies of such documents or information as either Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

         6.8 COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         Each of Company and Canadian Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility to the extent required under all applicable Environmental Laws and Governmental Authorizations except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with applicable Environmental Laws, except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         6.9 EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS BY FUTURE SUBSIDIARIES.

                  A. EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. If any Person becomes a Wholly-Owned North American Subsidiary of Company after the date hereof, or if any Merged Subsidiary fails to be merged with and into the Wholly-Owned North American Subsidiary of Company set forth opposite its name on Schedule 5.21 within three Business Days after the Closing Date, Company will promptly notify Collateral Agent of that fact and cause such Subsidiary or Merged Subsidiary, as the case may be, to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Collateral Agent, for the benefit of Lenders, a First

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Priority security interest in all of the personal property assets of such
Subsidiary or Merged Subsidiary described in the applicable Collateral Documents. With respect to (i) any Person that becomes a Subsidiary of Company or a Joint Venture of Company or any of its Wholly-Owned North American Subsidiaries after the date hereof and (ii) any Merged Subsidiary that fails to be merged with and into the Wholly Owned North American Subsidiary of Company set forth opposite its name on Schedule 5.21 within three Business Days after the Closing Date, Company or Canadian Borrower shall also deliver to Collateral Agent a pledge amendment to the Security Agreement, granting to Collateral Agent on behalf of Lenders a First Priority security interest in one hundred percent (100%) of the equity interests in such Subsidiary or Merged Subsidiary, as the case may be (sixty-five percent (65%) of such equity interests if such Subsidiary is a Foreign Subsidiary) or one hundred percent (100%) of the equity interests owned by Company or any of its Wholly-Owned North American Subsidiaries in such Joint Venture, as the case may be, and Company shall take, or cause to be taken, all such other actions as Collateral Agent shall deem necessary or desirable to perfect such security interest.

                  B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Each of Company and Canadian Borrower shall deliver to Collateral Agent, together with the counterpart to the Subsidiary Guaranty and such Collateral Documents to which it is a party, (i) certified copies of such Subsidiary's or Merged Subsidiary's constating documents, together with a good standing certificate (or equivalent thereof) from the jurisdiction of its organization, each to be dated a recent date prior to their delivery to Collateral Agent, (ii) a copy of such Subsidiary's or Merged Subsidiary's Bylaws or limited liability company agreement, as applicable, certified by its secretary or an assistant secretary as of a recent date prior to their delivery to Collateral Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary or Merged Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary or Merged Subsidiary executing the Subsidiary Guaranty and the Collateral Documents to which such Subsidiary or Merged Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary or Merged Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded, (iv) an Intercompany Note executed and delivered by such Subsidiary or Merged Subsidiary evidencing all intercompany Indebtedness permitted with respect to such Subsidiary or Merged Subsidiary pursuant to subsection 7.1(iv) and cause such Intercompany Note to be pledged to Collateral Agent on behalf of Lenders under the applicable Collateral Document, and (v) a favorable opinion of counsel to such Subsidiary or Merged Subsidiary, in form and substance satisfactory to Collateral Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary or Merged Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary or Merged Subsidiary of the Subsidiary Guaranty, and such Collateral Documents, (c) the enforceability of the Subsidiary Guaranty and such Collateral Documents against such Subsidiary or Merged Subsidiary, and (d) such other matters as Collateral Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Collateral Agent and its counsel.

         6.10 MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                  A. RECORDED LEASEHOLD INTERESTS. To the extent Company or Canadian Borrower shall not have delivered to Collateral Agent a fully executed and notarized Mortgage on the Closing Date with respect to any Leasehold Property designated as a Closing Date

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Mortgaged Property, Company and Canadian Borrower shall continue to use its reasonable best efforts to obtain a Mortgage on such Leasehold Property. If Company or any of its Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, cause such Leasehold Property to be a Recorded Leasehold Interest (unless otherwise permitted by Collateral Agent in its reasonable discretion).

                  B. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) any Loan Party acquires any fee or leasehold interest in real property or any Leasehold Property (unless otherwise permitted by Collateral Agent in its reasonable discretion) or (ii) at the time any Person becomes a Loan Party, such Person owns or holds any fee or leasehold interest in real property or any Leasehold Property, in the case of clause (ii) above, excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clauses (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), such Loan Party shall deliver to Collateral Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Loan Party, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form to be duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by Collateral Agent that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property.

                  C. REAL ESTATE APPRAISALS. Each of Company and Canadian Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Collateral Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent such appraisal is required under such laws and regulations as determined by Collateral Agent in its discretion).

         6.11 CASH MANAGEMENT SYSTEM.

         Company and Subsidiary Guarantors shall maintain the Cash Management System (including through timely compliance with their obligations to pay returned items and other Obligations arising in the ordinary course of operation of the Cash Management System) as described in Schedule 6.11 annexed hereto. Company shall, and shall cause each Subsidiary Guarantor to, (i) use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to US Administrative Agent and (ii) obtain and maintain a deposit account control agreement in form and substance reasonably satisfactory to US Administrative Agent for each Deposit Account of Company and Subsidiary Guarantors. Upon US Administrative Agent's request, Company shall, and shall cause each Subsidiary Guarantor to, make such modifications to the Cash Management System as US Administrative Agent shall reasonably request, including, without limitation, moving any Deposit Account to a different bank, savings and loan association, credit union or like organization on terms and conditions, and subject to arrangements, reasonably satisfactory to US Administrative Agent.

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Company shall not permit the aggregate amount of money or currency held by its
Foreign Subsidiaries in a Deposit Account or otherwise at any time to exceed the equivalent of US$50,000.

         6.12 UNSECURED SETTLEMENT DISTRIBUTION.

         Company shall pay the Unsecured Settlement Distribution (as defined in the Plan of Reorganization) in accordance with the Plan of Reorganization and shall apply the proceeds of common equity contributions made by the Sponsors to Company and Company's own cash-on-hand to the payment of the Unsecured Settlement Distribution prior to applying the proceeds of any Loans to such payment. Within 90 days after the Closing Date, Company shall deliver to US Administrative Agent an Officer's Certificate setting forth the final calculation of the Company-Funded Unsecured Settlement Amount, and each amount described in the definition of the Company-Funded Unsecured Settlement Amount all in a level of detail and otherwise in form and substance satisfactory to US Administrative Agent. In no event shall Company permit the Company-Funded Unsecured Settlement Amount to exceed 80% of the amount of common equity contributed by the Sponsors to Company to fund the Unsecured Settlement Distribution.

         6.13 RATINGS.

         Upon the request of US Administrative Agent, Company shall obtain ratings of the Restructured Term Loans from S&P and/or Moody's.

         6.14 EMPLOYEE BENEFIT PLANS.

         Company and Canadian Borrower shall and shall cause each of their respective Subsidiaries to ensure that each Canadian Pension Plan and Canadian Benefit Plan is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other applicable laws.

         6.15 Dissolved or Disposed Subsidiaries.

         With respect to each Person listed on Schedule 6.15, Company shall have either caused such Person to be dissolved, liquidated, or merged out of existence or sold, transferred, rejected or otherwise disposed of all equity interests of such Person owned by Company or any of its Subsidiaries, in each case within 45 days after the Closing Date.

SECTION 7. BORROWERS' NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7 (it being understood that (i) Canadian Borrower covenants and agrees to perform all covenants applicable to it as a Subsidiary of Company and (ii) cause each of its Subsidiaries to perform all applicable covenants).

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
         7.1 INDEBTEDNESS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                           (i) Company may become and remain liable with respect
to the Obligations;

                           (ii) Company and its Subsidiaries may become and
remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                           (iii) Company and its Subsidiaries may become and
remain liable with respect to Indebtedness in respect of Capital Leases;

                           (iv) Company may become and remain liable with
respect to Indebtedness to any of its Wholly-Owned North American Subsidiaries, and any Wholly-Owned North American Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Wholly-Owned North American Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by an Intercompany Note that is pledged to Collateral Agent pursuant to the terms of the applicable Collateral Document;
(b) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Notes; (c) any payment by any Wholly-Owned North American Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Wholly-Owned North American Subsidiary to Company or to any of its Wholly-Owned North American Subsidiaries for whose benefit such payment is made; and (d) in the case of Indebtedness of Canadian Borrower and/or any of its Wholly-Owned North American Subsidiaries to Company or any of its Wholly-Owned North American Subsidiaries (other than Canadian Borrower and its North American Subsidiaries), such intercompany Indebtedness is secured by Third Priority Liens on all of the assets of Canadian Borrower and its Wholly-Owned Subsidiaries, which Third Priority Liens are (1) granted pursuant to documentation reasonably satisfactory in form and substance to Collateral Agent and its counsel and (2) collaterally assigned to Collateral Agent for the benefit of Lenders pursuant to the applicable Collateral Document.

                           (v) Company and its Subsidiaries may become and
remain liable with respect to Indebtedness secured by Liens permitted under subsection 7.2A(iii); provided that the aggregate amount of Indebtedness permitted under this subsection 7.1(v) outstanding at any time shall not exceed US$20,000,000 or the Equivalent Amount in any other currency;

                           (vi) Company and its Subsidiaries may remain liable
with respect to Indebtedness existing on the Closing Date set forth in Schedule 7.1(vi);

                           (vii) Company and its Wholly-Owned North American
Subsidiaries may become and remain liable with respect to Indebtedness of a Person existing at the time such

Person is merged into or consolidated with Company or any Wholly-Owned North American Subsidiary of Company or becomes a Wholly-Owned North American Subsidiary of Company; provided that such Indebtedness was not incurred in connection with, in contemplation of, or with the purpose of financing such merger, consolidation or acquisition; provided, further, that Company can demonstrate in form and substance satisfactory to US Administrative Agent that, immediately before and after giving effect to the incurrence of such Indebtedness, (a) Company is in compliance on a pro forma basis with all covenants set forth in Section 7 of this Agreement and (b) there is no Potential Event of Default or Event of Default; provided, still further, that the aggregate amount of Indebtedness permitted under this subsection 7.1(vii) outstanding at any time shall not exceed US$20,000,000 or the Equivalent Amount in any other currency;

                           (viii) Company and its Subsidiaries may become and
remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed US$5,000,000 at any time outstanding;

                           (ix) non-Wholly-Owned Subsidiaries of Company may
become and remain liable with respect to Investments by the Company and its Wholly-Owned Subsidiaries in such non-Wholly-Owned Subsidiaries of Company to the extent permitted by subsection 7.3A(viii)(a);

                           (x) Company and its Subsidiaries may become and
remain liable with respect to the Restructured Term Loans in the original principal amount of US$679,932,498.68 owing under the Term Loan Agreement;

                           (xi) if Company exercises its Cure Rights pursuant to
subsection 7.6C, Company may become and remain liable with respect to Indebtedness under Permitted Cure Securities; and

                           (xii) Off-Balance Sheet Subsidiaries may become and
remain liable with respect to Indebtedness used solely to finance Off-Balance Sheet Capital Expenditures.

                           (xiii) Company may issue Subordinated Indebtedness;
provided that the proceeds of such Subordinated Indebtedness are used as a mandatory prepayment and/or mandatory reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii).

         7.2 LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State, the PPSA of any province or territory in Canada or under any similar filing, recording or notice statute, except:

                           (i) Permitted Encumbrances;


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
                           (ii) Liens granted pursuant to the Collateral
Documents;

                           (iii) (A) Liens securing Indebtedness incurred to
finance the acquisition, construction or improvement of any real property assets acquired or held by Company or any of its Subsidiaries in the ordinary course of business (hereinafter referred to individually as a "PURCHASE MONEY MORTGAGE") and (B) purchase money mortgages or security interests, conditional sale arrangements and other similar security interests on motor vehicles and equipment acquired by Company or any Subsidiary (hereinafter referred to individually as a "PURCHASE MONEY SECURITY INTEREST"); provided, however, that:

                                    (a) the aggregate amount of Indebtedness
                  outstanding at any time secured by Purchase Money Mortgages and Purchase Money Security Interests shall not exceed US$20,000,000 or the Equivalent Amount in any other currency;

                                    (b) the transaction in which any Purchase
                  Money Mortgage or Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

                                    (c) any Purchase Money Mortgage or Purchase
                  Money Security Interest shall attach only to the property or asset acquired, constructed or improved (in the case of a Purchase Money Mortgage) or acquired (in the case of a Purchase Money Security Interest) in such transaction and, in each case, shall not extend to or cover any other assets or properties of Company, or, as the case may be, a Subsidiary;

                                    (d) the Indebtedness secured or covered by
                  any Purchase Money Mortgage or Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by Company or any Subsidiary;

                           (iv) Other Liens securing Indebtedness in an
aggregate amount not to exceed US$10,000,000 or the Equivalent Amount in any other currency at any time outstanding;

                           (v) Liens existing on the Closing Date set forth on
Schedule 7.2A(v) or extending (without increasing the amount of Indebtedness secured by such Lien at the time of such extension) any of the Liens set forth on Schedule 7.2A(v);

                           (vi) Liens securing Indebtedness permitted by
subsection 7.1(vii) on property or assets of a Person existing at the time such Person is merged into or consolidated with Company or any Wholly-Owned North American Subsidiary of Company or becomes a Wholly-Owned North American Subsidiary of Company; provided that such Liens were not incurred in connection with, in contemplation of, or for the purpose of facilitating the financing of, such merger, consolidation or acquisition;

                           (vii) Liens securing payment of Currency Agreements
or Interest Rate Agreements, in each case to the extent the counterparty to any such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender; and

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
                           (viii) Third Priority Liens securing Indebtedness of
Canadian Borrower and/or any of its Wholly-Owned North American Subsidiaries due and owing to Company; provided that (a) such Indebtedness is permitted by subsection 7.1(iv), (b)(1) such Indebtedness is pledged to Collateral Agent for the benefit of Lenders pursuant to the applicable Collateral Document and (2) such Third Priority Liens are collaterally assigned to Collateral Agent for the benefit of Lenders pursuant to the applicable Collateral Document and (c) such Liens are granted pursuant to documentation reasonably satisfactory in form and substance to Collateral Agent and its counsel;

                           (ix) Second Priority Liens on assets of (a) Company
and its Subsidiaries, and (b) Subsidiary Guarantors under the US Subsidiary Guaranty securing Indebtedness of Company under the Term Loan Agreement; and

                           (x) Liens on assets of any Off-Balance Sheet
Subsidiary securing Indebtedness of such Off-Balance Sheet Subsidiary used solely to finance Off-Balance Sheet New Build Capital Expenditures of such Off-Balance Sheet Subsidiary.

                  B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

                  C. NO FURTHER NEGATIVE PLEDGES. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale and (ii) Liens on properties leased in the ordinary course of business with respect to the property so leased, none of Company or any of its Subsidiaries (other than any Off-Balance Sheet Subsidiary) shall enter into any agreement prohibiting the creation or assumption of any Lien for the benefit of the Lenders upon any of its properties or assets, whether now owned or hereafter acquired.

                  D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except (i) as provided herein and in the Term Loan Agreement, (ii) as provided in any loan agreement or other document evidencing Indebtedness of (x) any of Company's Wholly-Owned North American Subsidiaries permitted under subsection 7.1(vi) or (vii) or (y) any Off-Balance Sheet Subsidiary used solely to finance Off-Balance Sheet New Build Capital Expenditures, (iii) for any agreement that has been entered into for the sale or disposition of all or substantially all of the equity ownership interests or assets of such Subsidiary (provided that (x) the consummation of such sale or disposition is permitted by this Agreement, (y) such restriction only applies to the equity ownership interests or assets to be sold pursuant to such agreement and (z) such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement), (iv) for any security agreement or other similar document creating or evidencing a Lien permitted by subsection 7.2A(iii), (iv), (v), (vi), (vii), (viii), (ix) or (x) securing Indebtedness permitted to be incurred under subsection 7.1, in each case to the extent that such security agreement or other document imposes restrictions of the nature described in clause (d) below on the property subject to such Lien, (v) for restrictions on non-Wholly-Owned Subsidiaries, (vi) for customary provisions restricting subletting or assignment of leases, licenses and other contractual rights and obligations, and (vii) by reason of applicable law, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(a) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company.

         7.3 INVESTMENTS; JOINT VENTURES.

                  A. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                           (i) Company and its Subsidiaries may make and own
Investments in Cash Equivalents;

                           (ii) Company and its Subsidiaries may continue to own
the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

                           (iii) Company and its Wholly-Owned North American
Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                           (iv) Company and its Wholly-Owned North American
Subsidiaries may make and continue to own equity Investments in any Person which, prior to the making of such Investments, is a Wholly-Owned North American Subsidiary of Company;

                           (v) Company and its Subsidiaries may continue to own
the Investments owned by them and described in Schedule 7.3 annexed hereto;

                           (vi) Company and its Subsidiaries may make
Investments constituting (a) accounts receivable arising in the ordinary course of business, (b) prepaid film rentals, (c) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business or (d) refundable construction advances made with respect to the construction of properties that are to be used in the business of Company or its Wholly-Owned North American Subsidiaries and that are not outstanding more than one year from the date made; provided that any Investments made pursuant to the preceding clause (d) that are not repaid within one year of being made shall be deemed to be Permitted Investments for the purpose of calculating compliance with subsection 7.3A(viii) and subsection 7.7(iii);

                           (vii) Company and its Subsidiaries may make
Investments constituting (a) payroll advances, (b) travel and entertainment advances and (c) relocation loans to officers and employees of Company or any of its Subsidiaries in the ordinary course of business;

provided that the aggregate amount of Investments permitted under this clause shall not exceed US $2,500,000 or the Equivalent Amount in any other currency at any time outstanding;

                           (viii) Company and its Wholly-Owned North American
Subsidiaries may make and continue to own Permitted Investments and Permitted Acquisitions; provided that (i) Company and its Wholly-Owned North American Subsidiaries shall not (a) make Permitted Investments in an aggregate amount (net of the amount of loans, advances and Contingent Obligations constituting Permitted Investments that are repaid, released or cancelled, as the case may be, during the term of this Agreement) in excess of US$8,000,000 or the Equivalent Amount in any other currency in any Fiscal Year (the amount of such Permitted Investments made in such Fiscal Year being the "INVESTMENT EXPENDITURE AMOUNT") and (b) make Permitted Acquisitions in any Fiscal Year in an aggregate amount in excess of the difference between (1) US$25,000,000 or the Equivalent Amount in any currency and (2) the sum of (A) the Investment Expenditure Amount for such Fiscal Year plus (B) the amount of Consolidated New Build Capital Expenditures for such Fiscal Year (the amount of such Permitted Acquisitions made in such Fiscal Year being the "ACQUISITION EXPENDITURE AMOUNT," and together with the Investment Expenditure Amount, the "INVESTMENT/ACQUISITION EXPENDITURE AMOUNT"); and

                           (ix) Company and its Wholly-Owned Subsidiaries may
make Investments constituting loans and/or advances to Joint Ventures directly owned by any of them in an aggregate amount not to exceed at any time US$2,000,000 for the operating needs in the ordinary course of business of such Joint Ventures;

                           (x) Company and its Wholly-Owned North American
Subsidiaries may make and continue to own Investments in Megabox Cineplex, Inc.; provided that (a) the aggregate amount of such Investments does not exceed US$25,000,000, and (b) the sole source of funds for such Investments is Cash common equity contributions to Company by Sponsors; and

                           (xi) any Off-Balance Sheet Subsidiary may make and
continue to own Investments in other Off-Balance Sheet Subsidiaries.

provided that the foregoing shall not prohibit any Subsidiary of Company from making dividends or distributions to Company or any Wholly-Owned North American Subsidiary of Company; and provided, further, that any Investment which when made complies with the requirements of the definition of the term Cash Equivalent may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

                  B. Notwithstanding anything to the contrary contained in subsection 7.3A, Company and its Subsidiaries shall not (i) make any Investment in any Joint Venture if, upon the making of such Investment, such Joint Venture is or becomes a Subsidiary of Company or any of its Subsidiaries or (ii) make any Investment in any Person listed on Schedule 7.3B.

         7.4 CONTINGENT OBLIGATIONS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                           (i) Company and its Subsidiaries may become and
remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                           (ii) Company may become and remain liable with
respect to Contingent Obligations arising under the Company Guaranty, and each Subsidiary Guarantor may become and remain liable with respect to Contingent Obligations arising under the Subsidiary Guaranty;

                           (iii) Company and its Subsidiaries may become and
remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                           (iv) (A) Company and its Subsidiaries may become and
remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Wholly-Owned North American Subsidiaries and (B) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness, Operating Leases or other obligations of any Joint Venture or non-Wholly-Owned Subsidiary (other than an Off-Balance Sheet Subsidiary); provided that the aggregate maximum liability of Company and its Subsidiaries with respect to the Contingent Obligations permitted under the preceding clause (B) shall not exceed US$8,000,000 or the Equivalent Amount in any other currency at any time; provided, further, that the aggregate maximum liability of Company and its Subsidiaries with respect to the Contingent Obligations permitted under the preceding clause (B) shall be deemed to be a "Permitted Investment" for purposes of calculating compliance with subsection 7.3A(viii) and subsection 7.7(iii) but shall cease to be included in such calculation upon the permanent release or cancellation of such Contingent Obligations.

                           (v) Company and its Subsidiaries may remain liable
with respect to the Contingent Obligations existing on the Closing Date set forth in Schedule 7.4(v);

                           (vi) Company and its Subsidiaries may become and
remain liable with respect to other Contingent Obligations (other than Contingent Obligations in respect of any Indebtedness or other obligation of any Off-Balance Sheet Subsidiary); provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed US$20,000,000 or the Equivalent Amount in any other currency;

                           (vii) Company and its Subsidiaries may become and
remain liable with respect to guarantees of Operating Leases, construction contracts and other contracts and agreements of Company and its Wholly-Owned North American Subsidiaries entered into the ordinary course of business of Company and its Wholly-Owned North American Subsidiaries;

                           (viii) Company and its Subsidiaries may become and
remain liable with respect to Contingent Obligations in respect of Currency Agreements and Interest Rate

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Agreements (other than Currency Agreements and Interest Rate Agreements of any
Off-Balance Sheet Subsidiary), in each case to the extent the counterparty to any such Currency Agreements and Interest Rate Agreements is (or at the time such Currency Agreement or Interest Rate Agreement was entered into, was) a Lender or an Affiliate of a Lender;

                           (ix) Company and its Subsidiaries may become and
remain liable with respect to Contingent Obligations in respect of leases assumed by other Persons (other than Off-Balance Sheet Subsidiaries) in connection with theatres that are sold or closed by Company or any of its Subsidiaries, in each case to the extent Company or any of its Subsidiaries remains liable for any deficiencies thereunder; and

                           (x) Company's Subsidiaries may become and remain
liable with respect to Contingent Obligations, on a subordinated basis, with respect to Subordinated Indebtedness incurred by Company pursuant to subsection 7.1(xiii).

         7.5 RESTRICTED JUNIOR PAYMENTS; CERTAIN OTHER PAYMENTS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, Company may purchase, redeem, acquire, cancel or otherwise retire for value shares of capital stock of Company, or warrants or options on any such shares or related stock appreciation rights, phantom shares or similar securities, in each case that are owned by officers or employees (or their estates or beneficiaries under their estates), upon the death, disability, retirement, termination of employment or pursuant to the terms of the stock option plan or any other agreement under which such shares of capital stock, warrants, options, related rights, phantom shares or similar securities were issued or under which they may be put or called; provided further that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of capital stock, options, related rights or similar securities shall not exceed US$10,000,000 during the term of this Agreement.

         7.6 FINANCIAL PERFORMANCE COVENANTS.

                  A. MAXIMUM LEVERAGE RATIO. Company shall not permit the Leverage Ratio, calculated on a Pro Forma Basis, for any four Fiscal Quarter period ending during any of the periods set forth below to exceed the correlative ratio indicated:

------------------------------------------------------------
                                                 Maximum
               Period                         Leverage Ratio
------------------------------------------------------------
Closing Date-August 31, 2003                   5.15 : 1.00
------------------------------------------------------------
September 1, 2003-August 31, 2004              4.50 : 1.00
------------------------------------------------------------
September 1, 2004-August 31, 2005              4.00 : 1.00
------------------------------------------------------------
September 1, 2005-August 31, 2006              3.25 : 1.00
------------------------------------------------------------
September 1, 2006 and thereafter               2.75 : 1.00
------------------------------------------------------------

                  B. MINIMUM DEBT SERVICE COVERAGE RATIO. Company shall not permit the Debt Service Coverage Ratio, calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated.

---------------------------------------------------------------
                                              Minimum Debt
            Period                       Service Coverage Ratio
---------------------------------------------------------------
Closing Date- February 28, 2006              1.25 : 1.00
---------------------------------------------------------------
March 1, 2006 and thereafter                 1.10 : 1.00
---------------------------------------------------------------

                  C. COMPANY'S RIGHTS TO CURE.

                           (i) Financial Performance Covenants. If Company fails
to comply with the requirements of a Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the Compliance Certificate calculating such covenant is due pursuant to subsection 6.1(iv) and so long as no Cure Rights Prohibition Period shall be in effect, Company shall have Cure Rights, and upon the receipt by Company of Cash following the exercise of such Cure Rights the Financial Performance Covenants shall be recalculated giving effect to one of the following pro forma adjustments specified by Company:

                                    (a) Wholly-Owned EBITDA shall be increased
         by the lesser of (1) the Cure Amount and (2) an amount equal to 10% of Wholly-Owned EBITDA for the four Fiscal Quarter period utilized in determining compliance with the Financial Performance Covenant (before giving effect to the increase in Wholly-Owned EBITDA made by the addition of the Cure Amount);

                                    (b) provided that the Cure Amount is applied
         to prepay the Loans in accordance with subsection 2.4B(iii)(f), Wholly-Owned Total Debt shall be reduced by the amount of the Cure Amount.

                           If, after giving effect to the foregoing
recalculations, Company shall then be in compliance with the requirements of all Financial Performance Covenants, Company shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there was no failure to comply therewith at such date, and any breach or default of the Financial Performance Covenants theretofore occurring as of the relevant date of determination (but not with respect to any preceding date of determination) shall be deemed cured for all purposes of this Agreement. If Company shall have satisfied the requirements of the Financial Performance Covenants by deeming the Cure Amount to increase Wholly-Owned EBITDA pursuant to subsection 7.6C(i)(a), until such time as Company is in compliance with the Financial Performance Covenants without the making of any Cure Contribution, Company may not borrow US Tranche Revolving Loans or CN Tranche Revolving Loans during the period from the date of the making of such Cure Contribution through the time of such compliance in excess of an aggregate amount (determined without giving effect to any repayments or prepayments) equal to two times such Cure Contribution.

                           (ii) Limitation on Exercise of Cure Rights. Company
shall have the right to exercise Cure Rights during up to two consecutive Fiscal Quarters and not again thereafter until the expiration of the Cure Rights Prohibition Period; provided that in no event shall Company be entitled to exercise Cure Rights more than four times during the term of this Agreement.

         7.7 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any portion of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                           (i) any Wholly-Owned North American Subsidiary of
Company may be merged with or into Company or any Wholly-Owned North American Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned North American Subsidiary of Company; provided that, in the case of such a merger , Company or such Wholly-Owned North American Subsidiary shall be the continuing or surviving corporation;

                           (ii) Company and its Subsidiaries may sell or
otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                           (iii) Company and its Subsidiaries may make Permitted
Acquisitions and Permitted Investments; to the extent permitted by subsection 7.3A(viii);

                           (iv) Company and its Subsidiaries may make Asset
Sales of the assets listed on Schedule 1.1C; provided that (a) until the aggregate, cumulative amount of Net Asset Sale Proceeds from such Asset Sales exceeds the West 34th Street Loan Amount, (1) Company shall use such Net Asset Sale Proceeds to repay Revolving Loans (but not reduce the Revolving Loan Commitments) and (2) to the extent such Net Asset Sale Proceeds exceed the amount of Revolving Loans outstanding at the time Company receives such Net Asset Sale Proceeds, Company may retain such excess, and (b) the aggregate, cumulative amount of Net Asset Sale Proceeds from such Asset Sales in excess of the West 34th Street Loan Amount shall be applied as a mandatory prepayment in accordance with subsection 2.4B(III)(A);

                           (v) Company and its Subsidiaries may make Asset Sales
of assets having a fair market value not in excess of US$10,000,000 in any individual case or US$30,000,000 in the aggregate, in each case in compliance with subsection 2.4B(iii)(a); provided that (a) the consideration received for such assets shall be in an amount at least equal to

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the fair market value thereof, (b) at least 90% of the consideration received shall be cash and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                           (vi) Company may cause the dissolution of any
Subsidiary to the extent permitted by subsection 6.2; and

                           (vii) Company and its Wholly-Owned North American
Subsidiaries may make Asset Swaps provided that each of the following conditions is satisfied: (a) the aggregate fair market value (as determined in good faith by the Board of Directors of Company) of such Asset Swap shall not exceed
US $25,000,000 in any Fiscal Year or US$75,000,000 during the life of this Agreement; (b) the fair market value of the assets received (including cash not exceeding 5% of such value) pursuant to such Asset Swap (the "ACQUIRED ASSETS") shall be equal to at least the fair market value (as determined in good faith by the Board of Directors of Company) of the assets transferred pursuant to such Asset Swap (the "TRANSFERRED ASSETS"); (c) the cash portion of any consideration received by Company or any of its Subsidiaries shall be used to make a mandatory prepayment in accordance with subsection 2.4B(iii)(a); (d) the Acquired Assets shall at all times be subject to a First Priority Lien of Lenders pursuant to the Collateral Documents; and (e) immediately prior to the consummation of such Asset Swap, Company shall certify to US Administrative Agent and US Administrative Agent shall be satisfied in its sole discretion, that, after giving effect to such Asset Swap, on a pro forma basis, Company and its Wholly-Owned North American Subsidiaries will be Solvent; and (f) both before and immediately after consummation of such Asset Swap, no Default or Potential Event of Default shall have occurred and be continuing.

         7.8 FISCAL YEAR.

         Company shall not change its Fiscal Year-end from February 28 or February 29, as the case may be, of each calendar year.

         7.9 SALE OR DISCOUNT OF RECEIVABLES.

         Except as set forth on Schedule 7.9, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than (A) sales for collection of defaulted receivables over 120 days past due, (B) fees and expenses incurred in the ordinary course of business in connection with the processing of credit card transactions and (C) the monetization of receivables received by Company or any of its Subsidiaries in connection with any Asset Sale.

         7.10 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         Except for the transactions described on Schedule 7.10, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company, any Affiliate of Company or of any such holder or any of Company's Off-Balance Sheet Subsidiaries or Joint Ventures, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time in a comparable

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arms-length transaction from Persons who are not such a holder, Affiliate,
Off-Balance Sheet Subsidiary or Joint Venture; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly-Owned North American Subsidiaries or between any of its Wholly-Owned North American Subsidiaries; (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries to Persons not employed by or associated with the Sponsors or their respective Affiliates;
(iii) Restricted Junior Payments permitted by subsection 7.5, or (iv) the issuance of Permitted Cure Securities upon the exercise of Cure Rights pursuant to subsection 7.6C and the payment of non-cash pay-in-kind dividends and interest on such Permitted Cure Securities. Notwithstanding the foregoing sentence, provided that the Applicable Leverage Ratio is less than 3.50:1.00 and no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may pay Management Fees in an aggregate amount of up to US$5,000,000 in any Fiscal Year, and any Management Fees not paid in cash because of the foregoing restrictions or otherwise may accrue pursuant to provisions approved by US Administrative Agent subordinating such Management Fees to the prior payment in full of the Obligations and the obligations relating to the Term Loan Agreement and such accrued Management Fees may thereafter be paid in Cash so long as (x) after paying such Management Fees and giving pro forma effect thereto, Company is in compliance with all covenants under this Agreement, (y) the Applicable Leverage Ratio after giving pro forma effect to such payment does not exceed 3.50:1.00, and (z) Company shall deliver to US Administrative Agent an Officer's Certificate executed by its chief financial officer certifying as to the matters in clauses (x) and (y) above and further stating that, after giving effect to the Cash payment of such Management Fees, Company shall be able to make the scheduled payments of principal and interest hereunder and under the Term Loan Agreement.

         7.11 DISPOSAL OF SUBSIDIARY STOCK.

         Except pursuant to the Collateral Documents and except for any sale (x) of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsections 2.4B(iii) and 7.7 and (y) in connection with the formation or sale of interests in Joint Ventures and non-Wholly-Owned Subsidiaries in compliance with subsection 2.4B(iii) and 7.7, Company shall not:

                           (i) directly or indirectly sell, assign, pledge or
otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                           (ii) permit any of its Subsidiaries directly or
indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, to a Wholly-Owned North American Subsidiary of Company, or to qualify directors if required by applicable law.

         7.12 CONDUCT OF BUSINESS.

         From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the business of operating movie theatres

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and similar or related businesses and (ii) such other lines of business as may be consented to in writing by Requisite Lenders.

         7.13 CAPITAL EXPENDITURES.

                  A. MAXIMUM MAINTENANCE CAPITAL EXPENDITURES. Company shall not, and shall not permit any of its Subsidiaries to, make Maintenance Capital Expenditures in any Fiscal Year in excess of US$10,000,000; provided that if the aggregate amount of Maintenance Capital Expenditures made by Company and its Subsidiaries in any Fiscal Year is less than US$10,000,000, the amount of Maintenance Capital Expenditures Company and its Subsidiaries shall be permitted to make in the immediately succeeding Fiscal Year shall be increased by such difference.

                  B. MAXIMUM CONSOLIDATED NEW BUILD CAPITAL EXPENDITURES.

                           (i) Company shall not, and shall not permit any of
its Subsidiaries to, make Consolidated New Build Capital Expenditures in any Fiscal Year in excess of the difference between (x) US$25,000,000 (the "CONSOLIDATED NEW BUILD CAPITAL EXPENDITURE ALLOWANCE") and (y) the sum of the Investment/Acquisition Expenditure Amount for such Fiscal Year and the aggregate amount of Investments made by Company and its Subsidiaries pursuant to clause
(d) of subsection 7.3A(vi); provided that:

                                    (a) the Consolidated New Build Capital
         Expenditure Allowance for any particular Fiscal Year shall be increased to (1) if the CapEx Referenced Leverage Ratio is less than 3.50:1.00 but greater than or equal to 3.00:1.00, US$40,000,000, (2) if the CapEx Referenced Leverage Ratio is less than 3.00:1.00 but greater than or equal to 2.50:1.00, US$60,000,000 and (3) if the CapEx Referenced Leverage Ratio is less than 2.50:1.00, US$75,000,000; and

                                    (b) the Consolidated New Build Capital
         Expenditure Allowance for any particular Fiscal Year shall be increased by an amount equal to (1) if the CapEx Referenced Leverage Ratio is greater than or equal to 3.50:1.00, the first US$25,000,000 of Retained Proceeds Available for CapEx or (2) if the CapEx Referenced Leverage Ratio is less than 3.50:1.00, 100% of Retained Proceeds Available for CapEx;

                           (ii) Notwithstanding subsection 7.13B(i), Company and
its Subsidiaries may make, during the Fiscal Year ending February 28, 2003, the Scheduled 2003 New Build Capital Expenditures.

                  C. MAXIMUM OFF-BALANCE SHEET NEW BUILD CAPITAL EXPENDITURES. Company shall not permit any of its Off-Balance Sheet Subsidiaries to incur Off-Balance Sheet New Build Capital Expenditures in any Fiscal Year in an amount exceeding 150% of the Consolidated New Build Capital Expenditure Allowance for such Fiscal Year.

                  D. MAXIMUM AGGREGATE NEW BUILD CAPITAL EXPENDITURES. Notwithstanding anything in subsection 7.13B or 7.13C to the contrary, Company shall not, and shall not permit any of its Subsidiaries to, incur New Build Capital Expenditures during any Fiscal Year in an aggregate amount in excess of
(i) if the CapEx Referenced Leverage Ratio is equal to or greater

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than 3.50:1.00, the difference between (x) US$75,000,000 and (y) the sum of the
Investment/Acquisition Expenditure Amount for such Fiscal Year and the aggregate amount of Investments made by Company and its Subsidiaries pursuant to clause
(d) of subsection 7.3(A)(vi) or (ii) if the CapEx Referenced Leverage Ratio is less than 3.50:1.00, the difference between (x) US$100,000,000 and (y) the sum of the Investment/Acquisition Expenditure Amount for such Fiscal Year and the aggregate amount of Investments made by Company and its Subsidiaries pursuant to clause (d) of subsection 7.3(A)(vi) (the maximum amount permitted in the foregoing clause (i) or (ii), the "AGGREGATE CAPITAL EXPENDITURE LIMIT"); provided that if the aggregate amount of New Build Capital Expenditures made in any Fiscal Year is less than the amount set forth in the forgoing clause (i) or
(ii), as applicable, then the Aggregate Capital Expenditure Limit for the immediately succeeding Fiscal Year shall be increased (a) if the CapEx Referenced Leverage Ratio for such succeeding Fiscal Year is equal to or greater than 3.50:1.00, the first US$25,000,000 of such difference or (b) if such CapEx Referenced Leverage Ratio is less than 3.50:1.00, by the first US$40,000,000 of such difference.

         7.14 AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS AND ORGANIZATIONAL DOCUMENTS.

                  A. Company shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness (or any documents, instruments or agreements pursuant to which such Subordinated Indebtedness is issued) or make any payment consistent with an amendment thereof or change thereto if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Loan Party, either Administrative Agent or any Lender.

                  B. Company shall not, and shall not permit any of its Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, its Certificate or Articles of Incorporation, Certificate of Formation, Bylaws, Operating Agreement, Limited Liability Company Agreement, Certificate of Limited Partnership, Agreement of Limited Partnership or other organizational documents (other than amendments or waivers that individually, or together with all other amendments and waivers made, would not be adverse to any Loan Party, either Administrative Agent or any Lender) without, in each case, obtaining the written consent of Administrative Agent and Requisite Lenders to such amendment or waiver.

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         7.15 CCAA PLAN OF ARRANGEMENT.

         Company shall not permit the aggregate amount of Cash used to pay allowed claims of Persons that are not Affiliates of Canadian Borrower under the CCAA Plan of Arrangement to exceed $30,000,000.

SECTION 8. EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

         8.1 FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by any Borrower to pay any installment of principal on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

         8.2 DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of US$5,000,000 or the Equivalent Amount in any other currency or more or with an aggregate principal amount of US$10,000,000 or the Equivalent Amount in any other currency or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         8.3 BREACH OF CERTAIN COVENANTS.

         Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.4, 2.5, 6.2, 6.11, 6.15 or Section 7 of this Agreement; or

         8.4 BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Priority Secured Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in

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connection herewith or therewith shall be false in any material respect on the date as of which made; or

         8.5 OTHER DEFAULTS UNDER PRIORITY SECURED LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Priority Secured Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by Company or such Loan Party of notice from any Administrative Agent or any Lender of such default; or

         8.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Significant Subsidiaries in an involuntary case or similar proceeding under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case or similar proceeding shall be commenced against Company or any of its Significant Subsidiaries under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Significant Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment or similar proceeding of an interim receiver, trustee or other custodian of Company or any of its Significant Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Significant Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without being dismissed, bonded or discharged; or

         8.7 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) Company or any of its Significant Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case or similar proceeding under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case or similar proceeding, or to the conversion of an involuntary case or similar proceeding to a voluntary case or similar proceeding, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Significant Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Significant Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Significant Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

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         8.8 JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of US$5,000,000 or the Equivalent Amount in any other currency or (ii) in the aggregate at any time an amount in excess of US$10,000,000 or the Equivalent Amount in any other currency (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Significant Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9 DISSOLUTION.

         Any order, judgment or decree shall be entered against Company or any of its Significant Subsidiaries decreeing the dissolution or split up or similar proceeding of Company or that Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         8.10 EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of US$15,000,000 or the Equivalent Amount in any other currency during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds US$20,000,000 or the Equivalent Amount in any other currency; or

         8.11 CHANGE IN CONTROL.

         There shall have occurred a Change of Control; or

         8.12 INVALIDITY OF GUARANTIES.

         Any Guaranty for any reason, other than the satisfaction in full of all Obligations or the release of such Guaranty in accordance with its terms and the terms of this Agreement, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including, without limitation, with respect to future advances by Lenders, under any Priority Secured Loan Document to which it is a party, or gives notice to such effect; or

         8.13 FAILURE OF SECURITY.

         Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Collateral Agent shall not have or cease to have a valid and perfected First Priority

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security interest in the Collateral securing the Obligations (other than as a result of a failure by the relevant recording office to record or to register any material Closing Date Mortgage or Additional Mortgage (such materiality to be determined individually and in the aggregate):

         THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of US Administrative Agent to issue any Letter of Credit and the right of any Lender having a US Tranche Revolving Loan Commitment to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, US Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company and Canadian Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of US Administrative Agent to issue any Letter of Credit and the right of any Lender having a US Tranche Revolving Loan Commitment to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders having a US Tranche Revolving Loan Commitment under Subsection 3.3C(i).

         Any amounts described in clause (b) of the preceding paragraph, when received by US Administrative Agent, shall be held by US Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company and Canadian Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company or Canadian Borrower and do not grant Company or Canadian Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

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SECTION 9. ADMINISTRATIVE AGENTS

         9.1 APPOINTMENT.

         BTCo is hereby appointed US Administrative Agent hereunder and Collateral Agent, and Deutsche Bank AG, Canada Branch is hereby appointed CN Administrative Agent hereunder by each Lender and each Lender hereby authorizes each Administrative Agent to act hereunder and under the other Priority Secured Loan Documents (including, without limitation, the Guaranties, the Collateral Documents and the Intercreditor Agreement) and authorizes Collateral Agent to act under the Priority Secured Loan Documents including, without limitation, the Guaranties, the Collateral Documents and the Intercreditor Agreement. Each Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Priority Secured Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agents and Lenders, and neither Company nor Canadian Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties as Administrative Agent under this Agreement, each Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. For the purposes of holding any security granted by any of Company or its Subsidiaries pursuant to the laws of the Province of Quebec, Collateral Agent is hereby appointed by each Lender, as the holder of an irrevocable power of attorney or fonde de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders and Collateral Agent hereby accepts such appointment. By executing an Assignment Agreement, any future Lender shall be deemed to ratify the power of attorney or fonde de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) granted to Collateral Agent hereunder. Each of Deutsche Banc Alex. Brown Inc., in its capacity as sole and exclusive arranger, and General Electric Capital Corporation, in its capacity as syndication agent, shall have no obligations hereunder.

         9.2 POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Priority Secured Loan Documents as are specifically delegated or granted to such Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Priority Secured Loan Documents to which it is a party. Each Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, including, without limitation, appointing an agent to act as collateral agent in any jurisdiction where such appointment is necessary or desirable to comply with local law. No Administrative Agent shall have, by reason of this Agreement or any of the other Priority Secured Loan Documents to which it is a party, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Priority Secured Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Administrative Agent any obligations in respect of this Agreement or any of the other Priority Secured Loan Documents except as expressly set forth herein or therein.

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                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Administrative
Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Priority Secured Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by either Administrative Agent to Lenders or by or on behalf of any Borrower to either Administrative Agent or any Lender in connection with the Priority Secured Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall either Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Priority Secured Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Administrative Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of their officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Administrative Agent or any other agent under or in connection with any of the Priority Secured Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If an Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Priority Secured Loan Documents, such Administrative Agent shall be entitled to refrain from such act or taking such action unless and until such Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against either Administrative Agent as a result of such Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Priority Secured Loan Documents in accordance with the instructions of Requisite Lenders. Each Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Priority Secured Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

                  D. ADMINISTRATIVE AGENTS ENTITLED TO ACT AS LENDERS. The agencies hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, either Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "LENDER" or "LENDERS" or any similar term shall, unless the context clearly otherwise

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indicates, include an Administrative Agent in its individual capacity. Any
Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company or any of its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Administrative Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Administrative Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.4 RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Administrative Agent, to the extent that such Administrative Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Priority Secured Loan Documents or otherwise in its capacity as an Administrative Agent in any way relating to or arising out of this Agreement or the other Priority Secured Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to an Administrative Agent for any purpose shall, in the opinion of such Administrative Agent, be insufficient or become impaired, such Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5 SUCCESSOR ADMINISTRATIVE AGENT.

         Any Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and any Administrative Agent may be removed at any time with cause by an instrument or concurrent instruments in writing delivered to Borrowers and such Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent to the retiring or

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removed Administrative Agent. Upon the acceptance of any appointment as
Administrative Agent hereunder by a successor Administrative Agent to the retiring or removed Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as an Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

         9.6 INTERCREDITOR AGREEMENT; COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTIES.

         Each Lender hereby authorizes Administrative Agents and Collateral Agent to enter into the Intercreditor Agreement on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Intercreditor Agreement. Administrative Agents shall be entitled to all limitations on the liability and indemnification provisions set forth in the Intercreditor Agreement, and each Lender hereby acknowledges that it has provided such benefits to the Collateral Agent to the extent that such Lender is a "Secured Party" under the Intercreditor Agreement. Each Lender hereby further authorizes Collateral Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that, subject to any provision of subsection
10.6 requiring the consent of any additional Lenders, Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document, the Intercreditor Agreement or any Guaranty without the prior consent of US Administrative Agent (acting on behalf of Requisite Lenders), but Collateral Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to a Person that is not an Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Anything contained in any of the Priority Secured Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms of the Collateral Documents and the Intercreditor Agreement.

SECTION 10. MISCELLANEOUS

         10.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission

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or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an appropriate Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by an Administrative Agent and recorded in the applicable Register as provided in subsection 10.1B(ii); provided, still further, that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further, that no US Lender shall sell any participation to a Person that is unable to comply with the requirements of subsection 2.7B(iii)(a). Except as otherwise provided in this subsection 10.1, no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments, the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

                  B. ASSIGNMENTS.

                           (i) Amounts and Terms of Assignments. Each
Commitment, Loan, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount to an Eligible Assignee that is another Lender, an Affiliate or Affiliated Fund of the assigning Lender or another Lender, with the giving of notice to Company and US Administrative Agent or (b) be assigned in an aggregate amount of not less than US$1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of US Administrative Agent (which consent shall not be unreasonably withheld) and, so long as no Event of Default shall have occurred and be continuing, Company (which consent shall not be unreasonably withheld) and, in the case of an assignment of the Revolving Loan Commitment, the Issuing Lender (which consent shall not be unreasonably withheld); provided that it is hereby acknowledged and agreed that Company's right to consent to a proposed assignment shall be limited to whether or not the proposed assignee is an Eligible Assignee; provided, further, that no Lender may assign all or any part of its US Tranche Term Loans without assigning at the same time a proportionate part of its CN Tranche Term Loans to the same assignee nor may any Lender assign all or any part of its CN Tranche Term Loans without assigning at the same time a proportionate part of its US Tranche Term Loan to the same assignee. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letter of Credit or participation therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to US Administrative Agent, for its acceptance and recording in the applicable Register, an Assignment Agreement, together with a processing and recordation fee of US$3,500 and such forms, certificates or other evidence, if any, with respect to Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to US Administrative Agent and Company pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations

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hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, subject to subsection 10.9B (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, notwithstanding anything contained in any of the Priority Secured Loan Documents to the contrary, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit, such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to US Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V, Exhibit VI or
Exhibit VII annexed hereto with appropriate insertions, to reflect the new Commitments, of the assignee and/or, as the case may be, with appropriate insertions, to reflect the Loans, of the assignee and/or the assigning Lender.

                           (ii) Acceptance by US Administrative Agent;
Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to Tax withholding matters that such assignee may be required to deliver to US Administrative Agent pursuant to subsection 2.7B(iii)(a), US Administrative Agent shall, if US Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of US Administrative Agent to such assignment),
(b) record or cause the recordation of the information contained therein in the applicable Register, and (c) give prompt notice thereof to Company. Each Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                           (iii) If any Lender shall be or become a Competitor,
then Company shall have the right but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (a "REPLACEMENT LENDER") acceptable to Company and US Administrative Agent (such consent not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Lender). Subject to the preceding sentence, each such Lender which is a Competitor hereby agrees to transfer and assign all of its Commitments, Loans, Letters of Credit or participations therein or other Obligations owed to it to such Replacement Lender in accordance with subsection 10.1B(i) and (ii); provided, however, that
(a) such assignment shall be without recourse, representation or warranty (other than to the effect that such Lender owns the Commitments, Loans, and Letters of Credit or participations therein or other Obligations being assigned, free and clear of any Liens) and (b) the purchase price paid by the Replacement Lender shall be in the aggregate amount of such Lender's Loans and its Pro Rata Share of outstanding Letters of Credit, together with all accrued and unpaid interest and fees in respect thereof, plus

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all other amounts, owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

                           (iv) Upon the effective date of an assignment
described in clause (iii), the applicable Borrower shall issue a replacement Note or Notes, as the case may be, to such Replacement Lender, and such Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Priority Secured Loan Documents.

                  C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by any Borrower hereunder (including, without limitation, amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Borrowers to the participant and (b) the participant shall be considered to be a "Lender."

                  D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to (i) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; and (ii) if such Lender is a fund, (A) to the trustee of such Lender as collateral security for the benefit of such Lender's investors or (B) to a collateral agent providing credit or credit support to such Lender; provided that (x) no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (y) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

         10.2 EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Priority Secured Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the reasonable costs of furnishing all opinions by counsel for any Borrower (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder) and of such Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement

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and the other Priority Secured Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agents and Collateral Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Priority Secured Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to the Priority Secured Loan Documents, including, without limitation, costs of conducting record searches, examining Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and fees and Taxes in connection with the filing of financing statements, costs of preparing and recording Priority Secured Loan Documents, fees and expenses of counsel for providing such opinions as Administrative Agents, Collateral Agent or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Administrative Agents; (v) all other actual and reasonable costs and expenses incurred by Administrative Agents and Collateral Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Priority Secured Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any of Administrative Agents, Collateral Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Priority Secured Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3 INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers, jointly and severally, agree to defend, indemnify, pay and hold harmless each Administrative Agent, Collateral Agent, Syndication Agent, Arranger and each Lender, and the officers, directors, employees, agents and affiliates of each Administrative Agent, Collateral Agent, Syndication Agent, Arranger and each Lender (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Priority Secured Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of

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any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided, however, that no Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

         Without limiting the generality of the foregoing, Borrowers jointly and severally further agree to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified Environmental Liabilities; provided that no Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnitees or any of them. As used herein, "INDEMNIFIED ENVIRONMENTAL LIABILITIES" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

         10.4 SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of

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Default and after consultation with US Administrative Agent each US Lender is hereby authorized by each Borrower at any time or from time to time, without prior notice to such Borrower or to any other Person, any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that US Lender to or for the credit or the account of any Borrower against and on account of the obligations and liabilities of any Borrower to that Lender under this Agreement, the Letters of Credit and participations therein and the other Priority Secured Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Priority Secured Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company and Canadian Borrower hereby further grants to US Administrative Agent and Canadian Administrative Agent, respectively, and each Lender a security interest in all deposits and accounts maintained with such Administrative Agent or such Lender as security for the Obligations.

         10.5 RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Priority Secured Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under any other Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from Borrowers hereunder or under the other Priority Secured Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE FROM BORROWERS" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Borrowers to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the applicable Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Borrowers to the other Lenders so that all such recoveries of Aggregate Amounts Due From Borrowers shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Borrowers to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by any Borrower to that holder

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with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         10.6 AMENDMENTS AND WAIVERS.

                  A. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company or any of its Subsidiaries therefrom, shall in any event be effective without the written concurrence of Company, Canadian Borrower and Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definitions of "Pro Rata Share" or "Requisite Lenders" or Requisite Class Lender (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Pro Rata Share, Requisite Lenders and Requisite Class Lenders on substantially the same basis as the extensions of credit set forth in this Agreement on the date hereof); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; waives, reduces or postpones any scheduled installment of principal of any of the Loans, or extends the stated expiration date of any Letter of Credit beyond the Commitment Termination Date; postpones the date on which any interest or any fees are payable to Lenders or decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable to Lenders hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amounts or postpones the due date of any amount payable in respect of, or extends the required expiration date beyond the Commitment Termination Date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Collateral Agent with respect to all or substantially all of the Collateral (except as expressly provided in the Priority Secured Loan Documents); or releases any Loan Party from its obligations (or releases Canadian Borrower from or expressly and directly limits the obligations of Canadian Borrower under the Subsidiary Guaranty or releases Company from or expressly and directly limits the obligations of Company under the Company Guaranty, in each case other than in accordance with the terms of the Priority Secured Loan Documents); or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders affected thereby; provided, however, that no such amendment, modification, termination, waiver or consent shall increase the Commitments of a Lender over the amount hereof then in effect without the consent of such Lender. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of each Administrative Agent, Requisite Lenders and Borrowers, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the concurrence of the Lender which is the holder of that Note; (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of each Administrative Agent shall be effective without the written concurrence of each Administrative Agent; and (iv) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of (x) extending or reducing any interim scheduled payments applicable to either Class or (y) changing any interim

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scheduled payments or voluntary and mandatory prepayments, applicable to either
Class (the "AFFECTED CLASS") in a manner that disproportionately disadvantages such Class relative to the other Class, shall be effective without the written concurrence of Requisite Class Lenders of such Class or such Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of voluntary or mandatory prepayment, from those set forth in subsection
2.4 with respect to one Class but not the other Class shall be deemed to disadvantage such one Class but not to disproportionately disadvantage such other Class for purposes of this clause (iv)). Each Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

                  B. REPLACEMENT OF LENDER. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by the first proviso to subsection 10.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either
(A) replace each such non-consenting Lender or Lenders with one or more Persons satisfying the requirements of the definition of Eligible Assignee (each such Person being a "REPLACEMENT LENDER") so long as at the time of such replacement each outstanding Loan, Letter of Credit and other Obligation owed to each such Lender being replaced is repaid in full and so long as each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay in full each outstanding Loan, Letter of Credit and other Obligations owed to such Lender; provided that, unless the Commitments that are terminated, and Loans, Letters of Credit and other Obligations repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Requisite Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event Borrowers shall not have the right to replace a Lender, terminate its Commitments or repay its Loans, Letters of Credit and other Obligations owed to such Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (ii) of the second proviso to subsection 10.6A.

         10.7 INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

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
         10.8 NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States or Canadian mail with postage prepaid and properly addressed; provided that notices to an Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on Schedule 2.1 hereof or (i) as to each Borrower and each Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to US Administrative Agent.

         10.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder and the termination of this Agreement.

         10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of any Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Priority Secured Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Priority Secured Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         10.11 MARSHALLING; PAYMENTS SET ASIDE.

         Neither any Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Collateral Agent, any Administrative Agent or Lenders (or to Collateral Agent or any Administrative Agent for the benefit of Lenders), or Collateral Agent or any Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the

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obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.12 SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Priority Secured Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.14 JUDGMENT CURRENCY.

                  A. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures an Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

                  B. The obligations of each Borrower in respect of any sum due from it to any Administrative Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Administrative Agent or Lender of any sum adjudged to be so due in such Other Currency such Administrative Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Administrative Agent or Lender in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Administrative Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Administrative Agent or Lender in the Original Currency, such Administrative Agent or Lender shall remit such excess to such Borrower.

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
        10.15    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.16 APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         10.17 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the permitted successors and permitted assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by such Borrower without the prior written consent of all Lenders.

         10.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR CANADIAN BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PRIORITY SECURED LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER PRIORITY SECURED LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by such Borrower to be sufficient for personal jurisdiction in any action against such Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

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         10.19 WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER PRIORITY SECURED LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWERS RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER PRIORITY SECURED LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.20 CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may after the proposed recipient of such information has agreed in writing to be bound by this subsection 10.20, make disclosures to Affiliates (other than any Affiliate that is a Competitor) of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

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
         10.21 COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Borrower and each Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             COMPANY:

                             LOEWS CINEPLEX ENTERTAINMENT CORPORATION

                             By:          /s/
                                 ------------------------------------
                                 Name:
                                 Title:


                             Notice Address:

                             711 Fifth Avenue, 11th Floor
                             New York, New York  10022
                             Attention:  Lawrence J. Ruisi, President and
                                            Chief Executive Officer

                             With a copy to:

                             Loews Cineplex Entertainment Corporation
                             711 Fifth Avenue, 11th Floor
                             New York, New York 10022
                             Attention:  John C. McBride, Jr. General Counsel

                             LENDERS:

                             BANKERS TRUST COMPANY,
                             as US Administrative Agent and as a Lender


                             By:          /s/
                                 --------------------------------------------
                                 Name:
                                 Title:


                             By:          /s/
                                 --------------------------------------------
                                 Name:
                                 Title:


                             Notice Address:
                             ____________________________
                             ____________________________
                             Attention:  ________________
                             Telephone:  (212) ___________
                             Facsimile:  (212) ____________



                             DEUTSCHE BANK AG, CANADA BRANCH,
                             as CN Administrative Agent and as a Lender


                             By:          /s/
                                 --------------------------------------------
                                 Name:
                                 Title:


                             By:          /s/
                                 --------------------------------------------
                                 Name:
                                 Title:


                             Notice Address:
                             ____________________________
                             ____________________________
                             Attention:  ________________
                             Telephone:  (212) ___________
                             Facsimile:  (212) ____________


                                      S-2